UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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GENERAL MOTORS COMPANY
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2024
Proxy Statement

and Notice of Annual Meeting

2024 Proxy Statement and Notice of Annual Meeting gm

Notice of 2024 Annual Meeting of Shareholders

April 24, 2024

Dear Shareholders:

The Board of Directors of General Motors Company invites you to attend the 2024 Annual Meeting of Shareholders.

At the Annual Meeting, you will be asked to:

•	Elect the 12 Board-recommended director nominees named in this Proxy Statement;

•	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024;

•	Approve, on an advisory basis, named executive officer compensation;

•	Vote on Rule 14a-8 shareholder proposals, if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting.

A list of the Company’s registered shareholders will be available for examination for any purpose that is germane to the meeting for ten business days before the Annual Meeting. Shareholders may request to review the list by emailing the Company at shareholder.relations@gm.com.

This Proxy Statement is provided in conjunction with GM’s solicitation of proxies to be used at the Annual Meeting. For additional information about how to attend our Annual Meeting, see “General Information About the Annual Meeting” starting on page 87.

Thank you for your continued investment in General Motors Company.

By Order of the Board of Directors,

Craig Glidden Corporate Secretary 300 Renaissance Center Detroit, Michigan 48265

Meeting Information
Date: June 4, 2024 Time: 11:00 a.m. Eastern Time Place: Online via live webcast at: virtualshareholdermeeting.com/GM2024 Record Date: April 15, 2024
Your Vote Is Important

Please promptly submit your vote by internet or telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

We are first mailing these proxy materials to our shareholders on or about April 24, 2024.

How to Access the Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders to be Held on June 4, 2024:

Our Proxy Statement and 2023 Annual Report are available at investor.gm.com/shareholder. You may also scan the QR code below with your smartphone or other mobile device to view our Proxy Statement and Annual Report.

2024 Proxy Statement	i

To Our Fellow Shareholders,

2023 Performance Fueling 2024 Execution

As 2024 progresses, the Board believes GM is well-positioned for a year of strong financial and operational performance that will build on everything the Company accomplished – and learned – in 2023. Last year, we succeeded in optimizing our core business to continue investing in our future. In addition to growing our revenue by approximately 10 percent year-over-over, we reported net income attributable to stockholders of $10.1 billion and EBIT-adjusted of $12.4 billion, which marked the third consecutive year of reaching or exceeding our financial targets. According to J.D. Power, GM led the industry in initial quality for the second year in a row, so it is no surprise that we also led the industry in U.S. sales, and all our U.S. brands grew their sales year-over-year. We gained U.S. market share while maintaining healthy margins thanks to stable pricing and incentive discipline. We also generated very strong free cash flow, which is allowing us to return significant capital to shareholders, including through the $10.0 billion accelerated share repurchase program we announced in November 2023, and through additional share repurchases and an increased quarterly dividend rate this year.

As GM makes progress on its path of fundamental transformation, we continue to refine our plan. We learned a lot from the challenges of 2023, and those learnings are helping us build on our strengths, address our issues, and make the necessary changes to create an even stronger GM. Our priorities and commitments for 2024 and beyond are clear: We plan to maximize the opportunities we have with our winning ICE portfolio, grow our EV business profitably, deliver innovative software and services solutions, and continue progressing AV technology and relaunching AV operations through Cruise – all while driving strong financial performance and maintaining our commitments to safety, culture, and a leading customer experience. We are well-positioned for success in 2024 with refreshed ICE launches, including the next-generation Chevrolet Traverse and Equinox and GMC Acadia, higher production of Ultium EVs like the Cadillac LYRIQ, GMC HUMMER EV, and Chevrolet Blazer EV, and new EV launches, including the Chevrolet Equinox EV and Silverado EV RST, GMC Sierra EV Denali, and Cadillac Escalade IQ, all of which are arriving in showrooms this year.

Driving Accountability

With these priorities in mind, the Compensation Committee made several key enhancements to our compensation plans for 2024 that we believe will drive execution and hold management accountable for performance against specific, near-term strategic goals aligned with the four strategic pillars identified above. Moving forward, short-term incentive compensation for eligible employees will depend both upon financial performance and the Company’s ability to achieve certain goals mapped to these pillars. At the same time, we are evolving our long-term incentive programs to more closely align compensation with total shareholder returns. Together, these enhancements will drive near-term execution, long-term shareholder value, and help attract and retain key talent. For a full description of these enhancements, please see Compensation Committee Chair Wes Bush’s letter to shareholders and the Compensation Discussion and Analysis beginning on page 42.

ii

Accelerating a Winning Team

Over the past few years, we have made a number of important moves that will help the Company execute its strategic plan, manage succession, and create shareholder value. They include enhancing the blend of relevant skills and experience on the Board with new directors Joanne Crevoiserat, Jon McNeill, Mark Tatum, and Jan Tighe. As we continue this work, Aneel Bhusri will not stand for re-election at the Annual Meeting. The Board is grateful for Aneel’s service and contributions to GM since 2021 - particularly his insights on software and technology that have helped shape our strategy. While Aneel will no longer serve on our Board, we are pleased to announce that the Company will continue to benefit from his expertise as he will be joining the GM Cruise Holdings LLC board of directors in support of our AV future.

In addition to changes to Board Composition, we have made changes to our senior leadership team to support the Company’s continued transformation and growth. We have promoted internal leaders following purposeful professional development and injected the team with fresh perspectives from complex, global companies and technology leaders like Apple, Google, and CVS Health, among others. These new leaders have broadened our perspectives and shifted the team closer to our customer composition, while making us more willing to ask the tough questions, quicker to solve the hard problems, and better positioned to compete smarter.

Providing for continuity of leadership at the senior management level is among the most important things we do on the Board. It is critical to the Company’s success, and the Board will continue to place a high priority on robust talent development and attraction.

For details regarding our Board refreshment and succession planning, see page 17, and for details regarding our CEO and senior management succession planning, see page 31.

Annual Meeting Preview

At the Annual Meeting, we will provide an update on the Company’s transformation and performance, vote on several items related to our business, and shareholders will have the opportunity to ask questions. We encourage you to review this Proxy Statement to learn more about the Board, our governance practices, compensation programs and philosophy, and other important developments and priorities at GM.

Sincerely,

Your 2024 GM Board of Directors

2024 Proxy Statement	iii

Cautionary Note on Forward-Looking Statements: This Proxy Statement may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgement about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our 2023 Form 10-K and our other filings with the SEC. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Non-GAAP financial measures: See our 2023 Form 10-K and our other filings with the SEC for a description of certain non-GAAP measures used in this Proxy Statement, along with a description of various uses for such measures. Our calculation of these non-GAAP measures are set forth within these reports and Appendix A to this Proxy Statement, and may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. When we present our total company EBIT-adjusted, GM Financial is presented on an EBT-adjusted basis.

Additional Information: References to “record” or “best” performance (or similar statements) in this Proxy Statement refer to General Motors Company, as established in 2009. In addition, certain figures included in the charts and tables in this Proxy Statement may not sum due to rounding. Simulated models and pre-production models are shown throughout; production vehicles will vary. For information on models shown, including availability, see each GM brand website for details.

iv

Proxy Summary

Annual Meeting Overview

TIME & DATE	PLACE	RECORD DATE	MATERIALS
11:00 a.m. Eastern Time June 4, 2024	Virtual Meeting virtualshareholdermeeting.com/GM2024	April 15, 2024	Available at investor.gm.com/shareholder

Proxy Voting Roadmap

Shareholders will be asked to vote on the following matters at the Annual Meeting:

Voting Matter		Board Vote Recommendation	Page Reference

Item 1:	Annual Election of Directors	FOR each director nominee	9

Item 2:	Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024	FOR	38

Item 3:	Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation	FOR	41

Item 4:	Shareholder Proposal Requesting a Report on the Use of Child Labor in Connection with the Company’s EV Supply Chain	AGAINST	79

Item 5:	Shareholder Proposal to Eliminate EV Targets from Incentive Compensation Programs	AGAINST	81

Item 6:	Shareholder Proposal Requesting a Report on the Company’s Use of Deep-Sea Mined Minerals in its Production and Supply Chains	AGAINST	83

Item 7:	Shareholder Proposal Requesting a Report on Sustainability Risk in the Company’s Supply Chain	AGAINST	85

PROXY SUMMARY	2024 Proxy Statement	1

Snapshot of Your 2024 Board Nominees

Name	Principal Occupation	Age	Director Since	Independent	Committee Memberships

Mary T. Barra	Chair and Chief Executive Officer, General Motors Company	62	2014		- Executive (Chair)

Wesley G. Bush	Retired Chairman and Chief Executive Officer, Northrop Grumman Corporation	63	2019	✓	- Audit - Compensation (Chair) - Executive - Finance

Joanne C. Crevoiserat	Chief Executive Officer, Tapestry, Inc.	60	2022	✓	- Audit - Finance - Governance

Linda R. Gooden	Retired Executive Vice President, Information Systems and Global Solutions, Lockheed Martin Corporation	71	2015	✓	- Audit - Executive - Risk and Cybersecurity (Chair)

Joseph Jimenez	Co-Founder and Managing Director, Aditum Bio	64	2015	✓	- Compensation - Executive - Finance (Chair) - Risk and Cybersecurity

Jonathan McNeill	Co-Founder and Chief Executive Officer, DVx Ventures	56	2022	✓	- Governance

Judith A. Miscik	Senior Advisor, Lazard Geopolitical Advisory	65	2018	✓	- Finance - Risk and Cybersecurity

Patricia F. Russo	Chair, Hewlett Packard Enterprise Company	71	2009	✓	- Compensation - Executive - Finance - Governance (Chair)

Thomas M. Schoewe	Retired Executive Vice President and Chief Financial Officer, Wal-Mart Stores, Inc.	71	2011	✓	- Audit (Chair) - Executive - Finance - Risk and Cybersecurity

Mark A. Tatum	Deputy Commissioner and Chief Operating Officer, National Basketball Association	54	2021	✓	- Audit - Governance

Jan E. Tighe	Retired Vice Admiral, U.S. Navy	61	2023	✓	- Audit - Risk and Cybersecurity

Devin N. Wenig	Co-Founder and Chief Executive Officer, Symbolic.ai	57	2018	✓	- Compensation

2	PROXY SUMMARY

2024 Board Nominee Statistics

General Motors is committed to ensuring its Board remains a strategic asset to the Company and that it is comprised of diverse directors across race, ethnicity, gender, and age, among other factors. We have also thoughtfully managed director succession planning to leverage the combined benefits of deep institutional knowledge and new perspectives through Board refreshment.

50%	67%	6.3	62.9

Women	Board Committee Chairs of Gender or Racial/Ethnic Diversity	Years Average Tenure	Years Average Age

Strong and Independent Board Leadership

The Board benefits from strong and independent leadership and maintains the flexibility to decide when the positions of Chair and CEO should be combined or whether an independent director should serve as Chair. This flexibility allows the Board to choose the leadership structure that it believes will best serve the interests of our shareholders at any particular time based on a number of considerations, including the strategic direction of the Company and the needs of the Board and its committees.

Currently, the Board has determined that it is in the Company’s best interest to combine the roles of CEO and Chair with Mary Barra and elected Patricia Russo as the Independent Lead Director. Ms. Russo brings decades of corporate governance experience and deep knowledge of the Company to the role, ensuring the Board is led with a strong, independent voice. For more information on our Board leadership structure and the duties and responsibilities of our Independent Lead Director, see the section titled “Board Leadership Structure” on page 22.

PROXY SUMMARY	2024 Proxy Statement	3

2023 Business Highlights

Financial Highlights

$10.1B	5.9%	$7.32
Net income attributable to stockholders	Net income margin	EPS-diluted

$12.4B	7.2%	$7.68
EBIT-adjusted(1)	EBIT-adjusted(1) margin	EPS-diluted-adjusted(1)

$171.8B	$20.8B	$11.6B
Revenue	Automotive operating cash flow	Returned to shareholders via dividends and share repurchases(2)

(1)	Non-GAAP financial measure. Refer to Appendix A for a reconciliation of non-GAAP financial measures to their closest comparable GAAP measure.
(2)	Including the impact of our $10.0 billion accelerated share repurchase program, which is expected to be completed no later than Q4 2024.

Performance Highlights

U.S. Market Leader #1 in total sales #1 in total trucks #1 in full-size SUVs #1 Affordable small SUVs #1 Commercial fleet deliveries	Earned #1 ranking on J.D. Power Initial Quality Study for the second consecutive year	Announced a $10.0B accelerated share repurchase program and a 33% increase in our quarterly dividend starting in 2024

Total company revenue grew ~10% year-over-year, with U.S. market share up ~0.3 percentage points	EBIT-adjusted(1) of $12.4B, the third consecutive year reaching or exceeding our financial target	Sold more than 1 million crossovers in the U.S. in 2023

4	PROXY SUMMARY

Compensation Highlights

Our executive compensation program is designed to focus our leaders on key areas that drive the business forward, align to the short-term and long-term interests of our shareholders, and reward our leaders for delivering on the Company’s strategy and vision.

2024 STIP and LTIP Design Changes

As discussed in the Board’s letter to shareholders at the beginning of this Proxy Statement, we have enhanced our STIP and LTIP beginning with the 2024 performance year following an extensive review by the Compensation Committee, with the objective of strengthening the alignment of our plans with our evolving financial and strategic goals. The 2024 STIP performance measures will continue to include EBIT-adjusted (35% of STIP) and AAFCF (25% of STIP) as the primary financial measures to align with the performance of our ICE portfolio. In addition, the STIP will now incorporate EV (25% of STIP), Software & Services (“S&S”) (10% of STIP), and AV (5% of STIP) performance measures that align to the strategic pillars of our business. The 2024 LTIP structure will continue to include PSUs (75% of LTIP), and will now incorporate RSUs (25% of LTIP) in lieu of stock options to improve our ability to attract and retain critical talent and to more efficiently use the shares available in the equity plan. The 2024 LTIP PSU performance measures will include Cumulative AAOCF (30% of LTIP), EBIT-adjusted Margin (15% of LTIP), and Relative TSR (30% of LTIP). The redesigned LTIP continues to focus on driving shareholder value and Company profitability, while increasing the focus on cash generation during this critical period of transformation.

PROXY SUMMARY	2024 Proxy Statement	5

Stewardship Engagement

“I regularly meet with investors to share the Board’s perspective on the Company’s strategic direction and discuss the skills needed on the Board to oversee the Company’s transformation. This year, I was pleased to be joined by Wes Bush, who shared steps the Board’s Executive Compensation Committee has taken to further align our executive compensation philosophy to the Company’s evolving strategy. Wes and I shared outcomes from these discussions with our Board colleagues and the feedback received has helped shape our disclosures.”

– Patricia F. Russo, Independent Lead Director

The Company’s extensive stewardship outreach program engages with institutional investors and other stakeholders to help the Board and management gain feedback on a variety of topics and intentionally seeks input from different perspectives. The feedback received from these sessions is communicated to the Governance Committee and Compensation Committee throughout the year. In 2023, members of our Board or management team conducted over 50 such stewardship engagements, including with shareholders representing over 30 percent of our common stock. In addition to those sessions, we participate in a number of activities throughout the year that provide the opportunity to communicate our strategy to shareholders and listen to a diverse set of opinions. A sample of such activity in 2023 included:

HOW TO CONTACT OUR BOARD

Shareholders and interested parties wishing to contact our Board may send a letter to GM’s Corporate Secretary at General Motors Company, Mail Code 482-C24-A68, 300 Renaissance Center, Detroit, Michigan 48265 or by email at shareholder.relations@gm.com. Communications received in writing will be distributed to the Independent Lead Director or independent members of reasonable the Board as a group, if appropriate, unless such communications are considered, in the reasonable judgment of the Corporate Secretary, improper for submission to the intended recipient(s).

6	PROXY SUMMARY

The table below provides a summary of common themes we have recently heard that led to boardroom discussion and action:

Message	Actions

Requested to further explain how GM’s compensation strategy incentivizes the executive leadership team.	For a discussion of the actions taken to further evolve the Company’s executive compensation program, see page 42.

Encouraged to further accelerate the return of capital to shareholders pursuant to the Company’s Capital Allocation Framework.	In Q4 2023, the Board announced a $10 billion accelerated share repurchase program and announced its intention to increase the common stock dividend by 33% beginning in Q1 2024.

Inquired about the Board’s role in overseeing risks related to the Company’s talent pipeline and succession plans.

The Board has been forward leaning in assisting management in the recruitment of talent as it transitions key skill sets required to manage the Company well into the future. For a discussion of the actions taken to further disclose the Board’s oversight of talent and succession planning, see page 31.

Encouraged to continue the Company’s transparent reporting practices related to sustainability initiatives, including on climate change, human rights, and supply chain governance.

We published the Company’s third Sustainability Advocacy Report, which discloses the Company’s advocacy efforts on climate change policy, fleet emissions, fuel economy regulations, and policies to support the automotive industry’s transition to EVs.

Last year, we also conducted the Company’s first Human Rights Symposium, which facilitated opportunities for various thought-leaders in the space to share perspectives and led to the Company hosting its first Indigenous Rights Workshop.

The Company also joined the First Movers Coalition through commitments to low-carbon concrete, cement, aluminum and steel, signaling a firm market demand for a net-zero transition and our dedication to a more resilient and sustainable supply chain.

Requested to disclose the Board’s oversight of cybersecurity risks.

Last year, the Board added Vice Admiral Tighe to further its cybersecurity expertise as the Company scales its EV deployment. For a detailed description of recent activities completed by the Board’s Risk and Cybersecurity Committee, see page 26 and for a description of cybersecurity risk oversight, see page 29.

PROXY SUMMARY	2024 Proxy Statement	7

Governance and Sustainability

Governance Highlights

The Board is committed to governance structures and practices that protect shareholder value and important shareholder rights. The Governance Committee regularly reviews these structures and practices and makes updates as appropriate. Highlights of GM’s governance structures include the following:

Additional Sustainability and Governance Resources

Shareholders can access the additional sustainability and governance resources listed below at investor.gm.com/governanceandsustainability.

Charters and Governance Documents:	Political Disclosures:

Board Committee Charters	2023 Sustainability Advocacy Report

Bylaws and Certificate of Incorporation	U.S. Political Engagement Overview, Priorities, and Trade Association Disclosures
Corporate Governance Guidelines

Voluntary Report of 2021 Political Contributions

Compliance Documents:	Sustainability:

Company Policy on Corporate Political Contributions and Expenditures	Anti-Harassment Policy Environmental Policy Human Rights Policy Responsible Minerals Sourcing Policy Supplier Code of Conduct Sustainability Framework Sustainability Report
Global Integrity Policy
GM’s Code of Conduct: “Winning with Integrity”
Insider Trading Policy
Policy on Recoupment of Incentive Compensation
Related Party Transactions Policy

For more information regarding GM’s environmental and social initiatives, please see our other voluntary sustainability disclosures, available at investor.gm.com/governanceandsustainability.

8	PROXY SUMMARY

ITEM NO. 1:

Annual Election Of Directors

At the Annual Meeting, 12 directors will be nominated for election to GM’s Board of Directors. The Governance Committee evaluated the nominees in accordance with the Committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the Board for approval.

The Board believes that the director nominees’ diverse backgrounds, attributes, and experiences provide valuable insights for the Board’s oversight of the Company. Eight of the 12 nominees, or 67 percent, bring gender, racial, or ethnic diversity to the Board, including four of the six committee chairs.

Of the 12 director nominees, all were previously elected at the 2023 annual meeting. Further information on the Board’s composition, as well as each nominee’s qualifications and relevant experience, are provided on the following pages.

If elected, the director nominees will serve on the Board until the next annual meeting of shareholders, or until their successors are duly elected and qualified, or until their earlier resignation or removal. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of directors standing for election. Each of the nominees has consented to being named in this Proxy Statement and serving on the Board, if elected.

The Board recommends a vote FOR each of the nominees identified in this Proxy Statement.

ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS	2024 Proxy Statement	9

Board Experience and Expertise

Skills Matrix

The skills matrix below summarizes certain qualifications used by the Governance Committee in their evaluation of our director nominees.

Public Company CEO	●	●	●		●			●				●

Industry	●					●

Manufacturing	●	●	●	●	●	●		●	●

Technology	●	●		●		●	●	●	●		●	●

Risk Management	●	●	●	●	●	●	●	●	●	●	●	●

Finance	●	●	●	●	●	●	●	●	●			●

Marketing			●		●	●		●	●	●		●

Cyber		●		●		●			●		●

ESG	SG	ESG	ESG	SG	EG	ESG	SG	SG	ESG	SG	SG	SG

To supplement the skills matrix, since 2021, the Board has also undertaken an annual ESG self-evaluation. The evaluation is designed to ensure that the Board possesses the requisite skills and expertise to oversee the Company’s ESG opportunities, priorities, and enterprise risks. The Governance Committee leads this effort by asking directors to consider their expertise across key ESG subject matter areas identified in the skills key above. Upon the conclusion of the annual evaluation, the Board determined that it has strong ESG expertise and possesses a broad range of skills, qualifications, and attributes that will support the Company’s sustainability strategy. Results of the Board’s ESG self-evaluation are represented on the skills matrix above.

Skills Key

Public Company CEO	Experience over an extended period, especially as CEO; extraordinary leadership qualities; and the ability to identify and develop those qualities in others.

Industry	Expertise in key businesses and proven knowledge of key customers and risks associated with the automotive industry.

Manufacturing	Experience in, or experience in a senior management position responsible for, significant manufacturing operations.

Technology	Expertise in, or understanding of technology and innovation gained either though academia or industry experience.

Risk Management	Relevant experience in risk management and oversight.

Finance	Expertise in complex financial and/or accounting matters to evaluate financial statements, capital structure and allocation, business plans, and qualify as audit committee financial experts.

Marketing	Expertise regarding brand maintenance and expansion, product awareness, customer engagement, digital marketing, and/or social media experience.

Cyber	Experience managing cybersecurity security risks or understanding the cybersecurity threat landscape which helps provide valuable knowledge, guidance, and oversight of the Company’s cybersecurity risks.

Environmental	Expertise with environmental matters, including GHG emissions; raw material sources; waste and hazardous materials management; product design and lifecycle management; water and wastewater management; and/or energy efficiency management.

Social	Expertise with DE&I; data privacy; human rights; community relations; workplace health and safety; supply chain management; human capital management; consumer privacy; product quality and safety; and/or labor practices.

Governance	Experience with public company board governance; legal and regulatory matters; executive compensation; compliance and business ethics; anti-competitive practices; risk management; and/or ESG reporting principles and frameworks.

10	ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS

Director Nominee Biographies

Chair and CEO, General Motors Company Age: 62 Director since: 2014 Gender: Female Race/Ethnicity: White Committees: Executive (Chair) Favorite GM Vehicle: GMC Hummer EV Pickup

Mary T. Barra

Experience: Ms. Barra is Chair and CEO of General Motors. She has served as Chair of the Board of Directors since January 2016 and has served as CEO since January 2014. Prior to becoming CEO, Ms. Barra served as GM’s Executive Vice President, Global Product Development, Purchasing and Supply Chain from 2013 to 2014; Senior Vice President, Global Product Development from 2011 to 2013; Vice President, Global Human Resources from 2009 to 2011; and Vice President, Global Manufacturing Engineering from 2008 to 2009. Ms. Barra began her career with GM in 1980.

Reasons for Nomination: Ms. Barra has in-depth knowledge of the Company and the global automotive industry; extensive senior leadership, strategic planning, operational, and business experience; and a strong engineering background with experience in global product development. She has spearheaded many initiatives to align the Company’s culture with its transformation efforts and holds herself and the leadership team accountable for driving a culture of safety for customers, employees, and communities.

Other Public Company Directorships: The Walt Disney Company

Prior Public Company Directorships (2019-2024): None

Skillset
	Q:	What actions is the Company taking to increase shareholder value?
A:

Building on what we learned last year, 2024 will be a year focused on our four strategic pillars as laid out in the Board’s letter to shareholders at the beginning of this Proxy Statement. I believe our execution will drive strong near-term financial results and long-term shareholder value while executing against our capital allocation framework by investing smartly in our future, maintaining a strong balance sheet, and continuing to return capital to shareholders.

Chair, Hewlett Packard Enterprise Company

Age: 71

Director since: 2009

Gender: Female

Race/Ethnicity: White

Committees:

Compensation

Executive

Finance

Governance (Chair)

Favorite GM Vehicle:

Cadillac Lyriq

Patricia F. Russo	Independent

Experience: Ms. Russo has served as the Chair of the Hewlett-Packard Enterprise Company’s (“HPE”) board of directors since her appointment in 2015. She also served as Lead Director of HPE from 2014 to 2015. Ms. Russo was GM’s Independent Lead Director from March 2010 to January 2014, and in 2021, she was re-appointed to that role. Ms. Russo served as CEO of Alcatel-Lucent S.A. from 2006 to 2008; Chairman and CEO of Lucent Technologies, Inc. from 2003 to 2006; and President and CEO of Lucent Technologies from 2002 to 2006.

Reasons for Nomination: Ms. Russo has extensive senior leadership experience in corporate strategy, finance, sales and marketing, technology, and leadership development, as well as experience managing business-critical technology disruptions. Through her deep governance expertise – in particular, board governance – she works with management to develop enhanced disclosures and incorporate shareholder feedback.

Other Public Company Directorships: Hewlett Packard Enterprise Company (Chair), KKR Management LLC, and Merck & Co. Inc.

Prior Public Company Directorships (2019-2024): None

Skillset
Q:	GM has added three new directors since 2022, what does the Board look for in its searches?
A:

More diverse perspectives in the boardroom leads to more robust dialogue and drives better decisions. The Governance Committee has been focused on building the right mix of skills and perspectives on things like industry disruption, technology, artificial intelligence, and global competition. The key is to make sure our director recruitment criteria evolve alongside the business strategy and responds to market challenges.

ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS	2024 Proxy Statement	11

Retired Chairman and CEO, Northrop Grumman Corporation

Age: 63

Director since: 2019

Gender: Male

Race/Ethnicity: White

Committees:

Audit

Compensation (Chair)

Executive

Finance

Favorite GM Vehicle:

Chevrolet Silverado

Wesley G. Bush	Independent

Experience: Mr. Bush served as Chairman of Northrop Grumman’s board of directors from 2011 to 2019. He also served as the CEO of Northrop Grumman from 2010 to 2018. Prior to that, Mr. Bush served in numerous leadership roles at Northrop Grumman, including President and Chief Operating Officer, CFO, and President of the company’s Space Technology sector. He also served in a variety of leadership positions at TRW, Inc., before it was acquired by Northrop Grumman in 2002.

Reasons for Nomination: Mr. Bush has valuable experience in leading a manufacturing enterprise known for its advanced engineering and technology. He also has strong financial acumen gained through his finance leadership roles and has knowledge of key governance issues, including risk management and executive compensation plan design. Mr. Bush has also developed environmental experience as a member of the board of Conservation International.

Other Public Company Directorships: Dow Inc. and Cisco Systems Inc.

Prior Public Company Directorships (2019-2024): Norfolk Southern Corporation and Northrop Grumman Corporation

Skillset
Q:	How has the Board helped management attract new executive talent?
A:

When designing our executive compensation plans, the Board balances the need to develop existing executive bench strength with a recognition that fresh external perspectives can help support the Company’s transformation efforts. We believe the enhancements to GM’s short term and long-term compensations plans (described further in the CD&A starting on page 42 of this proxy statement) will help the Company offer attractive compensation plans to attract and retain the best talent in the world, and aligning that talent on executing our strategy.

CEO, Tapestry, Inc. Age: 60 Director since: 2022 Gender: Female Race/Ethnicity: White Committees: Audit Finance Governance Favorite GM Vehicle: Cadillac Escalade	Joanne C. Crevoiserat	Independent

Experience: Since October 2020, Ms. Crevoiserat has been CEO and a member of the board of Tapestry, Inc. Prior to her appointment as interim CEO in July 2020, she served as the CFO. She also previously served in senior roles at Abercrombie & Fitch Co., Kohl’s Inc., Wal-Mart Stores, Inc., and May Department Stores.

Reasons for Nomination: Ms. Crevoiserat has cultivated an extensive background in financial expertise and brand development. Her leadership capabilities demonstrated through her various senior leadership retail positions help the Company as it grows its global consumer brands through consumer-centric, digital, and data-driven initiatives. Ms. Crevoiserat also has social and environmental proficiency which she has gained through her experience in the retail industry and which allows her to provide unique oversight of supply chain governance and sustainable material sourcing.

Other Public Company Directorships: Tapestry, Inc.

Prior Public Company Directorships (2019-2024): At Home Group Inc.

Skillset
	Q:	What have you learned about the auto industry since joining the Board?
A:

There are many similarities between the automotive industry and the clothes, accessory, and lifestyle brand space where I have spent most of my career. I’ve enjoyed the opportunity to be part of a Board that can help the Company pursue data-driven strategies to forge strong customer connections as it works to deepen the relationship between its customers and its historically strong brands during the transition to EVs and the adoption of other new technologies.

12	ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS

Retired Executive Vice President, Information Systems and Global Solutions, Lockheed Martin Corporation

Age: 71

Director since: 2015

Gender: Female

Race/Ethnicity:

African American

Committees:

Audit

Executive

Risk and Cybersecurity (Chair)

Favorite GM Vehicle:

Cadillac CT5

Linda R. Gooden	Independent

Experience: Ms. Gooden served as Executive Vice President, Information Systems and Global Solutions of Lockheed Martin Corporation from 2007 to 2013. She also served as Lockheed Martin’s Deputy Executive Vice President, Information and Technology Services from October to December 2006, and as its President, Information Technology from 1997 to December 2006.

Reasons for Nomination: Ms. Gooden has strong leadership capabilities demonstrated through her various senior leadership positions at Lockheed Martin. She also has significant expertise in operations and strategic planning, as well as an extensive background in information technology and cybersecurity. Ms. Gooden serves as an effective advocate through the development of innovative software and oversight of software-defined transportation.

Other Public Company Directorships: NeueHealth, Inc. (formerly Bright Health Group Inc.)

Prior Public Company Directorships (2019-2024): The Home Depot, Inc. and Automatic Data Processing, Inc.

Skillset
Q:	What do you think is a key emerging risk for the Company?
A:

My career in the aerospace and the defense industries has helped me deeply appreciate the risks posed by new technologies. As Chair of the Risk and Cybersecurity Committee, I’ve helped the Board assess the key risks and opportunities posed by new key technologies. Recently, I’ve helped drive focus on artificial intelligence, which has the potential to provide companies with huge operational efficiencies, but also presents risks like enabling competitors and the need to comply with complex regulations emerging around the globe.

Co-Founder and Managing Director, Aditum Bio

Age: 64

Director since: 2015

Gender: Male

Race/Ethnicity: Hispanic

Committees:

Compensation

Executive

Finance (Chair)

Risk and Cybersecurity

Favorite GM Model:

GMC Hummer EV SUV

Joseph Jimenez	Independent

Experience: Since 2019, Mr. Jimenez has served as Co-Founder and Managing Partner of Aditum Bio, a biotechnology-focused venture capital firm. Prior to that, he served as CEO of Novartis AG from 2010 until his retirement in 2018. Mr. Jimenez led Novartis’ Pharmaceuticals Division from October 2007 to 2010 and its Consumer Health Division in 2007. From 2006 to 2007, he served as Advisor to the Blackstone Group L.P. Mr. Jimenez was also Executive Vice President, President, and CEO of Heinz Europe from 2002 to 2006; and President and CEO of H.J. Heinz Company North America from 1999 to 2002.

Reasons for Nomination: Mr. Jimenez has served as the CEO of a global company with significant research and development and capital spending in a highly regulated environment. He also has significant experience in finance, strategic planning, and consumer branding and marketing.

Other Public Company Directorships: The Procter & Gamble Co. and Century Therapeutics, Inc.

Prior Public Company Directorships (2019-2024): Graphite Bio, Inc.

Skillset
Q:	How does the Finance Committee help shape the Company’s Capital Expenditure strategy?
A:

We regularly review GM’s key vehicle programs to ensure they continue to yield strong financial returns. We also oversee the Company’s Capital Allocation Framework to make sure we are delivering on our commitment to return excess cash to shareholders after we make smart investments in our business and balance sheet. This work led to the Company’s recent $10 billion accelerated share repurchase program.

ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS	2024 Proxy Statement	13

Co-Founder and CEO, DVx Ventures Age: 56 Director since: 2022 Gender: Male Race/Ethnicity: White Committees: Governance Favorite GM Model: Chevrolet Silverado EV	Jonathan McNeill	Independent

Experience: Since 2020, Mr. McNeill has served as CEO of DVx Ventures, a venture company focused on early-stage startups. Prior to founding DVx Ventures, he served as Chief Operating Officer of Lyft, Inc. from 2018 to 2019. From 2015 to 2018, he also served as President, global sales, delivery and service of Tesla, Inc., and led the team growing revenues from $2 billion to over $20 billion annually across 33 countries. In addition, in 2023, Mr. McNeill was appointed as Vice Chair of the Cruise Board.

Reasons for Nomination: Mr. McNeill has deep experience as both an entrepreneur and as an executive at companies of significant scale. He is a demonstrated leader in the EV space with expertise in business models, software architecture, and cyber. Through his experience in positions of senior leadership, he has founded and scaled multiple technology and retail companies. In addition Mr. McNeill has GHG emissions, air quality, and product design and lifecycle management experience, which he has gained through driving EV adoption.

Other Public Company Directorships: Lululemon Athletica

Prior Public Company Directorships (2019-2024): None

Skillset
	Q:	What do you think is the most important opportunity for GM?
A:

GM is positioned to lead in autonomous and software-defined vehicles. The Board is supporting these efforts by working closely with Cruise, GM’s AV subsidiary, where I serve as the Vice Chair of its board. The GM Board has deep experience scaling new technologies, start-ups, and we have shared it with the Cruise team as it works to enhance transparency and community engagement and rebuild trust with regulators.

Senior Advisor, Lazard Geopolitical Advisory Age: 65 Director since: 2018 Gender: Female Race/Ethnicity: White Committees: Finance Risk and Cybersecurity Favorite GM Model: Chevrolet Blazer EV	Judith A. Miscik	Independent

Experience: Ms. Miscik is a Senior Advisor at Lazard Geopolitical Advisory. Previous to her current role, she served as CEO and Vice Chairman of Kissinger Associates, Inc. from 2017 to 2022 and before that in other senior leadership positions. Prior to joining Kissinger Associates, Ms. Miscik was the Global Head of Sovereign Risk at Lehman Brothers from 2005 to 2008; and from 2002 to 2005, she served as Deputy Director for Intelligence at the U.S. Central Intelligence Agency, where she worked from 1983 to 2005.

Reasons for Nomination: Ms. Miscik has a unique and extensive background in intelligence, security, government affairs, and risk analysis, bringing valuable experience in assessing and mitigating geopolitical and macroeconomic risks in both the public and the private sectors.

Other Public Company Directorships: Morgan Stanley and HP, Inc.

Prior Public Company Directorships (2019-2024): None

Skillset
	Q:	How does the Board stay current with respect to the geopolitical risks faced by the company?
A:

The Board’s Risk and Cybersecurity Committee regularly reviews management’s risk dashboards and annually reviews its enterprise risk profile, which includes geopolitical issues. Last year, the Board also received a briefing from the National Counterintelligence and Security Center focused on risks in international markets related to insider threats, cyber activities, and supply chain disruptions. This session generated important Board dialogue on the complex geopolitical dynamics in global supply chains.

14	ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS

Retired Executive Vice President and CFO, Wal-Mart Stores, Inc.

Age: 71

Director since: 2011

Gender: Male

Race/Ethnicity: White

Committees:

Audit (Chair)

Executive

Finance

Risk and Cybersecurity

Favorite GM Model:

Cadillac Lyriq

Thomas M. Schoewe	Independent

Experience: Mr. Schoewe served as Executive Vice President and CFO of Wal-Mart Stores, Inc. from 2000 to 2011. Prior to joining Wal-Mart, he held several senior roles at the Black & Decker Corporation, including CFO from 1993 to 1999. Before joining Black & Decker, Mr. Schoewe worked for Beatrice Companies where he was CFO and Controller of one of its subsidiaries, Beatrice Consumer Durables Inc.

Reasons for Nomination: Mr. Schoewe has extensive financial experience acquired through positions held as the CFO of large public companies, as well as expertise in internal controls, risk management, and mergers and acquisitions. He also has significant international experience through his service as an executive of large public companies with substantial international operations and large-scale transformational installations of global enterprise information technologies. Mr. Schoewe leverages his service on the Audit Committee Leadership Network to advise on the implementation of rigorous controls around sustainability disclosures and compliance with new regulations.

Other Public Company Directorships: Northrop Grumman Corporation

Prior Public Company Directorships (2019-2024): KKR Management LLC

Skillset
Q:	How can the Board enhance the customer experience?
A:

During my time at Walmart, I learned that you need to focus on the human element to earn customers for life. With that in mind, the Board is a “customer advocate.” The Company is increasingly competing with upstart EV companies that are leveraging the flexibility of their direct-to-consumer sales models. We have provided our expertise to help management develop strategies to enhance the effectiveness of GM’s dealer network and use digital tools to drive retail sales.

Deputy Commissioner

and Chief Operating

Officer, National

Basketball Association

Age: 54

Director since: 2021

Gender: Male

Race/Ethnicity: Black, Asian

Committees:

Audit

Governance

Favorite GM Model:

Cadillac Escalade IQ

Mark A. Tatum	Independent

Experience: Mr. Tatum joined the National Basketball Association (NBA) in 1999 and was appointed NBA Deputy Commissioner and Chief Operating Officer in 2014. Prior to that, he served in numerous leadership roles at the NBA, including Executive Vice President of Global Marketing Partnerships, Senior Vice President and Vice President of Business Development, Senior Director and Group Manager of Marketing Properties, and Director of Marketing Partnerships.

Reasons for Nomination: Mr. Tatum has extensive senior leadership experience in marketing and sales strategy, managing media relationships, and global business operations. He also has significant experience driving customer engagement and operations globally through his leadership roles at the NBA.

Other Public Company Directorships: None

Prior Public Company Directorships (2019-2024): None

Skillset
Q:	How is the Board influencing the Company’s DEI strategy?
A:

An effective DEI strategy drives a company’s performance by attracting and retaining great talent and building positive connections with customers and the communities where companies operate. The Company has made great progress on DEI, and the Board works closely with the Company’s Chief People Officer to share its insights and helps GM prepare for and manage various DEI headwinds and engage effectively with its workforce.

ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS	2024 Proxy Statement	15

Retired Vice Admiral U.S. Navy Age: 61 Director since: 2023 Gender: Female Race/Ethnicity: White Committees: Audit Risk and Cybersecurity Favorite GM Model: Chevrolet Corvette	Jan E. Tighe	Independent

Experience: Vice Admiral Tighe retired from the U.S. Navy in 2018, having served as the Deputy Chief of Naval Operations for Information Warfare and Director of Naval Intelligence. Her prior Flag Officer assignments include command of the Navy’s Fleet Cyber Command, President of the Naval Postgraduate School, and Deputy Director of Operations at U.S. Cyber Command.

Reasons for Nomination: Vice Admiral Tighe cultivated her operational experience in complex cybersecurity matters, including operational technologies, information systems technology, technology risk management, and strategic assessments, while serving in global operations roles for the U.S. Navy and the National Security Agency. Her more than 20 years of senior military leadership experience during a critical period of transformation in the U.S. Navy also provides critical human capital insights as the Company transforms its workforce to deploy its EV and AV technologies.

Other Public Company Directorships: The Goldman Sachs Group, Inc. and Huntsman Corporation

Prior Public Company Directorships (2019-2024): The Progressive Corporation and IronNet Inc.

Skillset
	Q:	How did the new director orientation enhance your understanding of the Company?
A:

During my GM director orientation last year, I had the opportunity to visit the Flint Assembly Manufacturing Plant and the Detroit Hamtramck Factory Zero Assembly Center. Walking the floor and engaging with the workforce provided great insight into GM’s advanced manufacturing capabilities. At the Flint plant, I also met with the Company’s veterans’ group and the UAW Local 598 Veterans Committee, who support veteran programs in the area. I left impressed by the impact GM has on the local communities where it operates. These experiences helped lay a strong foundation for my understanding of the Company.

Co-Founder and CEO, Symbolic.ai Age: 57 Director since: 2018 Gender: Male Race/Ethnicity: White Committees: Compensation Favorite GM Model: Chevrolet Silverado EV	Devin N. Wenig	Independent

Experience: Since 2023, Mr. Wenig has served as Co-Founder and CEO of Symbolic.ai, a platform and application with advanced AI capabilities for publishers and professional writers in news, research, and communications. Previously, he served as President and CEO of eBay Inc. and as a member of its board of directors from July 2015 to August 2019. Mr. Wenig also served as President of eBay’s Marketplaces business from September 2011 to July 2015. Prior to joining eBay, Mr. Wenig was CEO of Thomson Reuters Corporation’s largest division, Thomson Reuters Markets, from 2008 to 2011; Chief Operating Officer of Reuters Group plc from 2006 to 2008; and President of Reuters’ business divisions from 2003 to 2006.

Reasons for Nomination: Mr. Wenig has extensive senior leadership experience in software and technology, global operations, and strategic planning. He also has significant expertise leading both high-growth companies from the start-up phase and large, complex organizations.

Other Public Company Directorships: None

Prior Public Company Directorships (2019-2024): eBay Inc.

Skillset
	Q:	Can you discuss how the Company’s software capabilities have evolved during your time on the Board?
A:

I’ve watched the Company evolve its software capabilities in everything the customer touches, both in the vehicle and through other digital interfaces like Shop.Click.Drive. I’m confident GM’s future in software will continue to grow and enhance the customer experience. Software can drive important advancements in safety, driver assistance, and autonomous technologies – not to mention future software-defined vehicle capabilities.

16	ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS

Board Membership Criteria, Refreshment, and Succession Planning

The selection of qualified directors is fundamental to the Board’s successful oversight of GM’s strategy and enterprise risks. We seek directors who bring diverse viewpoints and perspectives, possess a variety of skills, professional experiences, and backgrounds, and effectively represent the long-term interests of shareholders. The priorities for recruiting new directors are continually evolving based on the Company’s strategic needs. It is important that the Board remains a strategic asset capable of overseeing and helping management address the risks, trends, and opportunities GM is facing now and in the future.

In evaluating potential director candidates, the Governance Committee considers, among other factors, the criteria included on the skills matrix on page 10, the skills and experience of our current directors, and certain additional characteristics that it believes one or more directors of the Board should possess based on an assessment of the needs of the Board at that time. In every case, director candidates must be able to contribute significantly to the Board’s discussion and decision-making on the broad array of complex issues facing GM. The Governance Committee also engages a reputable, qualified search firm to help identify and evaluate potential candidates. In addition, GM’s Corporate Governance Guidelines include the general policy that non-employee directors will not stand for election after reaching age 72, with any exceptions requiring approval by the Board. At this time, the Board has not approved any exceptions and each Board candidate is compliant with the Corporate Governance Guidelines.

In 2023, the Governance Committee reviewed its Board succession plan and five-year roadmap on a quarterly basis to ensure the Board holds the relevant and necessary talent to serve the Company and its shareholders. The Governance Committee believes its succession planning and assessment will allow it to continue important recruitment efforts and identify new skill sets required as the Company’s strategy evolves. As a result of this work, the Board has elected seven new members over the past five years, including Ms. Crevoiserat and Mr. McNeill in 2022 and Vice Admiral Tighe in 2023. The Governance Committee made these nominations by employing the process described below in the “Director Recruitment Process” section of this Proxy Statement and considering, among other factors, shareholders’ interest in Board refreshment, preserving the Board’s strong diversity, and adding directors with experience in technology, industry, marketing, and cybersecurity. The Board believes its new directors will help ensure a seamless transition over the next several years as some directors retire in due course, as well as bolster its expertise as GM continues to execute against its four key strategic pillars.

Board Diversity

The Company’s Corporate Governance Guidelines identify the Board’s commitment to seeking highly qualified candidates that reflect the diverse backgrounds of GM’s global workforce and customer base, thereby ensuring women and individuals from minority groups are included in the pool from which Board nominees are selected. Our Board recognizes the value of overall diversity and considers members’ and candidates’ opinions, perspectives, personal and professional experiences, and backgrounds, including gender, race, ethnicity, nationality, and sexual orientation. We believe the judgment and perspectives offered by a diverse Board improves the quality of decision-making and enhances the Company’s business performance. Such diversity can help the Board respond more effectively to the needs of customers, shareholders, employees, suppliers, and other stakeholders.

Candidate Recommendations

The Governance Committee will consider director candidates recommended by shareholders. The Governance Committee will review the qualifications and experience of each recommended candidate using the same criteria for candidates proposed by Board members and communicate its decision to the candidate or the shareholder who made the recommendation. Shareholder nominations must be submitted to the Company by the deadlines found on page 90.

TO RECOMMEND A DIRECTOR CANDIDATE, WRITE TO:

GM’s Corporate Secretary at General Motors Company, Mail Code 482-C24-A68, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com.

ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS	2024 Proxy Statement	17

Director Recruitment Process

Non-Employee Director Compensation

Our non-employee directors receive cash compensation as well as equity compensation in the form of GM Deferred Share Units for their Board service under the Company’s Director Compensation Plan. Compensation for our non-employee directors is set annually by the Board at the recommendation of the Governance Committee.

Guiding Principles

•  Fairly compensate directors for their responsibilities and time commitments.

•  Attract and retain highly qualified directors by offering a compensation program consistent with those at companies of similar size, scope, and complexity.

•  Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to continue to own our common stock (or common stock equivalents) throughout their tenure on the Board.

•  Provide compensation that is simple and transparent to shareholders.

Annual Review Process

The Governance Committee annually assesses the form and amount of non-employee director compensation and recommends changes, if appropriate, to the Board. As part of its annual review in 2023, the Governance Committee benchmarked the current compensation structure against the executive compensation peer group described in the “Peer Group for Compensation Benchmarking” section of this Proxy Statement. Based on this review, the Governance Committee recommended, and the Board approved, maintaining the current level of compensation and stock ownership requirements for 2024.

Non-employee director compensation for 2024 is set forth in detail below. The Board believes this structure aligns the non-employee director compensation program with shareholder interests through greater stock ownership.

Director Stock Ownership and Holding Requirements

•  Each non-employee director is required to own our common stock or DSUs with a market value of at least $650,000.

•  Each non-employee director has up to five years from the date they are first elected to the Board to meet this ownership requirement.

•  Non-employee directors are prohibited from selling any GM securities or derivatives of GM securities, such as DSUs, while they are members of the Board.

•  Ownership guidelines are reviewed each year to confirm they continue to be effective in aligning the interests of the Board and our shareholders.

All of our non-employee directors are in compliance with our stock retention requirements.

18	ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS

Annual Compensation

The 2023 and 2024 compensation for non-employee directors is described in the table below. The Independent Lead Director and committee chairs receive additional compensation due to the increased workload and additional responsibilities associated with these positions. In particular, Ms. Russo’s compensation as Independent Lead Director reflects the additional time commitment for this role, which includes, among other responsibilities, attending all committee meetings and attending meetings with the Company’s CEO. For additional information about the roles and responsibilities of our Independent Lead Director, see “The Role of the Independent Lead Director” on page 23.

Compensation Element	2023 Structure ($)	2024 Structure ($)

Board Retainer	325,000	325,000

Independent Lead Director Fee	100,000	100,000

Audit Committee Chair Fee	35,000	35,000

All Other Committee Chair Fees (excluding the Executive Committee)	25,000	25,000

Non-employee directors are required to defer at least 60 percent of their annual Board retainer into DSUs under the Director Compensation Plan. Directors may elect to defer their remaining Board retainer or amounts payable (if any) for serving as a committee chair or Independent Lead Director into additional DSUs. The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are prorated for the director’s period of service.

How Deferred Share Units Work

Each DSU is equal in value to one share of GM common stock and is fully vested upon grant, but does not have voting rights. DSUs will not be available for disposition until after the director leaves the Board. After leaving the Board, the director will receive a cash payment or payments based on the number of DSUs in the director’s account valued at the average daily closing market price for the quarter immediately preceding payment. Directors will be paid in a lump sum or in annual installments for up to five years, based on their deferral elections. All DSUs granted are rounded up to the nearest whole unit. Any portion of the retainer that is deferred into DSUs may also earn dividend equivalents, which are credited at the end of each calendar year to each director’s account in the form of additional DSUs. DSUs granted are determined as follows:

Other Compensation

We provide certain additional benefits to non-employee directors.

Type	Purpose

Company Vehicles

We provide directors with the use of Company vehicles and electric vehicle charging stations to provide feedback on our products as well as enhance the public image of our vehicles. Retired directors also receive the use of a Company vehicle for a period of time. Participants are charged with imputed income based on the lease value of the vehicles and are responsible for associated taxes.

Personal Accident Insurance(1)	We provide personal accident insurance coverage in the event of accidental death or dismemberment. Directors are responsible for associated taxes on the imputed income from the coverage.

(1)

Ms. Barra, our sole employee director, does not receive additional compensation for her Board service other than the personal accident insurance benefit described above, the value of which is reported for Ms. Barra in the Summary Compensation Table on page 57.

Non-employee directors are not eligible to participate in any of the savings or retirement programs available to our employees. Other than as described in this section, there are no separate benefit plans for directors.

ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS	2024 Proxy Statement	19

2023 Non-Employee Director Compensation Table

The table below shows the compensation that each non-employee director received for their 2023 Board and committee service.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Aneel Bhusri	130,000	208,228	17,407	355,635

Wesley G. Bush	185,000	208,228	27,344	420,572

Joanne C. Crevoiserat	130,000	208,228	25,990	364,218

Linda R. Gooden	155,000	208,228	15,490	378,718

Joseph Jimenez	155,000	208,228	46,051	409,279

Jonathan McNeill	145,900	208,228	13,219	367,347

Judith A. Miscik	130,000	208,228	14,698	352,926

Patricia F. Russo	255,000	208,228	8,969	472,197

Thomas M. Schoewe	165,000	208,228	42,907	416,135

Carol M. Stephenson(4)	61,100	97,882	30,078	189,060

Mark A. Tatum	130,000	208,228	38,391	376,619

Jan E. Tighe(5)	68,900	110,382	15,769	195,051

Devin N. Wenig	160,000	208,228	32,428	400,656

(1)

As described above, a director may elect to defer all or a portion of their annual cash retainer into DSUs. This column reflects director compensation eligible to be paid in cash, which consists of 60 percent (for 2023) of the annual Board retainer and any applicable fees for committee chairs, the Independent Lead Director, and in the case of Mr. Bush, Mr. McNeil, and Mr. Wenig, for service on the GM Cruise Holdings LLC board of directors. Each of the following directors elected to receive DSUs in lieu of such amounts eligible to be paid in cash in the following amounts: Mr. Bhusri — $130,000; Mr. Bush — $185,000; Ms. Crevoiserat — $130,000; Mr. Jimenez — $155,000; Mr. McNeill — $145,900; Ms. Russo — $255,000; Ms. Tighe — $68,900; and Mr. Wenig — $160,000.

(2)

Reflects aggregate grant date fair value of DSUs granted in 2023, which does not include any cash fees that directors voluntarily elected to receive as DSUs. Grant date fair value is calculated by multiplying the number of DSUs granted by the closing price of GM common stock on December 29, 2023, which was $35.92. The holders of DSUs may also receive dividend equivalents, which are reinvested in additional DSUs based on the market price of the common stock on the date the dividends are paid.

(3)	The amounts included in the All Other Compensation column are described in the table below.

Director	Company Vehicle Program(a) ($)	Other(b) ($)	Total ($)

Aneel Bhusri	17,167	240	17,407

Wesley G. Bush	27,104	240	27,344

Joanne C. Crevoiserat	25,750	240	25,990

Linda R. Gooden	15,250	240	15,490

Joseph Jimenez	45,811	240	46,051

Jonathan McNeill	12,979	240	13,219

Judith A. Miscik	14,458	240	14,698

Patricia F. Russo	8,729	240	8,969

Thomas M. Schoewe	42,667	240	42,907

Carol M. Stephenson(4)	29,958	120	30,078

Mark A. Tatum	38,151	240	38,391

Jan E. Tighe(5)	15,649	120	15,769

Devin N. Wenig	32,188	240	32,428

a.

The Company vehicle program includes the estimated annual lease value of the Company vehicles driven by directors. We include the annual lease value because it is more reflective of the value of the Company vehicle perquisite than the Company’s incremental costs, which are generally significantly lower because the Company manufactures and ordinarily disposes of Company vehicles for a profit, resulting in minimal incremental costs, if any. Taxes related to imputed income are the responsibility of the director.

b.	Reflects the cost of premiums for providing personal accident insurance (annual premium cost of $240 per person is prorated, as applicable, for the period of service).
(4)	Ms. Stephenson retired from the Board on June 20, 2023.
(5)	Ms. Tighe joined the Board on June 20, 2023.

20	ITEM NO. 1: ANNUAL ELECTION OF DIRECTORS

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Corporate Governance

The Board of Directors

GM is governed by a Board of Directors and committees of the Board that meet throughout the year to ensure that the CEO and other senior management are operating the Company in a prudent and ethical manner. The Board is elected by our shareholders to oversee and provide guidance on the Company’s business and affairs. It is the ultimate decision-making body of the Company, except for those matters reserved for shareholders by law or pursuant to the Company’s corporate governance documents. Among other things, the Board oversees the Company’s strategy and execution of the strategic plan. In addition, it oversees management’s proper safeguarding of the assets of the Company, maintenance of appropriate financial and other internal controls, compliance with applicable laws and regulations, and proper governance. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position GM to compete more effectively, sustain its success, and build long-term shareholder value.

Board Size

The Board sets the number of directors from time to time by a resolution adopted by a majority of the Board. The Governance Committee reassesses the suitability of the Board’s size at least annually. The Board has the flexibility to increase or decrease the size of the Board as circumstances warrant, though the Company’s Certificate of Incorporation limits the total number of directors to 17. We currently have 13 directors, but following the Annual Meeting we will have 12 directors due to the fact that Mr. Bhusri will not stand for reelection. If any nominee is unable to serve as a director, or if any director leaves the Board between annual meetings, the Board may reduce the number of directors or elect an individual to fill the resulting vacancy.

Director Independence

GM’s Bylaws and Corporate Governance Guidelines define our standards for director independence and reflect applicable NYSE and SEC requirements. At least two-thirds of our directors must be independent under these standards. In addition, all members of the Audit Committee and the Compensation Committee must meet heightened independence standards under applicable NYSE and SEC rules. For a director to be “independent,” they must have no disqualifying relationships, as defined in the NYSE standards, and the Board must determine that the director has no material relationship with the Company other than the individual’s service as a director.

The Governance Committee completed its annual assessment in February 2024 regarding the independence of each director and made recommendations to the Board. Consistent with the standards described above, the Board has reviewed all relationships between the Company and each director and director nominee and considered all relevant quantitative and qualitative criteria. The Board has affirmatively determined that, other than Ms. Barra who serves as our CEO, all directors are currently independent and, if applicable, were independent throughout 2023. In addition, the Board affirmatively determined that all of the director nominees who currently serve on the Audit Committee and the Compensation Committee are independent as required by the heightened NYSE and SEC criteria described above.

In recommending to the Board that it determine each non-employee director is independent, the Governance Committee considered whether there were any other facts or circumstances that might impair a director’s independence. The Governance Committee also considered that GM, in the ordinary course of business during the last three years, has sold fleet vehicles to, and purchased products and services from, companies at which some of our directors serve as non-employee directors or executives. The Board determined that these transactions were not material to GM or the other companies involved and that none of our directors had a material interest in the transactions with these companies. In each case, these transactions were in the ordinary course of business for GM and the other companies involved, and were on terms and conditions available to similarly situated customers and suppliers. Therefore, the Board determined they did not impair such directors’ independence.

Board Leadership Structure and Composition

The Board has the flexibility to decide when the positions of Board Chair and CEO should be combined or whether an independent director should serve as Board Chair. This allows the Board to choose the leadership structure that it believes will best serve the interests of our shareholders at any particular time. In January 2016, the Board recombined the positions of Board Chair and CEO under the leadership of Ms. Barra and designated an Independent Lead Director.

22	CORPORATE GOVERNANCE

The Role of the Independent Lead Director

GM’s Board believes that a strong Independent Lead Director role with clearly defined responsibilities provides effective independent management oversight. The independent directors consider several factors, as further outlined below, when annually electing the Lead Independent Director, to ensure balanced leadership and a strong and independent Board. Ms. Russo is the Board’s Independent Lead Director, a role she has held since 2021. Ms. Russo joined our Board in 2009 and previously served as the Independent Lead Director from 2010 to 2014. Her extensive knowledge of GM’s business and experience collaborating with our management team uniquely qualifies her to provide strong, independent leadership and strategic direction to the Board at this time.

Below is a summary of the key duties and responsibilities of GM’s Independent Lead Director:

•  Presiding over all Board meetings when the Board Chair is not present, including executive sessions of non-management directors, and advising the Board Chair of any actions taken;

•  Providing Board leadership if circumstances arise in which the Board Chair actually has, potentially has, or is perceived to have, a conflict of interest;

•  Calling executive sessions for non-management directors, relaying feedback from these sessions to the Board Chair, and implementing decisions made by the non-management directors;

•  Leading non-management directors in the annual evaluation of the CEO’s performance, communicating the results of that evaluation to the CEO, and overseeing CEO succession planning;

•  Approving Board meeting agendas to ensure sufficient time for discussion of all items;

•  Advising on the scope, quality, quantity, and timeliness of the flow of information between management and the Board;

•  Serving as a liaison between non-management directors and the Board Chair when requested to do so (although all non-management directors have direct and complete access to the Board Chair at any time they may deem necessary or appropriate);

•  Interviewing all director candidates and making recommendations to the Governance Committee and the Board;

•  Being available to advise the Board committee chairs in fulfilling their designated roles and responsibilities to the Board; and

•  Engaging, when requested to do so, with shareholders.

Board Committees

The Board has six standing committees: Audit, Executive, Executive Compensation, Finance, Governance and Corporate Responsibility, and Risk and Cybersecurity. The key responsibilities, recent activities, and focus areas of each committee, together with their current membership and the number of meetings held in 2023, are set forth below. In addition to committee meetings, each committee chair regularly meets with management throughout the year to discuss and preview committee business, shape agendas, and facilitate efficient meetings. The Board Chair, Ms. Barra, and the Independent Lead Director, Ms. Russo, attend all committee meetings to serve as a resource and to identify topics requiring the Board’s attention. The Board has determined that each member of the Audit, Compensation, Finance, Governance, and Risk and Cybersecurity Committees is independent according to applicable SEC and NYSE requirements and our Corporate Governance Guidelines. Each committee’s charter is available at investor.gm.com/governanceandsustainability.

Board and Committee Meetings and Attendance

In 2023, the Board conducted seven meetings and held regular informational sessions between formal meetings. In addition, the Board’s committees held a combined 26 meetings throughout the year. The average director attendance at Board and committee meetings was 98 percent. Each director standing for re-election attended at least 91 percent of the total meetings of the Board and the respective committees on which they served in 2023.

Directors are encouraged to attend our annual meetings of shareholders. All directors that stood for election in 2023 attended the 2023 annual meeting.

Executive Sessions

Independent directors have an opportunity to meet in executive session without management present as part of each regularly scheduled Board and committee meeting. Executive sessions are chaired by our Independent Lead Director or the respective committee chair.

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During executive sessions of the Board, the independent directors may review CEO performance, compensation, and succession planning; strategy; key enterprise risks; future Board agendas and the flow of information to directors; corporate governance matters; and any other matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

The non-management directors, all of whom are independent, met in executive session of the Board six times in 2023, in addition to numerous executive sessions of the committees.

Delegation and Access to Outside Advisors

Each committee may delegate its authority to members of management and also form and delegate authority to subcommittees consisting of one or more members when it deems it appropriate. The Board and each committee can also select and retain the services of outside advisors at the Company’s expense.

Committee Overview

Thomas M. Schoewe Chair Committee Members: Wesley G. Bush Joanne C. Crevoiserat Linda R. Gooden Thomas M. Schoewe Mark A. Tatum Jan E. Tighe Meetings held in 2023: 8

AUDIT

Key Responsibilities:

•  Monitors the effectiveness of GM’s financial reporting processes and systems, as well as disclosure and internal controls;

•  Selects and engages GM’s external auditors and reviews and evaluates the audit process;

•  Reviews and evaluates the scope and performance of the internal audit function;

•  Facilitates ongoing communications about GM’s financial position and affairs among the Board and the external auditors, GM’s financial and senior management, and GM’s internal audit staff;

•  Reviews GM’s policies and procedures regarding ethics and compliance, including the office of the Chief Compliance Officer;

•  Reviews GM’s sustainability reporting processes and control procedures and annually approves GM’s Sustainability Report (along with the Governance Committee); and

•  Oversees the preparation of the Audit Committee Report and related disclosures for the annual proxy statement.

RECENT ACTIVITIES AND KEY FOCUS AREAS

•  Oversaw the assessment of emerging SEC disclosure requirements, including potential impacts of rules related to new and existing requirements on insider trading, share repurchases, cybersecurity, climate, human capital, clawbacks, and board diversity.

•  Monitored the maturation of the Inflation Reduction Act of 2022 and oversaw its anticipated impacts on the Company as well as its financial statements, customers, and suppliers.

•  Reviewed the Company’s earnings releases and quarterly and annual reports, including financial statements on Forms 10-Q and 10-K prior to filing with the SEC.

•  Supervised the ethics and compliance and internal audit services programs, with regular reviews and approved staffing and budgets.

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Wesley G. Bush Chair Committee Members: Aneel Bhusri Wesley G. Bush Joseph Jimenez Patricia F. Russo Devin N. Wenig Meetings held in 2023: 4

EXECUTIVE COMPENSATION

Key Responsibilities:

•  Reviews the Company’s executive compensation policies, practices, and programs;

•  Reviews and approves corporate goals and objectives for compensation, evaluates performance (along with the full Board), and determines compensation levels for the CEO;

•  Reviews and approves compensation of NEOs, executive officers, and other senior leaders under its purview;

•  Reviews compensation policies and practices so that the plans do not encourage unnecessary or excessive risk-taking; and

•  Reviews the Company’s compensation policies and practices in an effort to promote diversity and inclusion.

RECENT ACTIVITIES AND KEY FOCUS AREAS

•  Conducted shareholder engagements to seek feedback on the Company’s oversight of succession planning and its executive compensation plans.

•  Performed an in-depth analysis of GM’s incentive compensation plans, resulting in adjustments to the performance measures that further align incentives to the Company’s strategic pillars, and adjustments to the structure of awards to remain competitive in acquiring the talent we need, while efficiently utilizing the shares available in the equity plan.

•  In collaboration with the Audit Committee, provided oversight of the SEC’s Pay versus Performance disclosures.

•  Reviewed the Company’s compensation program’s competitiveness to ensure the program continues to support talent attraction and retention, leading to the onboarding of senior leaders in key areas, including Software, Marketing, Manufacturing, Batteries, and Communications.

Joseph Jimenez Chair Committee Members: Wesley G. Bush Joanne C. Crevoiserat Joseph Jimenez Judith A. Miscik Patricia F. Russo Thomas M. Schoewe Meetings held in 2023: 5

FINANCE

Key Responsibilities:

•  Reviews financial policies, strategies, and capital structure;

•  Reviews the Company’s cash management policies and proposed capital allocation plans, capital expenditures, dividend actions, stock repurchase programs, issuances of debt or equity securities, and credit facility and other borrowings;

•  Reviews any significant financial exposures and risks, including foreign exchange, interest rate, and commodities exposures, and the use of derivatives to hedge those exposures;

•  Reviews the regulatory compliance, administration, financing, investment performance, risk and liability profile, and funding of the Company’s pension obligations; and

•  Reviews any strategic investments and similar transactions, including investments in our battery supply chain.

RECENT ACTIVITIES AND KEY FOCUS AREAS

•  Reviewed the Company’s capital allocation framework and recommended the Board approve a $10 billion accelerated share repurchase program in Q4 2023 and a 33% increase to the Company’s quarterly dividend starting in Q1 2024.

•  Regularly reviewed the financial performance of the Company’s ICE and EV portfolios and monitored progress on EV sales and program profitability.

•  Supported the Company’s battery raw material strategy, which included review of strategic transactions that diversified the supply chain and enhanced resiliency.

•  Oversaw the Company’s long-term plan and monitored efforts to create structural cost savings and fixed cost reduction.

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Patricia F. Russo Chair Committee Members: Aneel Bhusri Joanne C. Crevoiserat Jon McNeill Patricia F. Russo Mark A. Tatum Meetings held in 2023: 4

GOVERNANCE AND CORPORATE RESPONSIBILITY

Key Responsibilities:

•  Reviews the Company’s corporate governance framework, including all significant governance policies and procedures;

•  Monitors Company policies and strategies related to corporate responsibility, sustainability, and political contributions and lobbying activities;

•  Reviews the appropriate composition of the Board and recommends director nominees;

•  Monitors the self-evaluation process of the Board and committees;

•  Recommends compensation of non-employee directors to the Board;

•  Reviews and approves, in consultation with the Audit Committee, the Company’s annual Sustainability Report; and

•  Reviews and approves related party transactions and any potential director conflicts of interest, as applicable.

RECENT ACTIVITIES AND KEY FOCUS AREAS

•  Led the Board’s continuous succession planning process, including the refreshment of Committee assignments, which ensures the successful transition of institutional knowledge.

•  Recommended and oversaw implementation of “best practice” corporate governance initiatives, including reducing the Company’s threshold to call a special meeting to 15%.

•  Received regular updates on various aspects of the Company’s public policy advocacy workstreams and monitored the Company’s Political Action Committee priorities and its lobbying spend.

•  Continued oversight of the Company’s sustainability strategy and monitored progress on certain key sustainability goals, including those related to emission reductions and energy efficiency.

•  Oversaw the shareholder engagement program, which facilitated important feedback to the Board regarding sustainability, governance, and executive compensation issues.

Linda R. Gooden Chair Committee Members: Linda R. Gooden Joseph Jimenez Judith A. Miscik Thomas M. Schoewe Jan E. Tighe Meetings held in 2023: 3

RISK AND CYBERSECURITY

Key Responsibilities:

•  Reviews the Company’s key strategic, enterprise, and cybersecurity and privacy risks;

•  Reviews the Company’s risk management framework and management’s implementation of risk policies, procedures, and governance to assess their effectiveness;

•  Reviews management’s evaluation of strategic and operating risks, including risk concentrations, product safety, quarterly information security reports, mitigating measures, and the types and levels of risk that are acceptable in the pursuit and protection of shareholder value; and

•  Reviews the Company’s risk culture, including the integration of risk management into the Company’s behaviors, decision-making, and processes.

RECENT ACTIVITIES AND KEY FOCUS AREAS

•  Conducted reviews of key enterprise risks, including product safety, regulatory, and electric grid reliability and identified focus areas for further monitoring in 2024.

•  Approved the Company’s 2024 cybersecurity budget and oversaw preparation for, and implementation of, the SEC’s new cybersecurity reporting rules.

•  Evaluated emerging public policy, geopolitical and region-specific risks and reviewed mitigating actions taken by management to protect shareholder value.

•  Regularly reviewed the Company’s cybersecurity maturity scorecard and conducted reviews of Company preparedness, including with respect to 5G technology and “zero trust.”

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Mary T. Barra Chair Committee Members: Mary T. Barra Wesley G. Bush Linda R. Gooden Joseph Jimenez Patricia F. Russo Thomas M. Schoewe Meetings held in 2023: 2

EXECUTIVE

Key Responsibilities:

•  Composed of the Board Chair and CEO, the Independent Lead Director, and the chairs of all other standing committees;

•  Chaired by Ms. Barra and acts on certain limited matters for the full Board in intervals between meetings of the Board; and

•  Meets as necessary, and all actions by the Executive Committee are reported and ratified at the next succeeding Board meeting.

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Board and Committee Oversight of Risk

Role of the Board of Directors

The Board has overall responsibility for risk oversight and focuses on the most significant risks facing the Company. The Board discharges its risk oversight responsibilities, in part, through delegation to its committees. The Company’s risk governance is facilitated through a top-down and bottom-up communication structure, with the tone established at the top by Ms. Barra, our Board Chair and CEO, and other members of management, specifically the Senior Leadership Team. The Senior Leadership Team also utilizes our Risk Advisory Council, an executive-level body with delegates from each business unit, to discuss and monitor the most significant enterprise and emerging risks in a cross-functional setting. They are tasked with championing risk management practices and integrating them into their functional or regional business units.

Role of the Board Committees

Each of the Board’s committees has a critical role to play in the overall execution of the Board’s risk oversight duties. The Board delegates oversight for certain risks to each committee based on the risk categories relevant to the subject matter of the committee. The Risk and Cybersecurity Committee Chair coordinates with the chairs of the other committees to support them in managing the relationship between risk management policies and practices and their respective oversight responsibilities. The Risk and Cybersecurity Committee also assists the Board by monitoring the overall effectiveness of the Company’s risk management framework and processes. For example, GM’s Strategic Risk Management team conducts an annual risk assessment, which the Risk and Cybersecurity Committee reviews and receives detailed management updates regularly throughout the year.

Below is a summary of the key risk oversight responsibilities that the Board has delegated to its committees.

•

Audit Committee: Oversees risks related to (i) financial reporting, internal disclosure controls (including with respect to ESG issues, reporting, and disclosures), and auditing matters; and (ii) legal, regulatory, and compliance programs.

•

Executive Compensation Committee: Oversees risks related to executive and employee compensation plans, including through the design of compensation plans that promote prudent risk management and do not encourage excessive risk-taking.

•

Finance Committee: Oversees risks related to (i) significant financial exposures and contingent liabilities of the Company; (ii) regulatory compliance of employee-defined benefit plans; and (iii) M&A activity and impacts from changes to the Company’s shareholder base.

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•

Governance and Corporate Responsibility Committee: Oversees risks related to (i) public policy and political activities; (ii) director independence and related party transactions; (iii) the sustainability of our operations and products; and (iv) sustainability disclosures in consultation with the Audit Committee.

•	Risk and Cybersecurity Committee: Oversees risks related to the Company’s key strategic, enterprise, and cybersecurity risks, including climate change, workplace and product safety, and privacy.

Cybersecurity Risk Oversight

Material risks from cybersecurity threats are managed across GM, GM Financial, Cruise, and third-party suppliers and vendors, and monitoring such risks and threats is integrated into the Company’s overall risk management program. In addition, the Board has assigned its Risk and Cybersecurity Committee with the specific responsibility for overseeing cybersecurity threats. The Company’s cybersecurity organization is led by the Chief Cybersecurity Officer (“CCO”), who is responsible for assessing and managing material risks from cybersecurity threats and reports to GM’s Executive Vice President, Legal, Policy, Cybersecurity, and Corporate Secretary, as well as to the Risk and Cybersecurity Committee. GM also has a Cybersecurity Management Board that brings together representatives from senior management across the Company’s Software and Services, Product Development, Information Technology, Manufacturing, Finance, Communications, Human Resources, Legal, and Public Policy organizations to provide guidance and monitor overall company cybersecurity risk. The Company’s cybersecurity maturity scorecard, cybersecurity threats, and certain incident information are reviewed by the CCO, the Risk and Cybersecurity Committee, and the Cybersecurity Management Board during standing meetings, as well as in impromptu sessions, when appropriate. During the reviews, various topics are discussed, which may include:

•	implementation and maturity of the Company’s cybersecurity program, risk management framework, including cybersecurity risk policies, procedures, and governance;

•	cybersecurity and privacy risk, including potential impact to the Company’s employees, customers, supply chain, joint ventures, and other stakeholders;

•	intelligence briefings on notable cyber events; and

•	cybersecurity budget and resource allocation, including industry benchmarking and economic modeling of various potential cybersecurity events.

The CCO and the Cybersecurity Management Board monitor the prevention, mitigation, detection, and remediation of cybersecurity incidents through their management of, and participation in, the cybersecurity risk management processes described above, including through the operation of the Company’s incident response plans, which include escalation to the CCO and the Cybersecurity Management Board, as appropriate.

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Sustainability Risk Oversight

The Board oversees sustainability principles throughout the enterprise and has delegated specific oversight responsibilities to each of its committees. In 2021, the committees further incorporated sustainability responsibilities by revising their charters in recognition that sustainability risks impact all aspects of the business.

Audit Committee

•  Reviews the processes and control procedures over sustainability disclosures;

•  Oversees the internal audit function, which includes coverage of controls around sustainability disclosures; and

•  Reviews and approves the annual Sustainability Report.

Compensation Committee

•  Makes an annual determination as to whether the Company’s sustainability goals and milestones are effectively integrated into compensation programs; and

•  Considers shareholder feedback relative to the alignment of GM’s sustainability goals.

Finance Committee	• Reviews changes to our shareholder composition, including the impact of sustainability-oriented investors.

Governance Committee

•  Oversees sustainability initiatives, strategies, and policies that have a material impact on the Company;

•  Conducts annual reviews of sustainability topics;

•  Manages the Board’s shareholder engagement program; and

•  Reviews and approves the annual Sustainability Report.

Risk and Cybersecurity Committee

•  Reviews GM’s strategic, operational, and cybersecurity risks, including workplace safety, vehicle cybersecurity safety, climate change, and privacy risk; and

•  Considers climate change as part of its key strategic and operational risk management framework.

At the management level, GM’s Senior Leadership Team establishes and executes the Company’s sustainability strategy. This cross-functional group of senior leaders drives GM’s sustainability initiatives throughout the Company – from global product development, portfolio planning, manufacturing, and supply chain to human resources (including DE&I and other workforce matters), legal, compliance, social, and community impact projects.

GM’s Chief Sustainability Officer, reporting to the Executive Vice President of Global Manufacturing and Sustainability, is the enterprise-wide leader for sustainability initiatives. She develops and coordinates sustainability strategy and efforts across the Company. GM’s Chief of Diversity, Equity, and Inclusion, reporting to the Senior Vice President and Chief People Officer, is the enterprise-wide leader for DE&I initiatives. She develops and coordinates DE&I strategy and efforts across the Company.

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The Board’s Governance Policies and Practices

Code of Conduct: “Winning with Integrity”

The Board is committed to the highest legal and ethical standards in fulfilling its responsibilities. We have adopted a code of business conduct and ethics, “Winning with Integrity,” that applies to everyone in our Company, at every level, including employees, executives, Board members and, as applicable, subsidiaries that GM controls. This Code of Conduct forms the foundation for compliance with corporate policies and procedures and creates a Company-wide focus on uncompromising integrity in every aspect of our operations. In 2024, Ethisphere recognized GM for the fifth consecutive year in a row, as one of the World’s Most Ethical Companies. This award highlights how “Winning with Integrity” embodies our expectations on a number of topics, including workplace and vehicle safety; DE&I; conflicts of interest; protection of confidential information; insider trading; competition and fair dealing; human rights; community involvement and corporate citizenship; political activities and lobbying; preservation and use of Company assets; and compliance with laws and regulations. Employees are expected to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Conduct. The Code of Conduct is available at investor.gm.com/governanceandsustainability.

In addition, GM’s Insider Trading Policy prohibits all GM directors and employees, including executive officers, from trading in GM securities while in possession of material non-public information about the Company, trading any GM derivatives (e.g., put or call options), engaging in short sales, or otherwise engaging in hedging activities, and pledging of GM securities.

Corporate Governance Guidelines

Our Corporate Governance Guidelines form a transparent framework for the effective governance of the Company. The Corporate Governance Guidelines address matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, the responsibilities of the Independent Lead Director, director independence, Board membership criteria, Board committees, and Board and CEO evaluations. The Governance Committee annually reviews the Corporate Governance Guidelines and periodically recommends to the Board the adoption of amendments in response to changing regulations, evolving best practices, and shareholder concerns. No changes were made to our Corporate Governance Guidelines as a result of this review in 2023. In 2022, this review led to a number of enhancements and refinements, including, among other changes: adding context to the Board’s oversight of sustainability and risk management; clarifying that a former CEO can remain on the Board if serving as executive chair; supplementing the Board’s diversity policy and its perspectives on recruitment of candidates from minority groups; adding more insight into the Board’s perspective on its retirement policy; and disclosing the Governance Committee’s practice of reviewing each director’s time and availability commitments. A summary of our corporate governance best practices is discussed in the “Governance Highlights” section of this Proxy Summary.

CEO Succession Planning

Our Independent Lead Director oversees the CEO succession planning process and leads, at least annually, the Board’s discussion of CEO succession planning. During this review, our CEO provides the Board with recommendations for, and evaluations of, potential CEO successors and discusses developmental plans for these successors. Directors engage with CEO candidates and senior management talent at Board and committee meetings and other forums to enable directors to personally assess candidates. The Board reviews management succession planning in the ordinary course of business as well as contingency planning in the event of an emergency or unanticipated event.

FOCUS ON NEXT-GENERATION TALENT

In 2023, the Board met with over 80 Company executives during meetings and other events, which is part of the succession planning process designed to expose the Board to the next generation of leaders. For example, the Board met with top engineering talent at the historic Milford Proving Grounds in October 2023, following their opportunity to test and review the Company’s ICE and EV portfolio.

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Board and Committee Evaluations

The Governance Committee annually reviews the form and process for Board and committee self-evaluations. The Board’s evaluation process is based on extensive benchmarking, engagement with shareholders, and internal discussion. In 2023, the self-evaluation process for the Board and its committees included (i) committee evaluations led by each committee chair; (ii) interviews between the Board Chair and CEO and each director and (iii) an executive session of the Board to review the feedback received by the Board Chair and CEO. In addition, the Independent Lead Director met in executive session after each Board meeting without the Board Chair and CEO to gather feedback from the other non-employee directors.

The Board believes this process provides ample opportunity to provide feedback on Board, committee, and individual director performance. The Board is committed to implementing feedback from its self-evaluations. Recent examples of changes to practices include evolving the composition of the Board, conducting extensive reviews of the Company’s marketing, software and digital strategies, focusing on supply chain sustainability and battery raw material costs, and prioritizing Board meetings outside Company headquarters to increase interaction with employees and experience the Company’s transformation efforts.

Annual Evaluation of CEO

Each year, the Board reviews the CEO’s performance against her annual strategic goals. The non-management directors, meeting separately in executive session, annually conduct a formal evaluation of the CEO, which is communicated to the CEO by the Independent Lead Director and Compensation Committee Chair. The evaluation is based on both objective and subjective criteria, including, but not limited to, the Company’s financial performance, accomplishment of ongoing initiatives in furtherance of the Company’s long-term strategic objectives, and development of the Company’s senior management talent. The results of the evaluation are considered by the Compensation Committee in determining the compensation of the CEO as further described in the “Compensation Discussion and Analysis” section beginning on page 42.

Director Orientation and Continuing Education

All new directors complete the Company’s director orientation program within the first year of their election. The orientation enables new directors to become familiar with the Company’s business and strategic plans, significant financial matters, core values and behaviors, compliance programs, corporate governance practices, and other key policies and practices. As part of the orientation, they meet individually with the Board Chair and CEO, President, General Counsel, and other key members of the Senior Leadership Team. They also attend a meeting of each Board committee at least once before being assigned to committees by the Board.

Continuing education opportunities are also provided to keep directors updated with information about the Company and its strategy, operations, products, and other matters relevant to Board service. Board members are also encouraged to visit GM facilities and dealers and attend auto shows and other key corporate and industry events to enhance their understanding of the Company and its competitors in the automotive industry. In addition, all directors are encouraged to attend, at our expense, director continuing education programs sponsored by governance organizations and other institutions.

DIRECTOR CONTINUING EDUCATION OPPORTUNITY

In June 2023, the Board received a briefing from the National Counterintelligence and Security Center (“NCSC”) focused on geopolitical risk exposures in international markets, including insider threats, cyber activities, and risks in the supply chain. The Board’s discussion with the NCSC reinforced best practices for cyber health tactics and provided educational insight into mitigation strategies.

Director Service on Other Public Company Boards

The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the Board Chair, Independent Lead Director, or Governance Committee Chair in advance of accepting an invitation to serve on another board of directors or any audit committee of another public company’s board. This allows the Governance Committee to assess the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment required by the new position. The Governance Committee conducts an annual review of director commitment levels

32	CORPORATE GOVERNANCE

and affirms that all directors are able to comply with the Company’s expectations on a director’s time and availability. Sometimes, for example, the Governance Committee determines that directors who are engaged in active, full-time employment have less time to devote to board service than a director whose principal occupation is serving on boards. Our Corporate Governance Guidelines provide that, without obtaining the approval of the Board:

•	A director may not serve on the boards of more than four other public companies (excluding nonprofits and subsidiaries); and

•	No member of the Audit Committee may serve on more than two other public company audit committees.

The Board also prefers that senior members of management not serve on the board of more than one other public company or for-profit entity, and requires that executive officers obtain the approval of the Governance Committee prior to accepting an invitation to serve on an outside board. At this time, all members of management are in compliance with these guidelines.

Compensation Committee Interlocks and Insider Participation

Ms. Russo and Messrs. Bhusri, Bush, Jimenez, and Wenig serve on the Compensation Committee. As of the date of this Proxy Statement, no member of the Compensation Committee was or is a GM officer or employee, and no executive officer of the Company served or serves on a compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board.

Corporate Political Contributions and Lobbying Expenditures

Board Oversight

We participate in the legislative, regulatory, and political processes to help shape public policy that supports our industry, reflects our values and principles, and advances our vision for the future of mobility. To guide our activities and ensure compliance with applicable laws and regulations, the Board has adopted a Company Policy on Corporate Political Contributions and Expenditures (“Political Contributions Policy”).

The Governance Committee oversees the Political Contributions Policy and annually reviews the Company’s engagement in the public policy process. The Governance Committee also annually reviews all corporate political contributions, GM PAC contributions and expenditures, and the process by which such contributions and expenditures are made. GM PAC expenditures are funded entirely by voluntary director and employee contributions and are guided by a board of directors and a steering committee using defined criteria set forth in the Political Contributions Policy.

Management provides updates to the Governance Committee on a regular basis regarding the Company’s lobbying expenditures. In addition, the full Board receives frequent updates from management regarding significant global policy issues facing the Company. The Board uses this report to continuously assess which issues are most important to the Company’s long-term interests and which organizations the Company is working with to advance those interests.

Transparency and Disclosure

To promote political transparency and accountability, GM publishes an annual voluntary report of political contributions. In addition, GM files publicly available federal Lobbying Disclosure Act reports each quarter, which disclose GM’s lobbying expenditures, describe the legislative issues on which we have lobbied, and identify the individuals who lobbied on behalf of GM. GM also files similar periodic reports with state agencies. For the sixth consecutive year, the Center for Political Accountability’s Zicklin Index of Corporate Political Disclosure and Accountability, which benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies, recognized the quality of our disclosures and ranked GM among the First Tier of S&P 500 companies, and GM received a recognition as a top tier “trendsetter” for the second consecutive year. You can view our 2023 U.S. Political Engagement Overview, Priorities, and Trade Association Disclosures on our website at investor.gm.com/governanceandsustainability.

REPORTING ON GM’S SUSTAINABILITY ADVOCACY

In 2023, the Governance Committee approved the Company’s third annual Sustainability Advocacy Report, which discloses the Company’s advocacy efforts on climate change policy, fleet emissions, fuel economy regulations, and policies to support the automotive industry’s transition to EVs.

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Certain Relationships and Related Party Transactions

Our Code of Conduct requires all of our employees and directors to avoid any activity that is in conflict with our business interests. In addition, the Board has adopted a Related Party Transaction Policy regarding the review and approval of related party transactions, which was most recently updated in December 2021.

Under the Related Party Transactions Policy, which is administered by our Governance Committee, directors and executive officers must report any potential related party transactions on an annual basis (including transactions involving immediate family members) to the General Counsel to determine whether the transaction constitutes a related party transaction. If any member of the Governance Committee has a potential interest in any related party transaction, such member is recused and will abstain from voting on the approval of the related party transaction.

For purposes of our Related Party Transactions Policy, a related party transaction includes transactions in which our Company (or a subsidiary) is a participant, the amount involved exceeds $120,000, and the related party has or will have a direct or indirect material interest. Related parties of our Company consist of directors (including nominees for election as directors), executive officers, shareholders beneficially owning more than 5 percent of the Company’s voting securities, and the immediate family members of these individuals. Once a potential related party transaction has been identified, the Governance Committee reviews all of the relevant facts and circumstances and approves or disapproves entry into the transaction. As required under SEC rules, we disclose all related party transactions annually in our proxy statement, even in cases when the arrangements predate a relationship with the director or predate the director’s relationship with the Company. When a transaction is ongoing, the transactions are still reviewed annually for reasonableness and fairness to the Company.

Factors Used in Assessing Related Party Transactions

•	Whether the terms of the related party transaction are fair to the Company and on the same basis as if the transaction had occurred on an arm’s-length basis;

•	Whether there are any compelling business reasons for the Company to enter into the related party transaction and the nature of alternative transactions, if any;

•	Whether grants or contributions made by the Company under one of its grant programs are in accordance with the Company’s corporate contribution guidelines;
•	Whether the related party transaction would impair the independence of an otherwise independent director; and

•	Whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the specific facts and circumstances of such transaction.

2023 Related Party Transactions

In 2023, two holders of 5 percent or more of the Company’s common stock (BlackRock, Inc. and The Vanguard Group) provided investment management services to Company-sponsored pension plans. In addition, in 2022, GM entered into a real estate contract for design studio space in the United Kingdom that is owned by a subsidiary of BlackRock. The contract value is under $5 million for the duration of the ten-year lease.

The SEC has identified employment of immediate family members of directors and executive officers as per-se related party transactions and subject to disclosure if the $120,000 threshold is met. In 2023, the following immediate family members of executive officers were employed by General Motors or its subsidiaries and had total compensation in excess of $120,000: the daughter of Mark L. Reuss, our President, is employed by GM in the Marketing organization; and the son of Craig B. Glidden, our Executive Vice President, Legal, Policy, Cybersecurity, and Corporate Secretary, is employed by GM Cruise Holdings LLC, the Company’s majority owned subsidiary. The compensation of these individuals is comparable to other employees at a similar level.

NEOs may be eligible to reimburse personal travel expenses pursuant to time-sharing agreements that the Company may enter into from time to time, subject to Federal Aviation Administration regulations. In 2023, pursuant to such an agreement, Mr. Reuss reimbursed the Company $159,413 for his personal use of corporate aircraft, including certain taxes. For additional information about NEO’s personal use of corporate aircraft, see page 52 under “Perquisites and Other Compensation.”

34	CORPORATE GOVERNANCE

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Security Ownership Information

Security Ownership of Directors, Named Executive Officers, and Certain Other Beneficial Owners

The following table and accompanying footnotes show information regarding the beneficial ownership of GM’s issued and outstanding common stock by (i) each of our directors and NEOs, and all directors and executive officers as a group, in each case as of March 31, 2024, and (ii) each person known by us to beneficially own more than 5 percent of our issued and outstanding common stock as of the dates indicated in the footnotes. All directors and executive officers have sole voting and dispositive power over their shares, and none of the shares shown as beneficially owned by directors and executive officers are pledged as security for any obligation. The Percentage of Outstanding Shares is based on 1,145,938,628 shares issued and outstanding as of April 1, 2024.

Name	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares

Non-Employee Directors(1)

Aneel Bhusri	47,646	(2)	*

Wesley G. Bush	20,000	(2),(3)	*

Joanne C. Crevoiserat	—	(2)	*

Linda R. Gooden	1,000	(2)	*

Joseph Jimenez	32,330	(2),(4)	*

Jonathan McNeill	—	(2)	*

Judith A. Miscik	—	(2)	*

Patricia F. Russo	31,000	(2)	*

Thomas M. Schoewe	22,005	(2)	*

Mark A. Tatum	—	(2)	*

Jan E. Tighe	—	(2)	*

Devin N. Wenig	—	(2)	*

Named Executive Officers(1)

Mary T. Barra	4,674,779	(5),(6)	*

Paul A. Jacobson	520,675	(5)	*

Mark L. Reuss	1,261,061	(5)	*

Michael Abbott	74,284	(5)	*

Craig B. Glidden	700,574	(5)	*

All Directors and Executive Officers as a Group (21 persons), including the foregoing	8,197,706	(7)	*

Certain Other Beneficial Owners(8)

BlackRock, Inc.(9)	136,950,373		12%

The Vanguard Group(10)	111,623,432		9.7%

*	Less than 1 percent.
(1)	c/o General Motors Company, 300 Renaissance Center, Detroit, Michigan 48265.
(2)

These amounts represent common stock only and do not include DSUs, which are unit equivalents of our common stock. For more information about how DSUs work, see page 19. Non-employee directors hold the following number of DSUs: 18,362 DSUs for Mr. Bhusri; 41,553 DSUs for Mr. Bush; 12,559 DSUs for Ms. Crevoiserat; 38,721 DSUs for Ms. Gooden; 74,708 DSUs for Mr. Jimenez; 9,266 DSUs for Mr. McNeill; 22,112 DSUs for Ms. Miscik; 82,449 DSUs for Ms. Russo; 52,849 DSUs for Mr. Schoewe; 11,611 DSUs for Mr. Tatum; 5,019 DSUs for Ms. Tighe; and 49,655 DSUs for Mr. Wenig.

(3)	These shares are held indirectly in the Wesley G. Bush Revocable Trust.
(4)	This amount includes 330 shares of common stock that Mr. Jimenez holds indirectly through a limited liability company owned but not managed by him.
(5)

These amounts include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2024, as follows: 2,782,914 shares for Ms. Barra; 222,667 shares for Mr. Jacobson; 842,367 shares for Mr. Reuss; 0 shares for Mr. Abbott; and 430,067 shares for Mr. Glidden.

(6)	This amount includes 385,000 shares that are held indirectly in the Mary T. Barra Grantor Retained Annuity Trust Agreement #2 and the Mary T. Barra Grantor Retained Annuity Trust Agreement #3.
(7)	This amount includes shares that individuals in the group may acquire upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 1, 2024.
(8)

The Company is permitted to rely on the information reported by each beneficial owner in filings with the SEC and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not.

36	SECURITY OWNERSHIP INFORMATION

(9)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 24, 2024, BlackRock, Inc., reported that it and its subsidiaries listed on Exhibit A to Schedule 13G/A were the beneficial owners of 136,950,373 shares of GM’s outstanding common stock as of December 31, 2023. BlackRock reported having sole voting power over 122,179,856 shares and sole dispositive power over 136,950,373 shares. No shared voting or dispositive powers were reported. The address for BlackRock, Inc., is 55 East 52nd Street, New York, New York 10055.

(10)

Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group reported that it was the beneficial owner of 111,623,432 shares of GM’s outstanding common stock as of December 31, 2023. The Vanguard Group reported having shared voting power over 1,710,488 shares, sole dispositive power over 105,995,331 shares, and shared dispositive power over 5,628,101 shares. No sole voting power was reported. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECURITY OWNERSHIP INFORMATION	2024 Proxy Statement	37

ITEM NO. 2:

Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting. The Audit Committee also oversees the rotation of the independent registered public accounting firm’s lead audit partner and is involved in the selection and approval of the lead audit partner. The lead audit partner rotates every five years in accordance with regulatory requirements. The Audit Committee evaluates the selection of the Company’s independent auditors each year and determines whether to re-engage the current independent auditors or consider other firms. Following this process, the Audit Committee made the determination to re-engage Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024.

Criteria for Re-Engaging EY. EY has served as the Company’s independent registered public accounting firm since 2017 when the Audit Committee selected the firm as part of a competitive and comprehensive request for proposal process. Through this process, the Audit Committee evaluated firms based on several key factors, including audit quality; the benefits of tenure versus fresh perspective; cultural fit and business acumen; innovation and technology; auditor independence; and the appropriateness of fees relative to both efficiency and audit quality. These critical factors continue to drive the Audit Committee’s priorities with respect to the selection and retention of the Company’s independent auditors. Based on its annual review, the Audit Committee believes that the continued retention of EY as our independent auditors is in the best interests of our shareholders.

Shareholder Ratification of Our Selection of EY. As a matter of good corporate governance, the Board submits the selection of the independent auditors to our shareholders for ratification. If shareholders do not ratify the selection of EY, the Audit Committee will reconsider whether to engage EY, but may ultimately determine to engage EY or another audit firm without resubmitting the matter to shareholders. Even if the shareholders ratify the selection of EY, the Audit Committee may, in its sole discretion, terminate the engagement of EY and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so.

We Expect EY to Attend Our Annual Meeting. We expect that representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

For additional information concerning the Audit Committee and its activities with EY, see the “Audit Committee Report” below.

The Board recommends a vote FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

38	ITEM NO. 2: PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

Audit Committee Report

The Audit Committee of the Board of Directors of General Motors Company is a standing committee composed of six independent directors: Thomas M. Schoewe (Chair), Wesley G. Bush, Joanne C. Crevoiserat, Linda R. Gooden, Mark A. Tatum, and Jan E. Tighe.

REASONS FOR SELECTION TO THE AUDIT COMMITTEE	FINANCIAL LITERACY AND EXPERTISE

When selecting directors to serve on the Audit Committee, the Governance Committee and Board of Directors consider, among other factors: independence, financial literacy and expertise, and individual skills.

The Board has determined that all members of the Audit Committee meet heightened independence and qualification criteria and are financially literate in accordance with the NYSE Corporate Governance Standards and SEC rules, and that Messrs. Schoewe and Bush and Mses. Crevoiserat and Gooden are each qualified as an “audit committee financial expert” as defined by the SEC.

Purpose

The Audit Committee’s core purpose is to assist the Board by providing oversight of:

•	The quality and integrity of GM’s financial statements;

•	The effectiveness of GM’s financial reporting process and systems of disclosure controls and internal controls;

•	The qualifications, performance, and independence of GM’s external auditors and their audit process;

•	The scope and performance of GM’s internal audit function; and

•	GM’s policies and procedures regarding compliance, ethics, and legal risk, including the standards of business conduct as embodied in GM’s code of conduct.

The Audit Committee operates under a written charter adopted by the Audit Committee and approved by the Board of Directors, which may be found on our website at investor.gm.com/governanceandsustainability. The Audit Committee’s charter is reviewed at least once annually and is updated as necessary to address changes in regulatory requirements, authoritative guidance, evolving best practices, and shareholder feedback.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process, and has delivered its opinion on the effectiveness of the Company’s controls. EY is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

Required Disclosures

In 2023, the Audit Committee met eight times and fulfilled all of its core charter obligations. Consistent with its charter responsibilities, the Audit Committee met and held discussions with management and EY regarding the Company’s audited financial statements and internal controls for the year ended December 31, 2023. In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with management and EY and further discussed with EY the matters required to be discussed by the requirements of the PCAOB and the SEC. This review included a discussion with management and EY of the quality, not merely the acceptability, of GM’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in GM’s financial statements, including the disclosures related to critical accounting estimates and critical audit matters. EY also provided to the Audit Committee the written communications as required by the applicable PCAOB standards concerning independence, and the Audit Committee discussed with EY the auditor’s independence. The Audit Committee also considered and determined that the non-audit services provided to GM were permissible under the applicable independence rules. The Audit Committee concluded that EY was independent from the Company and management.

For additional information about GM’s policies and procedures related to the approval of EY’s audit and non-audit services, see “Policy for Approval of Audit and Permitted Non-Audit Services” on page 40.

AUDIT COMMITTEE REPORT	2024 Proxy Statement	39

Recommendation

Based upon the Audit Committee’s discussions with management and EY as described in this report and the Audit Committee’s review of the representations of management and the reports of EY to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on January 30, 2024.

Audit Committee
Thomas M. Schoewe (Chair) Wesley G. Bush Joanne C. Crevoiserat	Linda R. Gooden Mark A. Tatum Jan E. Tighe

The preceding Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed thereunder.

Fees Paid to Independent Registered Public Accounting Firm

The following table summarizes the fees for professional services provided by EY for the audit of GM’s annual financial statements and internal control over financial reporting for the years ended December 31, 2023 and 2022, together with the fees billed for other services rendered by EY during these periods. The numbers in the table below may not sum due to rounding.

Type of Fees	2023 ($ in millions)	2022 ($ in millions)

Audit	23	21

Audit-Related	5	5

Tax	1	2

Subtotal	30	27

All Other Services	2	2

TOTAL	31	29

Audit Fees – Includes fees for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, including reviews of the interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q and audits of statutory financial statements.

Audit-Related Fees – Includes fees for assurance and related services that are traditionally performed by the independent registered public accounting firm. More specifically, these services include employee benefit plan audits, comfort letters in connection with financing transactions, financial due diligence, other attestation services, and consultations concerning financial accounting and reporting standards.

Tax Fees – Includes fees for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refunds. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.

All Other Fees – Includes fees for services that are not contained in the above categories and consists of permissible advisory services.

Policy for Approval of Audit and Permitted Non-Audit Services

The services performed by EY in 2023 were pre-approved in accordance with the pre-approval policy and procedures established by the Audit Committee. This policy requires that, prior to the provision of services by the auditor, the Audit Committee will be presented, for consideration, with a description of the types of Audit-Related, Tax, and All Other Services expected to be performed by the auditor during the fiscal year, with amounts budgeted for each category. Subject to these pre-approved budgets, any requests for individual services falling within these categories for less than $1 million may be approved by management, while any such requests for $1 million or more not specifically contemplated and approved by the Audit Committee must be submitted to the Audit Committee Chair for pre-approval and must be reported to the full Audit Committee at its next regularly scheduled meeting. Management must report actual spending for each category to the full Audit Committee periodically throughout the year.

These services are actively monitored (both spending and work content) by the Audit Committee to maintain the appropriate objectivity and independence in EY’s core work, which is the audit of the Company’s annual consolidated financial statements and internal control over financial reporting. The Audit Committee determined that all services provided by EY in 2023 were permissible under applicable independence rules.

40	AUDIT COMMITTEE REPORT

ITEM NO. 3:

Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation

Executive compensation is an important matter for our shareholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (sometimes referred to as “Say-on-Pay”). The Board has adopted a policy providing for an annual Say-on-Pay advisory vote.

The Compensation Committee has approved the compensation arrangements for our NEOs described in the Compensation Discussion and Analysis section beginning on page 42 and the accompanying executive compensation tables beginning on page 66. We urge you to read the Compensation Discussion and Analysis for a more complete understanding of our executive compensation plans, including our compensation principles, our objectives, and the 2023 compensation of our NEOs.

We are asking shareholders to vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables, and the related narrative discussion, is hereby APPROVED.

Although the vote on this item is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for NEOs.

The next Say-on-Pay vote will occur at our 2025 annual meeting and the next advisory vote on the frequency of future Say-on-Pay votes will occur at our 2026 annual meeting.

The Board recommends a vote FOR the advisory proposal to approve named executive officer compensation.

ITEM NO. 3: PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION	2024 Proxy Statement	41

Compensation Discussion and Analysis

Dear Shareholders:

GM delivered strong financial performance in 2023 and continued to lead the industry in total U.S. sales. All of our brands grew their sales year-over-year, we maintained portfolio leadership in ICE vehicles, and we generated record revenue while maintaining healthy margins. We returned significant cash to shareholders through dividends and the implementation of a $10 billion accelerated share repurchase program. The score for the 2023 annual short-term incentive plan (the “STIP”) reflected these financial results, with an above-target payout of 125%. At the same time, the Company underperformed relative to its commitments on its transformation journey in 2023, particularly with EV production and AV technology. This was reflected in the Company’s stock price, the value of the stock options held by executives, and also in the below-target payout of 74% for the Performance Share Units (“PSUs”) that vested this year. The PSUs represent the largest compensation component for the NEOs. We believe these outcomes demonstrate that our incentive plans operate effectively to appropriately reward both annual and long-term performance.

The Compensation Discussion and Analysis that follows describes a strong alignment between the Company’s demonstrated performance and compensation outcomes for each NEO. Each year, the Compensation Committee performs a comprehensive compensation assessment for its senior executives. The Company has delivered on its commitments to shareholders quarter-after-quarter while heavily investing in new technologies that we see as the drivers of future growth. Our extraordinary CEO and leadership team are leading a historic transformation of the Company and the industry. For 2024, we have held Ms. Barra’s target compensation at the same level as 2023 and 2022, respectively, reflecting the Committee’s view that her compensation is appropriately positioned. We also view Mr. Reuss’ target compensation as appropriately positioned and have held his 2024 target compensation at the 2023 level. Our assessments also resulted in changes to target compensation levels for the other NEOs.

As stated in the Board’s letter to shareholders beginning on page ii of this Proxy Statement, GM’s priorities are clear: to further optimize our winning ICE portfolio, grow our EV business profitably, deliver software and services that create customer value, and develop safe autonomous vehicle technology – all while maintaining our commitments to culture, safety, and a leading customer experience. With these priorities in mind, the Compensation Committee has made several key enhancements to our 2024 compensation plans that will drive execution and increase shareholder value by holding the management team and the broader workforce accountable for their performance against specific, near-term strategic goals. The plan enhancements include:

•

Our STIP performance measures will continue to link to the Company’s annual financial goals and will be supplemented with strategic goals representing critical milestones that the Company needs to achieve in 2024. While EBIT-adjusted and AAFCF will remain the primary financial performance measures under the 2024 STIP, the plan will also incorporate specific performance measures mapped to our four strategic areas of focus (i.e., ICE, EV, AV, and Software and Services). This alignment in metrics for variable compensation will apply to all GM salaried employees and incentivize them to execute with greater accountability and a broader enterprise perspective.

•

Our LTIP performance measures will continue to focus on creating long-term shareholder value and Company profitability, while increasing the focus on cash generation. Our new LTIP measures will include a performance measure mix of Cumulative Adjusted Automotive Operating Cash Flow, EBIT-adjusted Margin, and Relative TSR. These metrics directly link our leaders to our long-term transformation strategy and share price performance.

•

To remain competitive in acquiring the talent we need and to efficiently utilize the shares available in the equity plan, our new LTIP structure will now incorporate RSUs in lieu of stock options, while retaining at risk compensation with PSUs representing 75% of each LTIP grant.

The Compensation Committee looks forward to your ongoing feedback. Our objective remains aligning our executive compensation program with shareholders’ interests, encouraging management to make decisions that result in long-term value creation, and attracting and retaining the talent required to drive the Company towards our four key strategic goals during this critical and transformative time.

Sincerely,

Wesley G. Bush
Compensation Committee Chair

42	COMPENSATION DISCUSSION AND ANALYSIS

Our Company Performance

Consistently Delivering Strong Results

“General Motors is building on a foundation of products that our customers love. We have an unmatched ICE portfolio in North America, rising EV production on the Ultium platform and GM Financial continues to perform well. Everyone on the team is focused on strong execution to sustain our momentum and create shareholder value, and we plan to hold ourselves accountable for doing exactly that.”

- Mary T. Barra, Chair and CEO

Optimizing Our Core Business To Continue Investing In Our Future

Creating An Even Stronger GM

Delivered strong financial performance by optimizing the core business, enabling continued investments in future growth and returning cash to shareholders

Developed a more resilient, North American-focused EV supply chain ecosystem, including reaching full production at our first joint venture battery cell plant in the U.S.

Created a new organization led by proven tech innovators focused on executing software-defined vehicle technology to enhance the customer experience

Building Vehicles Customers Love

Earned #1 manufacturer in initial quality*, led in sales satisfaction (Buick)* and achieved U.S. market leadership in total sales, truck sales, full-size pickup sales, full-size SUV sales and affordable SUV sales

*2023 J.D. Power U.S. Initial Quality Study; 2023 J.D. Power U.S. Sales Satisfaction Index Study

Increased total company revenue 10% year-over-year and gained total U.S. market share with incentives more than 20% lower than the industry average

Grew U.S. EV sales 93% with a record year for the Chevrolet Bolt EV and EUV, and continued to expand in EVs with launches of the Chevrolet Silverado EV Work Truck and Chevrolet Blazer EV

2023 Financial Highlights

$171.8B	$10.1B	5.9%	$7.32
Revenue	Net Income Attributable to Stockholders	Net Income Margin	EPS-Diluted

16.4%	$12.4B	7.2%	$7.68
ROIC-adjusted(1)	EBIT-adjusted(1)	EBIT-adjusted(1) margin	EPS-diluted-adjusted(1)

(1)	Non-GAAP financial measure. Refer to Appendix A for a reconciliation of Non-GAAP financial measures to their closest comparable GAAP measure.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	43

Executing on Our Vision

Achieved strong financial performance with total company revenue growth of 10% year-over-year, full-year net income attributable to stockholders of $10.1 billion and EBIT-adjusted of $12.4 billion

Generated robust cash flow, which enabled a significant amount of cash to be returned to shareholders, including a $10.0 billion accelerated share repurchase program and a 33% increase in the stock dividend starting in 2024

Continued strong performance by GM Financial, which generated EBT-adjusted of $3.0 billion and paid $1.8 billion in dividends to GM

GM International delivered $1.2 billion in EBIT-adjusted profit, driven by key new vehicle launches such as the Chevrolet Montana and Chevrolet Trax

Negotiated new labor agreements in the U.S., Canada and South Korea with significant wage increases for employees

Initiated a $2.0 billion fixed and variable cost reduction program enabling the Company to continue to achieve strong profitability and ongoing investments in future growth

Ranked as the #1 manufacturer on J.D. Power’s Initial Quality Study for the consecutive year

Continued to enhance our portfolio of vehicles customers love, including the Chevrolet Colorado (2024 MotorTrend Truck of the Year), Chevrolet Blazer EV (2024 MotorTrend SUV of the Year), Chevrolet Trax (Car and Driver’s 10Best Trucks and SUVs), Chevrolet Corvette E-Ray and Stingray, Cadillac CT4-V Blackwing and CT5-V Blackwing (Car and Driver’s 10Best Cars)

Led the U.S. industry in total truck sales for the 23rd consecutive year, in full-size pickups for the 4th consecutive year and in full-size SUVs for the 49th consecutive year

Delivered more than 1 million crossovers and became the new leader in affordable small SUVs, driven by the best-ever full-year sales of the new Chevrolet Trax and Buick Envista

Continued GM’s expansion in EVs with a 93% increase in U.S. EV sales in 2023

Reached full production at the first joint venture U.S. battery cell plant in Ohio

Generated record combined sales of the Chevrolet Bolt EUV and Bolt EV

Ranked highest among all brands in J.D. Power Sales Satisfaction Index for the consecutive year, became the fastest-growing mainstream brand in the industry and began sales of the all-new Buick Envista

Achieved best total sales since 2019, led the full-size pickup truck segment with record average transaction prices of the GMC Sierra, and continued to increase production and deliveries of the GMC HUMMER EV Pickup and SUV

Achieved best total sales since 2019 and record sales of the Cadillac CT5, Cadillac Escalade, and V-Series and Blackwing lineup, and continued to increase production and deliveries of the Cadillac LYRIQ

Led the industry in commercial fleet deliveries, and increased total fleet and commercial sales 20% year-over-year

Represents Sustainability Results

44	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

Our Named Executive Officers

Mary T. Barra Chair and Chief Executive Officer	Paul A. Jacobson Executive Vice President and Chief Financial Officer	Mark L. Reuss President

Michael Abbott Executive Vice President, Software	Craig B. Glidden Executive Vice President, Legal, Policy, Cybersecurity, and Corporate Secretary

Positions as of December 31, 2023. As described on page 60, Mr. Abbott resigned from the Company effective April 2, 2024.

Compensation Governance and Best Practices

WHAT WE DO

✓ Provide short-term and long-term incentive plans with performance targets aligned to business goals

✓ Maintain a Compensation Committee composed entirely of independent directors who are advised by an independent compensation consultant

✓ Require stock ownership for all senior leaders to align with the interests of our shareholders

✓ Engage with shareholders and other stakeholders on various topics with members of management and directors, including our Compensation Committee and our Independent Lead Director

✓  Maintain an Insider Trading Policy requiring directors, executive officers, and all other senior leaders to trade only during pre-established periods after receiving preclearance from the GM legal staff

✓ Require equity awards to have double trigger (change in control and termination of employment) vesting provisions

✓ Complete an annual risk review evaluating incentive compensation plans

✓ Require short-term cash and long-term equity awards for all executive officers to be subject to clawback and cancellation provisions

✓ Conduct an annual audit of senior executive expenses and perquisites that is reviewed by the Audit Committee

WHAT WE DON’T DO

× Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive severance benefits

× Pay above-market interest on deferred compensation in retirement plans

× Allow any director or employee to engage in hedging or pledging of GM securities

× Reward executives for excessive, imprudent, inappropriate, or unnecessary risk-taking

× Allow the repricing, spring-loading, or backdating of equity awards

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	45

Compensation Principles

The compensation provided to our executives is guided by pay-for-performance and the following principles:

Align with Shareholders – Compensation paid should align directly with the long-term interests of our shareholders, and our executives should share with them in the performance and value of our common stock.

Enable Company Strategy – Compensation should be based on challenging Company performance and strategic goals, which are within our executives’ control, and reward performance aligned with GM’s strategy, values, and expected behaviors.

Market-Competitive – Target compensation should have an appropriate mix of short-term and long-term pay elements and should be competitive with that paid to individuals at peer group companies so that it attracts, motivates, and retains talent.

Avoid Excessive Risk-Taking – Compensation structure should avoid incentivizing unnecessary and excessive risk-taking.

Simple Design – Compensation plans should be easy to understand and communicate, and should minimize unintended consequences.

Compensation Program Evolution

Our executive compensation program is designed to focus our leaders on key areas that drive the business forward and align to the short-term and long-term interests of our shareholders. The Compensation Committee regularly reviews and discusses incentive compensation plan performance at each meeting. The Compensation Committee considers many factors when electing to make changes for future incentive plans, including business results, market trends, and feedback from its independent compensation consultant and shareholders. The timeline below shows the actions we have taken to develop executive compensation plans that align the interests of our senior leaders with those of our shareholders.

46	COMPENSATION DISCUSSION AND ANALYSIS

2024 STIP and LTIP Design Changes

Heading into 2024, the Compensation Committee undertook an extensive review of our STIP and LTIP designs with the objective of strengthening the alignment of our plans with our evolving financial and strategic goals. Following this review, we have enhanced our STIP and LTIP beginning with the 2024 performance year. The 2024 STIP performance measures will continue to include EBIT-adjusted (35% of STIP) and AAFCF (25% of STIP) as the primary financial measures to align with the performance of our ICE portfolio. In addition, the STIP will now incorporate EV (25% of STIP), Software & Services (“S&S”) (10% of STIP), and AV (5% of STIP) performance measures that align to the strategic pillars of our business. The final STIP payout will also be subject to an individual performance modifier not to exceed 110% of the STIP payout amount generated by Company performance. The final STIP payout will not exceed 200% of target. Recognizing the focus on strategy execution and the dynamic nature of the evolving markets for EV and AV technologies, the Committee decided it was more appropriate for the EV, AV, and S&S metrics to be in the STIP than in the LTIP to better align with the pace of the Company’s transformation strategy.

The 2024 LTIP structure will continue to include PSUs (75% of LTIP), and will now incorporate RSUs (25% of LTIP) in lieu of stock options to improve our ability to attract and retain critical talent and to more efficiently use the shares available in the equity plan. The PSUs will continue to follow a three-year cliff vesting, and RSUs will vest ratably over three years. The 2024 LTIP PSU performance measures will include Cumulative AAOCF (30% of LTIP), EBIT-adjusted Margin (15% of LTIP), and Relative TSR (30% of LTIP). Relative TSR performance payout will continue to be capped at target if GM’s TSR is negative over the performance period. The redesigned LTIP continues to focus on driving shareholder value and Company profitability, while increasing the focus on cash generation during this critical period of transformation.

2023 STIP and LTIP Overview

The 2023 STIP was designed to focus our leaders on key financial measures (75% of STIP) and strategic goals (25% of STIP). The total payout for the STIP ranges from 0 to 200 percent based on performance against pre-established targets. The Compensation Committee determines performance to strategic goals using a rigorous assessment process that evaluates final results against pre-established operational goals, safety results, and other measures, including sustainability outcomes. The payout for strategic goals performance occurs only if threshold performance of at least one financial measure is met.

The 2023 LTIP design features stock options (25% of LTIP) to align our senior leaders with shareholders’ interest in stock price appreciation and PSUs (75% of LTIP) with performance measures that drive long-term results. PSU performance measures include EBIT-adjusted Margin (30% of LTIP), Relative TSR (30% of LTIP), and GMNA EV Measures (15% of LTIP). Relative TSR performance payout is capped at target if GM’s TSR is negative over the performance period.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	47

Focusing 2023 performance on EBIT-adjusted, AAFCF, and strategic goals in the short term, combined with the PSU performance measures described above in the long term, provides direct alignment of our executive compensation program with the interests of our shareholders, and links the long-term compensation of our executives to the long-term strategy of the Company.

Peer Group for 2023–2025 LTIP Performance

The Compensation Committee uses the following OEMs in the Dow Jones Automobiles & Parts Titans 30 Index to measure relative performance for the Relative TSR measure in the 2023–2025 PSU awards, as they represent our global competition and are subject to similar macroeconomic forces.

Dow Jones Automobiles & Parts Titans 30 Index – OEM Peer Group(1)

Bayerische Motoren Werke AG	Mercedes-Benz Group AG	Suzuki Motor Corporation

Ford Motor Company	Nissan Motor Co., Ltd.	Tesla, Inc.

Honda Motor Co., Ltd.	Renault SA	Toyota Motor Corporation

Hyundai Motor Company	Stellantis NV	Volkswagen AG

Kia Corporation	Subaru Corporation

(1)	GM is a member of the Dow Jones Automobiles & Parts Titans 30 Index. Our performance is determined on a continuous ranking for performance relative to the OEM peer group.

Peer Group for Compensation Benchmarking

The Compensation Committee annually reviews the peer group for compensation benchmarking comparisons and makes updates as needed to align with the established criteria and the Company’s strategy. We use the peer group to gather competitive market data on executive pay levels, executive compensation program design, and evolving trends in pay practices. We do not limit the peer group to our industry alone because we believe compensation practices for NEOs at other large, U.S.-based, multinational companies affect our ability to attract and retain diverse talent around the globe.

48	COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee considered the following factors when selecting the peer group used to help establish 2023 target compensation levels for our NEOs:

How We Use Benchmarking Data to Assess Compensation

We benchmark pay practices and compensation levels against the proxy statement disclosures of our peer group. In addition, we use executive compensation surveys and competitive data to benchmark executive positions and adjust this data to reflect GM’s size and market-expected compensation trends. Furthermore, the Compensation Committee reviews an analysis completed by its independent compensation consultant of the competitive position of each of our executives relative to its benchmark data.

We review each element of total direct compensation (base salary, STIP, and LTIP) compared with the market. An individual element or an individual’s total direct compensation may be positioned above or below the market due to a variety of considerations, such as specific responsibilities, experience, performance in role, and pay positioning required to attract and retain top talent needed to execute on our vision during this critical period of transformation.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	49

How We Plan Compensation

Performance-Based Compensation Structure

Our incentive plans are designed to optimize long-term financial returns for our shareholders and reward our NEOs for delivering on the Company’s strategy and vision of zero crashes, zero emissions, and zero congestion. The 2023 performance-based structure incorporated short-term and long-term incentives tied to financial and operational measures to drive Company performance for fiscal year 2023 and beyond. The Compensation Committee believes a majority of the compensation opportunity should be in the form of equity to align the interests of executives with those of shareholders.

50	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements

Compensation Structure

The 2023 compensation structure is market-competitive and includes the following pay elements:

(1)	EV Measures are comprised of GMNA EV Volume, GMNA EV Launch Timing, and GMNA EV Launch Quality (modifier).
(2)	Relative TSR is capped at target if GM’s TSR is negative over the performance period.

2023 Target Compensation

Our total target direct compensation for each NEO in 2023 was as follows:

					LTIP
Name	Base Salary ($)	STIP (%)	STIP ($)	Total Target Cash Compensation ($)	PSUs(1) ($)	Stock Options ($)	Total Target Direct Compensation ($)

Mary T. Barra	2,100,000	200%	4,200,000	6,300,000	14,625,000	4,875,000	25,800,000

Paul A. Jacobson	1,000,000	125%	1,250,000	2,250,000	6,187,500	2,062,500	10,500,000

Mark L. Reuss	1,350,000	125%	1,687,500	3,037,500	10,471,875	3,490,625	17,000,000

Michael Abbott(2)	800,000	125%	1,000,000	1,800,000	7,650,000	2,550,000	12,000,000

Craig B. Glidden	1,100,000	125%	1,375,000	2,475,000	4,898,400	1,632,800	9,006,200

(1)

The number of PSUs awarded is determined by using the target PSU value divided by the closing stock price on the date of grant for the EBIT-adjusted Margin and EV Measures portions of the award, and the results of the Monte Carlo analysis for the Relative TSR portion of the award.

(2)

As discussed on page 60, Mr. Abbott was awarded a new hire equity grant in the form of RSUs to align his compensation in the year of hire with his target compensation levels approved by the Compensation Committee. Upon Mr. Abbott’s resignation described on page 60, the entirety of the new hire equity award was subsequently forfeited.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	51

Perquisites and Other Compensation

We provide perquisites and other compensation to our NEOs consistent with market practices. The following perquisites and other compensation were provided in 2023:

Personal Air Travel – Due to security reasons identified by an independent, third-party security consultant, Company policy prohibits Ms. Barra from using commercial air travel for business or personal use. As a result, the Company pays the costs associated with both business and personal use of aircraft. Other NEOs may travel on company aircraft in certain circumstances with prior approval from the CEO or the Senior Vice President and Chief People Officer. All NEOs, including our CEO, incur imputed income when aircraft is used for personal travel and do not receive any tax gross-up payments. Aircraft travel by NEOs for an annual executive physical through the Executive Physical Program is included under Personal Travel in the “Perquisites and Other Personal Benefits” table. Certain NEOs, including our CEO, have personal travel caps and may be eligible for reimbursement of personal travel pursuant to time-sharing agreements that the Company may enter into from time-to-time, subject to Federal Aviation Administration regulations.

Security – NEOs may receive security services, including home security systems and monitoring, for specific security-related reasons identified by an independent, third-party security consultant or our security team. We maintain security staff to help provide all employees with a safe and secure environment, which aligns to and reinforces our safety culture.

Company Vehicle Programs – NEOs are eligible to participate in the Executive Company Vehicle Program and may use evaluation vehicles for the purpose of providing feedback on Company products. In addition, NEOs are eligible to use driver services provided by the Company in accordance with Company policies.

Executive Physicals – The health and wellness of our workforce is a priority, and all employees are encouraged to complete an annual physical. NEOs are eligible to receive a comprehensive wellness examination with an approved provider. The cost of meals, lodging, commercial air travel, and ground transportation for NEOs who traveled for an annual executive physical through the Executive Physical Program is included under Executive Physicals in the “Perquisites and Other Personal Benefits” table. These wellness visits promote employee well-being and enable employees to take appropriate steps in the event of illness or a medical condition that may impact their ability to perform their duties.

Financial Counseling – NEOs are eligible to receive financial counseling, estate planning, and tax preparation services through an approved provider. These services allow our NEOs to focus on Company business and ensure accurate personal tax reporting.

Performance Measures

How We Set Performance Targets

The Compensation Committee approves the performance measures for the STIP and LTIP annually. The Compensation Committee reviews recommendations from management, receives input from its independent compensation consultant, evaluates the Company’s annual budget and long-term business plan, and reviews prior year performance to approve value-creating goals tied to long-term shareholder value. The 2023 STIP and LTIP performance measures are discussed below. For the 2024 STIP and LTIP, the Compensation Committee aligned target payout to the Company’s business plan approved by the Board. Maximum payout was set at what was assessed to be top quartile performance, and threshold payout was set at what the Compensation Committee believed to be a reasonable risk-based downside to the plan.

2023 STIP Performance Measures

STIP performance measures are linked to the Company’s annual financial goals and strategic goals that drive our long-term strategy. The Compensation Committee annually reviews and approves STIP performance measures that align with our shareholders’ interests.

52	COMPENSATION DISCUSSION AND ANALYSIS

STIP awards, if any, are determined based on final Company financial performance and the Compensation Committee’s assessment of performance to strategic goals for each NEO. 2023 STIP targets were aligned to the Company’s business plan, which is reviewed and approved by the Board each year. The Compensation Committee set the 2023 STIP targets for EBIT-adjusted and AAFCF below the prior year’s results due to (i) moderation in the pricing environment based on industry supply normalization and softening overall macroeconomic conditions; (ii) normalization of GM Financial EBT performance; (iii) lower pension income driven by increasing interest rates; and (iv) increased investment in EVs and growth initiatives. The table below describes each STIP performance measure – its weight, its target, and the leadership behavior each measure drives.

STIP Performance Measure	Weight	Target	Leadership Behaviors

EBIT-adjusted ($B)(1)	50%	$14.4	Focus on operating results and driving strong profitability

AAFCF ($B)(2)	25%	$6.3	Focus on driving strong cash flow to invest in the business and returning capital to shareholders

Strategic Goals	25%	25 pts.	Focus on performance that aligns to the Company vision, our broad social responsibilities, and drives business results

(1)	Measure adjusted for incentive purposes and excludes the impact of Cruise. For a description of how EBIT-adjusted is calculated, see Appendix A.
(2)

Measure adjusted for incentive purposes and excludes payments related to certain recall-related expenses attributable to events occurring in 2014. For a description of how AAFCF is calculated, see Appendix A.

Strategic goals are approved by the Compensation Committee and align to delivering on our long-term Company strategy and objectives. Strategic goals cover the following five areas:

Our People – Attracting, retaining, and engaging our people by providing the best employee experience that supports and invests in DE&I, while promoting values and behaviors that return people home safely every day.

Products, Software, and Services – Creating leading technologies and innovations that deliver customer value, and executing launch excellence with best-in-class product quality to achieve our vision of a world of zero crashes, zero emissions, and zero congestion.

Citizenship – Prioritizing actions that are inclusive for the communities in which we live and work, including implementation of our plan to be carbon neutral in our global products and operations by 2040 and to eliminate tailpipe emissions from new U.S. light-duty vehicles by 2035.

Enterprise – Maximizing our EV opportunity through scale and cost optimization by expanding manufacturing capabilities and operational excellence, while exceeding our financial and structural cost objectives.

Customer Experience – Reimagining the customer experience, while in pursuit of EV leadership and enhancing human experiences across the GM ecosystem.

Following the performance period, the Compensation Committee uses a scorecard to assess individual performance results to the strategic goals above and makes final compensation decisions as discussed beginning on page 42.

The potential payout for each Company performance measure and for the strategic goals ranges from 0 to 200 percent of target based on actual Company performance and performance to strategic goals. The payout for threshold performance is 25 percent for both EBIT-adjusted and AAFCF; performance below threshold results in a 0 percent payout. Final STIP awards are calculated as follows:

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	53

2023–2025 LTIP Performance Measures

Grants made under the LTIP are intended to link the financial interests of NEOs with the long-term interests of shareholders. When determining grant amounts, the Compensation Committee considers factors such as individual responsibilities, experience, and performance. In addition, the Compensation Committee factors relevant market compensation comparison data and input provided by its independent compensation consultant. The structure includes 75 percent PSUs and 25 percent stock options. PSUs cliff-vest following a three-year performance period and stock options vest ratably over three years.

PSUs are based on EBIT-adjusted Margin performance, Relative TSR performance against our OEM peer group shown on page 48, and EV performance measures. Relative TSR performance payout is capped at target if GM’s TSR is negative over the performance period. The PSU performance measures align our executive compensation program with our all-electric future and direct additional focus on Company growth and sustainability performance, while continuing to focus on delivering shareholder returns. The table below describes each PSU performance measure — its weight, its target, and the leadership behavior each measure drives.

PSU Performance Measure	Weight	Target(1)	Leadership Behaviors

EBIT-adjusted Margin	40%	—	Focus on pursuing profitable growth opportunities and driving higher margins on existing revenue bases

Relative TSR	40%	50th Percentile(3)	Focus on delivering shareholder returns that outperform our OEM peer group

EV Measures(2)	20%	—	Focus on executing our commitment to an all-electric future

(1)

The performance targets for EBIT-adjusted Margin and EV Measures are not being provided at this time as providing this information will allow competitors insight into our business that could substantially harm our growth strategy.

(2)	EV Measures are comprised of GMNA EV Volume, GMNA EV Launch Timing, and GMNA EV Launch Quality (modifier).
(3)	Relative TSR is capped at target if GM’s TSR is negative over the performance period.

The 2023–2025 PSUs vest and deliver following the completion of the three-year performance period beginning January 1, 2023, and can be earned at a level between 0 and 200 percent of target. Final PSU awards are calculated as follows:

(1)	EV Measures are comprised of GMNA EV Volume, GMNA EV Launch Timing, and GMNA EV Launch Quality (modifier).

54	COMPENSATION DISCUSSION AND ANALYSIS

Summary of Outstanding Performance Awards

Each PSU award features a three-year performance period resulting in overlapping awards that, in aggregate, cover a five-year period. The potential payout for each PSU award ranges from 0 to 200 percent. The table below illustrates the performance period for the three outstanding PSU awards as of the filing date of this Proxy Statement, and the corresponding performance measures and weights.

(1)	The performance of each PSU award will be measured and determined at the end of the performance period.
(2)	EV Measures are comprised of GMNA EV Volume, GMNA EV Launch Timing, and GMNA EV Launch Quality (modifier).
(3)	Relative TSR is capped at target if GM’s TSR is negative over the performance period.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	55

Performance Results and Compensation Decisions

2023 STIP Results

The Company financial performance portion of the 2023 STIP award was calculated based on the Company’s achievement of EBIT-adjusted and AAFCF performance measures. The Company achieved above target results for both of these performance measures driven by (i) continued strength of core auto performance driven by strong demand for the Company’s vehicles and its ability to maintain sales allowances at below-industry averages; (ii) implementation of a fixed cost reduction program; and (iii) strong GM Financial performance. These strong results were achieved despite tightening economic conditions and unanticipated headwinds related to policy, warranty, and other one-time supplier-related developments that were not contemplated in the Company’s business plan when the Compensation Committee set the 2023 STIP targets. The Company’s 2023 financial results and key business highlights are detailed in the “Our Company Performance” section on page 43. In addition to the Company’s financial measures, a portion of each NEO’s STIP evaluates their performance against pre-established strategic goals.

Final 2023 STIP performance approved by the Compensation Committee is displayed below.

STIP Measure	Weight	Threshold 25%	50%	Target 100%	150%	Maximum 200%	Performance Result

EBIT-adjusted ($B)(1)	50%	$8.5	$12.4	$14.4	$16.4	$17.4	$15.1

AAFCF ($B)(2)	25%	$0.4	$4.3	$6.3	$8.3	$9.3	$8.4

Strategic Goals(3)	25%	0 pts.	—	25 pts.	—	50 pts.	25-35 pts.

Performance Payout(4)	125%—135% of Target

(1)	Measure adjusted for incentive purposes and excludes the impact of Cruise. For a description of how EBIT-adjusted is calculated, see Appendix A.
(2)

This measure is adjusted for incentive compensation purposes to add certain recall-related expenses attributable to events occurring in 2014. In addition, at the recommendation of management, and with the approval of the Compensation Committee, this measure was adjusted downward for events that impacted EBIT-adjusted in 2023, but will impact cash flows in future periods. For a description of how AAFCF is calculated, see Appendix A.

(3)	Performance results to strategic goals are discussed beginning on page 52.
(4)	Performance payout includes two percentage points for strong safety results per the plan.

2021–2023 LTIP Results

The 2021-2023 PSUs vested on February 18, 2024, based on Company performance for the three-year performance period beginning January 1, 2021 and ending December 31, 2023, against pre-established performance targets for Relative ROIC-adjusted and Relative TSR. Final LTIP performance approved by the Compensation Committee is displayed below.

		Percentile
LTIP Measure	Weight	Threshold	Target	Maximum	Performance Result

Relative ROIC-adjusted	50%	35th	60th	100th	79th Percentile

Relative TSR	50%	25th	50th	75th	Below Threshold

Performance Payout					74% of Target

56	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions for Mary T. Barra

Chair and Chief Executive Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant:

Base Salary – Held base salary at $2,100,000.

Short-Term Incentive – Awarded 25 points out of a 25-point target and 50-point maximum for the strategic goals portion for the 2023 STIP performance year. In determining the number of points earned, the Compensation Committee considered these results for Ms. Barra:

•	Led the Company to third consecutive year of reaching or exceeding financial targets, including record net income attributable to stockholders of $10.1 billion, and strong EBIT-adjusted of $12.4 billion;

•	Generated robust cash flow, which enabled a significant amount of cash to be returned to shareholders including a $10 billion accelerated share repurchase program and a 33 percent increase in the stock dividend starting in 2024; and

•	Grew year-over-year sales of all U.S. brands, generating record revenue of $171.8 billion (up 10% year-over-year), as well as other highlights below.

Our People • Continued employee engagement in GM’s safety-first culture resulting in zero fatalities and reductions in injuries
• Executed on our cultural transformation by strengthening leadership skills with delivery of performance feedback training to over 8,000 people leaders with a 97 percent satisfaction rate
Products, Software, and Services

•  Led GM in truck and full-size SUV sales leadership for the 10th consecutive year, and delivered more than 1 million crossover SUVs including products like the Buick Envista, Chevrolet Trailblazer and Chevrolet Trax

• Made significant progress on GM’s EV transition with increasing sales and production of the Cadillac LYRIQ and GMC HUMMER EV and launch of the Chevrolet Silverado EV Work Truck

•  Created a new integrated end-to-end software organization focused on the development of vehicle and enterprise software technologies to enhance the customer experience, led by innovators with extensive technology industry experience

Citizenship

•  Received 2023 ENERGY STAR Sustained Excellence Award from U.S. Environmental Protection Agency and U.S. Department of Energy for the 12th year for GM’s commitment to fighting climate change and protecting public health

• Named as the only automaker on Ethisphere’s World’s Most Ethical Companies list for the fifth year in a row

•  Ranked first on Fortune 500’s 2023 “Change the World” list in The American Electrifiers for GM’s leadership in the EV revolution and having a positive social impact through activities that are part of the Company’s business strategy

Enterprise
• Continued portfolio leadership in ICE vehicles, momentum in EV production and launches, and investment in future growth through new software and services organization

•  Continued the progress at GM International, which delivered $1.2 billion in EBIT-adjusted driven by key new vehicle launches such as the Chevrolet Montana and Chevrolet Trax while navigating a challenging environment

• Positioned GM to deliver the policy goals of the clean energy tax credits, introducing millions of customers to EVs and creating clean energy jobs in the U.S.
Customer Experience
• Ranked as top manufacturer in the J.D. Power U.S. Initial Quality Study for the third time in four years, with seven model awards

•  Expanded customer access to EV charging, driving an agreement to enable GM owners access to the Tesla Supercharger network in 2024 and beyond and continuing other investments in charging infrastructure

•  Entered joint venture with six other major automakers to create a high-powered charging network with a targeted installation of at least 30,000 chargers in urban and highway locations throughout North America to make EV charging more convenient, accessible, and reliable

 Represents Sustainability Results

Long-Term Incentive – In February 2023, awarded an annual LTIP grant of $19.5 million, consisting of 75 percent PSUs and 25 percent stock options.

Total awarded compensation for 2023, including salary, STIP, and LTIP, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value

Base Salary	Only Fixed Pay Element	$2,100,000

STIP	Performance to Metrics	$5,250,000

PSUs	Performance to Metrics and Stock Price	$14,625,000

Stock Options	Performance to Stock Price	$4,875,013

TOTAL		$26,850,013

The Compensation Committee considered the Company’s 2023 TSR performance and determined that Ms. Barra’s target compensation opportunity is appropriately and competitively positioned against peers. Accordingly, the Committee did not increase Ms. Barra’s target compensation for 2024.

Awarded Value reflects total compensation in the Summary Compensation Table, excluding change in pension value and all other compensation.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	57

Compensation Decisions for Paul A. Jacobson

Executive Vice President and Chief Financial Officer

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:

Base Salary – Held base salary at $1,000,000.

Short-Term Incentive – Awarded 35 points out of a 25-point target and 50-point maximum for the strategic goals portion for the 2023 STIP performance year. In determining the number of points earned, the Compensation Committee considered these results for Mr. Jacobson:

•	Drove robust cash flow generation and ended the year above the Company’s approximately $18 billion target auto cash balance while returning significant capital to shareholders;

•	Met the target to achieve half of the Company’s $2 billion fixed cost reduction plan by driving efficiency in the business to support continued strong financial performance and investment in future growth; and

•	Initiated a $10 billion accelerated share repurchase program and worked with the Board to raise GM’s stock dividend by 33 percent beginning in 2024, as well as other highlights below.

Our People • Continued employee engagement in GM’s safety-first culture resulting in zero fatalities and reductions in injuries
• Continued serving as executive champion of GM’s African Ancestry Network employee resource group which has chapters across the globe
Products, Software, and Services
• Executed the Company’s capital allocation strategy, continuing strong investments in future growth while rewarding employees for building products customers love and returning cash to shareholders
Citizenship

•  Continued execution of the Company’s Sustainable Finance Framework through the allocation of proceeds from GM’s inaugural green brand issuance in 2022, detailed in GM’s 2023 Sustainable Finance Report

•  Led investments to make the supply chain more sustainable and resilient with increasing focus on North American and free trade partners, including an agreement with Lithium Americas to develop lithium mining in the U.S.

Enterprise
• Optimized GM’s core business to bring the Company’s cash generation to more than $22 billion over the last two years
• Achieved GM Financial EBT-adjusted of $3.0 billion and $1.8 billion in dividends paid back to GM

•  Generated record net income attributable to stockholders of $10.1 billion, and strong EBIT-adjusted of $12.4 billion, slightly above the midpoint of the Company’s guidance range and driven by the continued strength of GM’s core business

Customer Experience
• Ranked as top manufacturer in the J.D. Power U.S. Initial Quality Study for the third time in four years, with seven model awards

 Represents Sustainability Results

Long-Term Incentive – In February 2023, awarded an annual LTIP grant of $8.25 million, consisting of 75 percent PSUs and 25 percent stock options.

Total awarded compensation for 2023, including salary, STIP, and LTIP, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value

Base Salary	Only Fixed Pay Element	$1,000,000

STIP	Performance to Metrics	$1,687,500

PSUs	Performance to Metrics and Stock Price	$6,187,500

Stock Options	Performance to Stock Price	$2,062,503

TOTAL		$10,937,503

Awarded Value reflects total compensation in the Summary Compensation Table, excluding change in pension value and all other compensation.

58	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions for Mark L. Reuss

President

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:

Base Salary – Held base salary at $1,350,000.

Short-Term Incentive – Awarded 25 points out of a 25-point target and 50-point maximum for the strategic goals portion for the 2023 STIP performance year. In determining the number of points earned, the Compensation Committee considered these results for Mr. Reuss:

•	Generated record revenue of $171.8 billion (up 10% year-over-year) by executing GM’s winning product portfolio that led the industry in total sales and in key segments, including trucks, full-size pickups, full-size SUVs, affordable SUVs and fleet vehicles;

•	Optimized the Company’s ICE and EV portfolio to enable U.S. market share growth to 16.2% with stable pricing and incentives significantly below the industry average; and

•	Earned recognition by J.D. Power for the quality, dependability, and customer sales and dealer service satisfaction of GM’s vehicles, as well as other highlights below.

Our People
• Continued employee engagement in GM’s safety-first culture resulting in zero fatalities and reductions in injuries
• Realigned the organization to allow for faster implementation of new vehicle and technology programs, further enhanced GM’s EV development process, and accelerated our go-to-market strategies
Products, Software, and Services

•  Continued to enhance GM’s portfolio with award-winning vehicles customers love, including the Chevrolet Colorado (2024 MotorTrend Truck of the Year), Chevrolet Blazer EV (2024 MotorTrend SUV of the Year), Chevrolet Trax (Car and Driver’s 10Best Trucks and SUVs), Chevrolet Corvette E-Ray and Stingray, Cadillac CT4-V Blackwing and CT5-V Blackwing (Car and Driver’s 10Best Cars)

• Expanded the Ultium Platform EV portfolio with launches of products like the Chevrolet Blazer EV and Chevrolet Silverado EV Work Truck
• Introduced new crossover vehicles in global markets, including the Chevrolet Trax and Chevrolet Montana
Citizenship
• Continued to develop a more resilient and sustainable EV supply chain in North America
• Provided $3 million in grants to nonprofits through GM’s Community Impact Grants program
Enterprise
• Made significant progress in the Company’s commitment to an all-electric future through new EV launches and reveals, expanded charging capabilities and affordable battery development

•  Enhanced GM’s vehicle portfolio to generate record revenue and establish GM as a leader in the U.S. market’s top-priced quadrant, while new affordable small SUVs helped the Company bypass Toyota and Honda in the most affordable quadrant of the market

• Introduced GM Envolve, the Company’s fleet and commercial business, which increased total fleet sales 20% year-over-year and led the industry in commercial fleet deliveries
Customer Experience

•  Committed to expanding vehicle-to-home bidirectional charging technology across GM’s retail portfolio of Ultium-based electric vehicles by model year 2026, with the 2024 Chevrolet Silverado EV RST being the first vehicle to receive the technology

•  Launched “Hands Free, Eyes On,” an ongoing consumer education effort to increase understanding of and confidence in advanced driver assistance systems and hands-free technologies like GM’s Super Cruise

 Represents Sustainability Results

Long-Term Incentive – In February 2023, awarded an annual LTIP grant of $13.96 million, consisting of 75 percent PSUs and 25 percent stock options.

Total awarded compensation for 2023, including salary, STIP, and LTIP, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value

Base Salary	Only Fixed Pay Element	$1,350,000

STIP	Performance to Metrics	$2,109,400

PSUs	Performance to Metrics and Stock Price	$10,471,875

Stock Options	Performance to Stock Price	$3,490,634

TOTAL		$17,421,909

Awarded Value reflects total compensation in the Summary Compensation Table, excluding change in pension value and all other compensation.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	59

Compensation Decisions for Michael Abbott

Executive Vice President, Software

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management. As announced on March 12, 2024, Mr. Abbott resigned from his role at the Company due to health reasons. His resignation was effective April 2, 2024, and as a result, certain elements of his 2023 awarded compensation, including the second installment of the new hire cash payment ($0.85M) and the entirety of the new hire equity award ($17.0M), as described below have been subsequently forfeited.

Base Salary – Effective May 22, 2023, upon Mr. Abbott’s hiring, set base salary at $800,000.

New Hire Cash Payment – Upon Mr. Abbott’s hiring, awarded a new hire cash payment of $2.35 million, of which $1.5 million was paid at hire, with the balance to be paid on the first anniversary of his start date. Upon Mr. Abbott’s resignation described above, the second installment of the new hire cash payment will not be paid.

Short-Term Incentive – Awarded 35 points out of a 25-point target and 50-point maximum for the strategic goals portion for the 2023 STIP performance year. In determining the number of points earned, the Compensation Committee considered these results for Mr. Abbott:

•	Joined GM from Apple to lead a new integrated end-to-end software organization focused on the development of vehicle and enterprise software, and delivery of digital services and features to retail and commercial customers; and

•	Led software and services team to improve standardization of the software development and release process while increasing focus on test automation at the vehicle level, as well as other highlights below.

Our People • Continued employee engagement in GM’s safety-first culture resulting in zero fatalities and reductions in injuries

•  Advanced efforts to attract and retain diverse and critical technical talent through recruitment of leaders with deep expertise in software development, product and program management, product design and services

Products, Software, and Services
• Established a software quality division within the software and services team to analyze and improve software development and test processes
• Continued expansion of Super Cruise, the industry’s first hands-free driver assistance technology, which is now available on 15 GM nameplates globally

•  Joined the Connected Vehicle Systems Alliance to share uServices with the developer community to enable a shared software solution that ensures secure access of vehicle systems from anywhere in an OEM’s vehicle ecosystem

Citizenship

•  Continued implementation of OnStar’s collaboration with RapidDeploy technology to help improve response to customers’ emergency needs, providing call center advisors improved location accuracy and mapping options

•  Launched “Hands Free, Eyes On,” an ongoing consumer education effort to increase understanding of and confidence in advanced driver assistance systems and hands-free technologies like GM’s Super Cruise

Enterprise

•  Combined three distinct software functions – Software Defined Vehicle and Operating System; Information and Digital Technology; Digital Business – to execute a centrally defined software strategy across GM’s ICE and EV portfolio

• Continued collaboration with technology industry innovators like Microsoft and Google to advance the Company’s focus on scaling EVs and software development
• Leveraged AI-driven predictive analytics in manufacturing to optimize GM’s vehicle output through historical performance and real-time data analytics of the Company’s robotics and conveyor system
Customer Experience

•  Implemented AI analysis of EV trends to identify optimal charging station locations for GM’s infrastructure collaboration with Pilot Flying J, helping enable long-distance electric vehicle travel across the U.S.

• Collaborated with Google Cloud on AI initiatives to improve the customer experience by integrating its conversational AI technology into GM’s OnStar Interactive Virtual Assistant

 Represents Sustainability Results

New Hire Equity Award – In July 2023, awarded a new hire RSU grant of $17.0 million, vesting ratably on each anniversary of the grant date in 2024 and 2025. This award is reflective of the Company’s aim to attract and retain top talent that is critical to achieve the Company’s long-term strategy, and the competitive market against which we are competing for top technology talent. This award was intended to align Mr. Abbott’s compensation in the year of hire with his target compensation levels approved by the Compensation Committee. Upon Mr. Abbott’s resignation described above, the entirety of the new hire equity award was subsequently forfeited.

Total awarded compensation for 2023, including salary, one-time cash payment, STIP, and LTIP, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Fixed Pay Element	$488,889
Cash Payment(1)	Fixed Pay Element	$1,500,000
STIP	Performance to Metrics	$1,350,000
RSUs(2)	Performance to Stock Price	$17,000,001
TOTAL		$20,338,890

(1)	Reflects first installment of new hire cash payment. Upon his resignation, the second installment of the new hire cash payment will not be paid.
(2)	Upon Mr. Abbott’s resignation, the entirety of the new hire equity award was subsequently forfeited.

Awarded Value reflects total compensation in the Summary Compensation Table, excluding change in pension value and all other compensation.

60	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions for Craig B. Glidden

Executive Vice President, Legal, Policy, Cybersecurity, and Corporate Secretary

The Compensation Committee made the following pay decisions based on performance, competitive market data, and feedback from its independent compensation consultant and management:

Base Salary – Effective December 1, 2023, increased base salary from $875,000 to $1,100,000.

Short-Term Incentive – Awarded 35 points out of a 25-point target and 50-point maximum for the strategic goals portion for the 2023 STIP performance year. In determining the number of points earned, the Compensation Committee considered these results for Mr. Glidden:

•	Led effective engagement with federal, state, and local policymakers on issues critical to GM and its vision of a future with zero crashes, zero emissions, and zero congestion; and

•	Driving change and accountability as the Co-President and Chief Administrative Officer of Cruise, GM’s majority-owned AV subsidiary, where he is leading the organization through a regulatory, legal, and business transformation on a path to rebuild trust with the public and regulators, as well as other highlights below.

Our People • Continued employee engagement in GM’s safety-first culture resulting in zero fatalities and reductions in injuries

•  Continued to drive GM’s commitment to advancing business integrity and ethical behavior, as was recognized by Ethisphere which named GM as one of the World’s Most Ethical Companies for the 5th year in a row

Products, Software, and Services

•  Provided strategic counsel to our Global Manufacturing team in connection with its labor negotiations with the UAW, which enabled GM to successfully agree to a new multi-year collective bargaining agreement

•  Led the continued maturity of our Cybersecurity team as it continues to build capabilities and governance processes in response to GM’s evolving business strategy, emerging risks, and new regulations

Citizenship

•  Bolstered GM’s efforts to build a more sustainable and resilient supply chain focused on North America and free trade partners, including by helping the Company navigate the complex legal and regulatory issues involved in GM’s announced $650 million equity investment in and supply agreement with Lithium Americas to develop the Thacker Pass lithium mine in Nevada, which will help GM secure critical battery raw materials for our future EV production

•  Fostered strong state-level partnerships, association memberships, and coalition relationships to amplify advocacy on public policy matters of critical importance to GM, including through the support of the Business Roundtable

Enterprise

•  Provided critical regulatory, legal, and governance support that enabled Ultium Cells LLC, GM’s battery cell joint venture with LGES, to build the first battery plant, which reached full production in Warren, Ohio this year

• Counseled the Board of Directors through a variety of dynamic legal issues while also providing leadership of the Company’s complex litigation matters and regulatory developments
Customer Experience

•  Oversaw legal aspects of a new collaboration with six other automakers to develop a high-powered charging network of at least 30,000 chargers across North America to support growing rates of EV adoption

• Supported efforts to allow dealers and customers to take advantage of the clean vehicle tax credit and build the Company’s EV momentum

 Represents Sustainability Results

Long-Term Incentive – In February 2023, awarded an annual LTIP grant of $6.53 million, consisting of 75 percent PSUs and 25 percent stock options.

One-Time Equity Award – In December 2023, awarded a one-time RSU grant of $2.0 million in recognition of Mr. Glidden’s appointment as Co-President and Chief Administrative Officer of Cruise, in addition to continuing in his role with GM as Executive Vice President, Legal, Policy, Cybersecurity, and Corporate Secretary. The award vests in full on the second anniversary of the grant date in 2025.

Total awarded compensation for 2023, including salary, STIP, and LTIP, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value

Base Salary	Only Fixed Pay Element	$893,750

STIP	Performance to Metrics	$1,856,300

PSUs	Performance to Metrics and Stock Price	$4,898,400

Stock Options	Performance to Stock Price	$1,632,807

RSUs	Performance to Stock Price	$2,000,006

TOTAL		$11,281,263

Awarded Value reflects total compensation in the Summary Compensation Table, excluding change in pension value and all other compensation.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	61

Compensation Policies and Governance Practices

Stock Ownership Requirements

The Company requires our senior leaders to own GM stock to align their interests with those of our shareholders. Our stock ownership requirements:

•	Cover all senior leaders

•	Establish a multiple of each executive’s base salary

•	Set a five-year time frame to meet ownership requirements

•	Require senior leaders to continually hold shares to maintain ownership requirements

•	Allow the opportunity to own either a required number of shares or the total dollar value of shares to meet ownership requirements

•	Count only actual share holdings and unvested RSUs (i.e., excludes stock options and unvested PSUs)

•	Include ongoing refreshment of stock ownership requirements after each five-year requirement is met

The table below shows the stock ownership requirement by level in the Company. As of December 31, 2023, all NEOs have met or are on track to meet stock ownership requirements by their respective deadlines.

Compensation Risk Assessment

Annually, the Compensation Committee reviews the potential impact of our compensation programs on organizational risk. The Compensation Committee discusses the compensation programs and risk mitigation features when evaluating whether the programs encourage or reward employees for engaging in excessive, imprudent, inappropriate, or unnecessary risk-taking. The Compensation Committee also confirms the alignment of the compensation programs to the Company’s sustainability risks and opportunities.

The annual risk review, completed in December 2023, with assistance from our human resources, audit, and legal organizations, as well as our independent compensation consultant, involved analyzing our current compensation programs in relation to organizational risk. Our analysis concluded that our compensation programs include the following risk mitigation features:

Mix of Pay Elements – Base salary, STIP, PSUs, and stock options are included in the executive compensation program.

Short-Term and Long-Term Plans – The mix of our short-term and long-term compensation plans appropriately reward employees while balancing risk through the delayed payment of long-term awards.

Adjustments to Compensation – Maximum payout caps are in place for incentive compensation, and the Compensation Committee has the ability to apply negative discretion.

Compensation Committee Oversight – Our Compensation Committee reviews plan performance and approves all executive compensation plans and payouts.

Multiple Performance Measures – Multiple performance measures work together to balance risk in our incentive compensation plans.

Stock Ownership Requirements – All senior leaders are subject to stock ownership requirements of at least one times their salary, as described above.

62	COMPENSATION DISCUSSION AND ANALYSIS

Clawback and Cancellation Provisions – All awards are subject to our Policy on Recoupment of Incentive Compensation, as described below. In addition, cancellation provisions apply to all outstanding STIP and LTIP awards.

In 2023, the Compensation Committee determined that our compensation programs have sufficient risk mitigation features and do not encourage or reward employees for engaging in excessive, imprudent, inappropriate, or unnecessary risk-taking. Based on the Compensation Committee’s review, it was determined our compensation programs are low risk.

Policy on Recoupment of Incentive Compensation

Under our Policy on Recoupment of Incentive Compensation (available on our website at investor.gm.com/governanceandsustainability, the Compensation Committee is empowered to recoup (“clawback”) compensation paid to executive officers and other executives under its purview. In the event of employee misconduct that causes specified financial or reputational damage, a materially inaccurate performance calculation, or an accounting restatement, the Compensation Committee may seek to clawback paid incentive compensation. The Compensation Committee may also cancel outstanding equity-based awards granted to any covered employee if that employee engages in conduct detrimental to the Company. This policy was expanded in 2020 to cover additional executives and scenarios of misconduct beyond only an accounting restatement. The policy was further updated in 2023 to expand the definition of an accounting restatement to cover material non-compliance with any financial reporting requirement in accordance with securities laws and NYSE listing standards.

	Clawback Policy	Cancellation and Clawback Due to Violation of Non-Compete and Non-Solicitation Terms	Cancellation of Unvested and Outstanding Awards

Covered Population	Executive officers and other executives under the purview of the Compensation Committee	Approximately 250 senior leaders	All employees that receive awards through STIP or LTIP

Event Applicable	Following employee misconduct that causes specified financial or reputational damage, a materially inaccurate performance calculation, or an accounting restatement, as defined by the policy	Employee violates non-compete or non-solicitation terms	Employee engages in conduct deemed detrimental to the Company

Awards Subject to Cancellation, Forfeiture, and/or Recoupment	STIP, PSUs, RSUs, and Stock Options	PSUs, RSUs, and Stock Options	STIP, PSUs, RSUs, and Stock Options

Trading GM Securities

Our Insider Trading Policy, which applies to (i) directors, executive officers, and employees of GM, (ii) certain of such persons’ family members, and (iii) GM contractors and consultants who have access to material nonpublic information concerning GM (collectively, “Insiders”), prohibits Insiders from buying or selling GM securities when in possession of material nonpublic information and during other closed periods. Any sale or purchase of common stock by directors, executive officers, and all other senior leaders must be made during pre-established periods after receiving preclearance by a member of the GM legal staff or pursuant to a pre-approved and pre-established Rule 10b5-1 trading plan.

Trading in GM derivatives (i.e., puts or calls), engaging in short sales or otherwise engaging in hedging activities, and pledging of GM securities is prohibited for all Insiders. This policy is posted on our website at investor.gm.com/governanceandsustainability.

Tax Considerations

The Tax Cuts and Jobs Act enacted on December 22, 2017, modified IRC Section 162(m) to, among other things, limit the federal tax deduction for annual individual compensation paid to $1 million for NEOs beginning with the 2018 tax year. Previously, compensation paid in excess of $1 million could be deducted if it was performance-based. The Tax Cuts and Jobs Act includes a transition relief rule in which these changes do not apply to compensation payable pursuant to a written binding contract in effect on November 2, 2017, and is not materially modified after that date. To the extent it is applicable to our existing arrangements, the Compensation Committee may avail itself of this rule. The Compensation Committee continues to closely align executive pay with performance, regardless of the performance-based exception being removed under IRC Section 162(m).

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	63

Compensation Committee and Consultant Independence

Our Compensation Committee is composed entirely of independent directors as determined by the Board under NYSE and SEC rules, and as defined for various regulatory purposes. Under its charter, the Compensation Committee has the authority to hire outside consultants and advisors at the Company’s expense.

The Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) from January to August of 2023, and then transitioned to Semler Brossy Consulting Group LLC (“Semler Brossy”), for advice related to the compensation of NEOs and other executive compensation-related matters. FW Cook and Semler Brossy take direction from, and are solely responsible to, the Compensation Committee and do not provide services to the Company’s management. A representative from FW Cook or Semler Brossy attended all Compensation Committee meetings, either in person or virtually, consulted with and advised the Compensation Committee members on executive compensation, including the structure and amounts of various pay elements, and developed executive benchmarking data. The Compensation Committee is also aided in its deliberations by in-house legal counsel.

The Compensation Committee annually reviews the performance of its compensation consultant and considers the following factors when assessing consultant independence in accordance with NYSE standards:

•	Services provided to GM management outside the services provided to the Compensation Committee;

•	Fees paid as a percentage of the compensation consultants’ total revenue;

•	Policies and procedures designed to prevent conflicts of interest;

•	Any business or personal relationships between members of the Compensation Committee and the compensation consultant;

•	GM stock ownership by employees of the compensation consultant; and

•	Any business or personal relationships between GM and the compensation consultant.

After reviewing the performance and independence of its consultant, the Compensation Committee determined both FW Cook and Semler Brossy were independent based on the standards above.

Employment and Termination Agreements

The Company has no employment or pre-defined termination agreements with any of our 2023 NEOs. All NEOs participate in the General Motors LLC U.S. Executive Severance Program filed as an exhibit to the Company’s 2023 Form 10-K.

64	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on January 30, 2024.

Compensation Committee

Wesley G. Bush (Chair) Aneel Bhusri	Joseph Jimenez Patricia F. Russo

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	65

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Nonequity Incentive Plan Compensation(5) ($)	Change in Pension Value and NQ Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

Mary T. Barra Chair and Chief Executive Officer	2023	2,100,000	—	14,625,000	4,875,013	5,250,000	—	997,392	27,847,405
	2022	2,100,000	—	14,625,000	4,875,010	6,258,000	—	1,121,560	28,979,570
	2021	2,100,000	—	14,582,198	3,937,507	7,644,000	—	873,075	29,136,780

Paul A. Jacobson Executive Vice President and Chief Financial Officer	2023	1,000,000	—	6,187,500	2,062,503	1,687,500	—	186,421	11,123,924
	2022	1,000,000	—	5,362,500	1,787,513	1,862,500	—	223,425	10,235,938
	2021	1,000,000	—	4,860,724	1,312,502	2,250,000	—	155,422	9,578,648

Mark L. Reuss President	2023	1,350,000	—	10,471,875	3,490,634	2,109,400	22,215	522,168	17,966,292
	2022	1,350,000	—	7,471,875	2,490,626	2,598,800	—	438,250	14,349,551
	2021	1,300,000	—	6,180,076	1,668,752	3,038,800	—	348,119	12,535,747

Michael Abbott Executive Vice President, Software	2023	488,889	1,500,000	17,000,001	—	1,350,000	—	49,197	20,388,087

Craig B. Glidden Executive Vice President, Legal, Policy, Cybersecurity, and Corporate Secretary	2023	893,750	—	6,898,406	1,632,807	1,856,300	—	221,674	11,502,937

(1)	Titles reflect position as of December 31, 2023. Mr. Abbott and Mr. Glidden were not NEOs in 2022 or 2021.
(2)	Reflects first installment of Mr. Abbott’s new hire cash payment. Upon his resignation (effective April 2, 2024), the second installment of the new hire cash payment will not be paid.
(3)

Stock Awards displays the grant date fair values of PSUs and RSUs issued under the LTIP, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. PSUs will vest based on GM’s performance against EBIT-adjusted Margin, Relative TSR, and EV Measures. The assumptions used for the Monte Carlo valuation of the Relative TSR portion of the PSUs are summarized below:

Grant Date	Stock Price	Implied Volatility	Risk-Free Interest Rate	Valuation Price	Valuation Price as a Percent of Target

2/7/2023	$41.40	34%	4.15%	$53.12	128.3%

There is no dividend yield, as dividends are assumed to be reinvested for the TSR calculation. The maximum award for PSUs for the 2023–2025 performance period is 200% of PSUs granted. If the maximum level of performance is achieved, the grant date fair values for the 2023 PSUs would be $29,250,000 (Ms. Barra), $12,375,000 (Mr. Jacobson), $20,943,750 (Mr. Reuss), and $9,796,800 (Mr. Glidden). Upon his resignation, Mr. Abbott forfeited the new hire RSU award in its entirety.

(4)

Option Awards displays the grant date fair value of stock options issued under the LTIP, computed in accordance with FASB ASC Topic 718 using a Black-Scholes valuation. The assumptions used for the Black-Scholes valuation of the stock options are summarized below:

Grant Date	Dividend Yield	Implied Volatility	Risk-Free Interest Rate	Expected Option Life	Grant Date Fair Value

2/7/2023	1.90%	34%	3.70%	6.00 years	$13.27

(5)

All NEOs were eligible for a payment under the STIP for 2023 performance based on the Company’s achievement of annual performance goals and individual performance. Individual performance decisions for each NEO are determined by the Compensation Committee; results are discussed beginning on page 57.

(6)

These amounts represent the actuarial change in the present value of the NEO’s accrued benefit for 2023 attributed to year-over-year variances in applicable discount rates, lump sum interest rates, mortality rates, and employer contributions to tax-qualified and non-tax-qualified plans, as described in “Pension Benefits” on page 70. The Company does not credit interest at above-market rates to any deferred retirement accounts, and no interest amounts are included in these totals. In 2023, the actuarial present value decreased in the amount of $51,638 (Ms. Barra). Messrs. Jacobson, Abbott, and Glidden are not eligible to participate in DB pension plans based on their date of service.

(7)	The amounts included as All Other Compensation are described in the table below.

66	EXECUTIVE COMPENSATION TABLES

All Other Compensation

	M.T. Barra ($)	P.A. Jacobson ($)	M.L. Reuss ($)	M. Abbott ($)	C.B. Glidden ($)

Perquisites and Other Personal Benefits(1)	389,005	27,091	214,418	11,710	62,575

Employer Contributions to Savings Plans(2)	585,480	154,500	290,928	35,555	137,380

Life and Other Insurance Benefits(3)	22,907	4,830	14,572	1,932	21,719

Other(4)	—	—	2,250	—	—

TOTAL	997,392	186,421	522,168	49,197	221,674

(1)	The amounts included as Perquisites and Other Personal Benefits are described in the table below.
(2)	Includes employer contributions to tax-qualified and non-tax-qualified savings and retirement plans during 2023.
(3)

Includes premiums paid by the Company for Group Variable Universal Life insurance for executives. For Ms. Barra, the amount also includes premiums paid by the Company for providing personal accident insurance for members of the Board. NEOs are responsible for any ordinary income taxes resulting from the cost of Company-paid premiums.

(4)	Reflects patent awards granted to Mr. Reuss during 2023.

Perquisites and Other Personal Benefits

	M.T. Barra ($)	P.A. Jacobson ($)	M.L. Reuss ($)	M. Abbott ($)	C.B. Glidden ($)

Personal Travel(1)	263,694	—	74,999	—	15,951

Security(2)	96,101	—	108,928	—	—

Company Vehicle Programs(3)	14,519	23,606	20,131	11,710	25,590

Executive Physical(4)	4,331	3,485	—	—	10,674

Financial Counseling(5)	10,360	—	10,360	—	10,360

Other(6)	—	—	—	—	—

TOTAL	389,005	27,091	214,418	11,710	62,575

(1)

Personal travel, pursuant to Company policy as discussed on page 52, includes incremental costs (fuel, flight crew expenses, landing fees, ground transportation fees, and other miscellaneous variable expenses) associated with aircraft use. Ms. Barra and Mr. Reuss serve on outside boards, which we view as directly and integrally related to their roles and professional development. The cost of travel to outside boards was $102,784 (Ms. Barra) and $25,570 (Mr. Reuss), and is excluded from the amount above.

(2)

Includes the incremental cost of providing security services and residential security system monitoring for Ms. Barra and Mr. Reuss as recommended by an independent third-party security consultant or our security team. For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary, wages, and benefits are not allocated as the Company already incurs these costs for business purposes.

(3)

Includes the cost of providing cars, drivers, and the estimated annual lease value of Company vehicles, inclusive of fuel and insurance, driven by NEOs. The annual lease value is included because it is more reflective of the value of the Company vehicle perquisite than of the Company’s incremental costs, which are generally significantly lower because the Company manufactures and ordinarily disposes of Company vehicles for a profit, resulting in minimal incremental costs, if any. Taxes related to imputed income are the responsibility of each participant.

(4)	Reflects costs associated with executive physicals with an approved provider as discussed on page 52.
(5)	Reflects costs associated with financial counseling and estate planning services with an approved provider.
(6)

Occasionally, unused tickets from sponsorship agreements are made available for personal use. Tickets are included in sponsorship agreements and typically result in no incremental costs to the Company. In 2023, there were no incremental costs associated with the personal use of tickets to GM-sponsored events. Occasionally, limited souvenirs may be included as part of a sponsorship agreement and no incremental costs are incurred by the Company.

EXECUTIVE COMPENSATION TABLES	2024 Proxy Statement	67

Grants of Plan-Based Awards

STIP awards for the 2023 performance year were made under the terms of the General Motors Company 2017 Short-Term Incentive Plan. Equity awards granted to each NEO were made under the terms of the General Motors Company 2020 Long-Term Incentive Plan. PSUs vest and deliver at the end of the performance period and can be earned at a level between 0 and 200 percent of target. PSUs are based on the achievement of performance conditions relating to EBIT-adjusted Margin, Relative TSR, and EV Measures over a three-year performance period from January 1, 2023, to December 31, 2025. Stock options vest ratably over a three-year period. The RSUs granted to Mr. Abbott on July 3, 2023, will vest in fifty percent tranches on July 3, 2024, and July 3, 2025. The RSUs granted to Mr. Glidden on December 13, 2023, will vest in full on December 13, 2025.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards($)(1)
Name	Award Type		Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mary T. Barra	STIP		1/1/2023	12/5/2022	262,500	4,200,000	8,400,000
	Options		2/7/2023	12/5/2022								367,371	41.40	4,875,013
	PSU		2/7/2023	12/5/2022				32,209	322,085	644,170				14,625,000

Paul A. Jacobson	STIP		1/1/2023	12/5/2022	78,125	1,250,000	2,500,000
	Options		2/7/2023	12/5/2022								155,426	41.40	2,062,503
	PSU		2/7/2023	12/5/2022				13,627	136,267	272,534				6,187,500

Mark L. Reuss	STIP		1/1/2023	12/5/2022	105,469	1,687,500	3,375,000
	Options		2/7/2023	12/5/2022								263,047	41.40	3,490,634
	PSU		2/7/2023	12/5/2022				23,062	230,621	461,242				10,471,875

Michael Abbott	STIP		5/22/2023	4/21/2023	62,500	1,000,000	2,000,000
	RSU	(2)	7/3/2023	4/21/2023							436,345			17,000,001

Craig B. Glidden	STIP		1/1/2023	12/7/2023	85,938	1,375,000	2,750,000
	Options		2/7/2023	12/5/2022								123,045	41.40	1,632,807
	PSU		2/7/2023	12/5/2022				10,788	107,877	215,754				4,898,400

	RSU		12/13/2023	12/7/2023							58,841			2,000,006

(1)

This column shows the aggregate grant date fair value of equity awards granted to the NEOs in 2023. The aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the vesting schedule. All grant date fair values have been computed in accordance with FASB ASC Topic 718.

(2)	Upon his resignation, Mr. Abbott forfeited the new hire RSU award in its entirety.

68	EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Mary T. Barra	2/7/2023	—	367,371	(2)	41.40	2/7/2033				322,085	(8)	11,569,293	(10)

	2/8/2022	92,752	185,502	(3)	49.46	2/8/2032				286,926	(9)	10,306,382	(11)

	2/18/2021	129,758	64,879	(4)	52.16	2/18/2031	167,586	(5)	6,019,689

Paul A. Jacobson	2/7/2023	—	155,426	(2)	41.40	2/7/2033				136,267	(8)	4,894,711	(10)
	2/8/2022	34,009	68,018	(3)	49.46	2/8/2032				105,207	(9)	3,779,035	(11)
	2/18/2021	43,253	21,626	(4)	52.16	2/18/2031	55,862	(5)	2,006,563

Mark L. Reuss	2/7/2023	—	263,047	(2)	41.40	2/7/2033				230,621	(8)	8,283,906	(10)

	2/8/2022	47,387	94,772	(3)	49.46	2/8/2032				146,590	(9)	5,265,513	(11)

	2/18/2021	54,993	27,496	(4)	52.16	2/18/2031	71,025	(5)	2,551,218

Michael Abbott	7/3/2023						436,345	(6)	15,673,512

Craig B. Glidden	12/13/2023						58,841	(7)	2,113,569

	2/7/2023	—	123,045	(2)	41.40	2/7/2033				107,877	(8)	3,874,942	(10)

	2/8/2022	23,931	47,862	(3)	49.46	2/8/2032				74,030	(9)	2,659,158	(11)

	7/1/2021	9,047	4,523	(4)	59.11	2/18/2031	7,981	(5)	286,678

	2/18/2021	24,716	12,358	(4)	52.16	2/18/2031	31,922	(5)	1,146,638

(1)	The awards are valued based on the closing price of GM common stock on the NYSE on December 29, 2023, which was $35.92.
(2)	Stock options granted on February 7, 2023, vest ratably each February 7 of 2024, 2025, and 2026.
(3)	Stock options granted on February 8, 2022, vest ratably each February 8 of 2023, 2024, and 2025.
(4)	Stock options granted on February 18, 2021, and July 1, 2021, vest ratably each February 18 of 2022, 2023, and 2024.
(5)

2021-2023 PSU awards granted on February 18, 2021, and July 1, 2021, cliff-vested on February 18, 2024, upon determination of results for the performance period January 1, 2021–December 31, 2023. The final performance of the 2021–2023 PSU award was 74% and is discussed on page 56.

(6)	RSU awards granted to Mr. Abbott on July 3, 2023, vest ratably each July 3 of 2024 and 2025, which were subsequently forfeited upon his resignation.
(7)	RSU awards granted to Mr. Glidden on December 13, 2023, vest in full on December 13, 2025.
(8)	2023-2025 PSU awards granted on February 7, 2023, cliff-vest on February 7, 2026, upon determination of results for the performance period January 1, 2023–December 31, 2025.
(9)	2022-2024 PSU awards granted on February 8, 2022, cliff-vest on February 8, 2025, upon determination of results for the performance period January 1, 2022–December 31, 2024.
(10)

Assumes target-level payout of PSU awards. The number of shares (and market value of such shares) for maximum-level payout with respect to unvested 2023–2025 PSUs granted on February 7, 2023, outstanding as of December 31, 2023, for Ms. Barra is 644,170 ($23,138,586); for Mr. Jacobson is 272,534 ($9,789,421); for Mr. Reuss is 461,242 ($16,567,813); and for Mr. Glidden is 215,754 ($7,749,884).

(11)

Assumes target-level payout of PSU awards. The number of shares (and market value of such shares) for maximum-level payout with respect to unvested 2022–2024 PSUs granted on February 8, 2022, outstanding as of December 31, 2023, for Ms. Barra is 573,852 ($20,612,764); for Mr. Jacobson is 210,414 ($7,558,071); for Mr. Reuss is 293,180 ($10,531,026); and for Mr. Glidden is 148,060 ($5,318,315).

Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mary T. Barra	—	—	440,618	18,219,554

Paul A. Jacobson	—	—	76,976	2,931,444

Mark L. Reuss	—	—	174,779	7,227,112

Michael Abbott	—	—	—	—

Craig B. Glidden	—	—	82,432	3,408,563

(1)

The aggregate dollar value realized upon exercise is computed by multiplying the number of shares at exercise by the difference between the market price of GM common stock and the exercise price of the options.

(2)	The aggregate dollar value realized upon vesting is computed by multiplying the number of shares vested by the closing price of GM common stock on the vesting date.

EXECUTIVE COMPENSATION TABLES	2024 Proxy Statement	69

Pension Benefits

GM Salaried Retirement Plan

Eligibility and Vesting: The GM Salaried Retirement Plan (“SRP”) is a funded, tax-qualified retirement plan that covers eligible employees hired prior to January 1, 2007. Employees who commenced service on or after January 1, 2007, are eligible to participate only in DC plans. Employees are vested in the SRP after five years of qualifying service. The plan permitted employee contributions, which vested immediately, until December 31, 2006. All DB accruals were frozen on September 30, 2012, with service continuing towards eligibility to retire.

Benefit Formula:

Service Prior to January 1, 2001: The plan provided benefits on both a contributory and noncontributory formula. The contributory formula factors the contributions of the employee and earnings for each fiscal year. The formulas were frozen effective December 31, 2006, and effective January 1, 2007, employees continued to participate in the SRP under a new formula that provided a pension accrual equal to 1.25 percent of the employee’s eligible earnings up to the IRS-prescribed limits for tax-qualified plans. The 1.25 percent accruals were frozen September 30, 2012.

Service from January 1, 2001, to December 31, 2006: The plan provided benefits under a cash balance formula with pay credits based on age through December 31, 2006, when the formula was frozen, with balances continuing to earn interest credits thereafter.

Time and Form of Payment: For employees hired prior to January 1, 2001, the accumulated benefit an employee earns over his or her career with the Company is payable starting after retirement. Normal retirement age is defined as age 65. Employees who commenced service prior to 1988 may elect early retirement after 30 years of credited service or 85 points, based on combined age and service, or age 60 and 10 or more years of service, with certain age-reduction factors applied. As of December 31, 2023, Ms. Barra and Mr. Reuss were eligible for early retirement. The plan also provides Social Security supplements for those hired prior to 1988. For employees hired on or after January 1, 1988, and prior to December 31, 2000, Social Security supplements are not payable and age-reduction factors are greater for retirements prior to age 62. The plan provides a single-life annuity, a spousal joint and survivor annuity, a contingent annuitant optional form of payment, or a 100 percent lump sum option. For employees hired from January 1, 2001, to December 31, 2006, the plan provides a single-life annuity, a contingent annuitant optional form of payment, or a 100 percent lump sum option.

Tax Code Limitations on Benefits: Section 415(b)(1)(A) of the IRC limits the benefits payable under the SRP. For 2023, the maximum single life annuity an NEO could have received under these limits was $265,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution, and actual retirement dates.

GM Executive Retirement Plan

Eligibility and Vesting: The GM Executive Retirement Plan (“DB ERP”) is an unfunded, non-tax-qualified retirement plan that covers eligible executives to provide retirement benefits above amounts available under our other pension programs.

Benefit Formula:

Service Prior to January 1, 2007: The supplemental pension equals the greater of (a) 2 percent of the average monthly base salary multiplied by all years of contributory service less the sum of all benefits payable under the SRP plus the maximum Social Security benefit as of January 2007 multiplied by all years of contributory service or (b) 1.5 percent of the average monthly base salary plus STIP compensation multiplied by all years of contributory service, up to a maximum of 35 years, less the sum of all benefits payable under the SRP plus 100 percent of the maximum Social Security benefit as of January 2007. In both cases, the base salary and STIP payments are determined using the highest 60 months out of the last 120 months as of December 31, 2006. These DB accruals were frozen on December 31, 2006, with service continuing towards eligibility to retire.

Service from January 1, 2007, to September 30, 2012: For employees hired prior to January 1, 2001, the supplemental pension equals 1.25 percent of annual base salary plus short-term incentive payments and is applicable to amounts in excess of the IRS-prescribed limit applicable to tax-qualified plans. These DB accruals were frozen on September 30, 2012, with service continuing towards eligibility to retire.

Time and Form of Payment: Normal retirement age under the plan is age 65; however, employees who commenced service prior to January 1, 2007, may retire at age 60 with 10 or more years of service without any reduction in benefits. Employees may also retire at age 55 with 10 or more years of service with benefits reduced using the same factors as are utilized for early retirement

70	EXECUTIVE COMPENSATION TABLES

under the SRP. As of December 31, 2023, Ms. Barra and Mr. Reuss were eligible for early retirement. The DB ERP is payable as a five-year certain annuity, with payments starting upon the retirement of the executive and continuing for 60 months.

The table below reflects pension benefits as of December 31, 2023, provided by the respective plans.

Name	Plan Name	Number of Years of Eligible Credited Service as of December 31, 2023(1)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)

Mary T. Barra	SRP	41.3	1,191,304	—

	DB ERP	41.3	917,126	—

Paul A. Jacobson(3)	—	—	—	—

Mark L. Reuss	SRP	36.8	954,156	—

	DB ERP	36.8	630,925	—

Michael Abbott(3)	—	—	—	—

Craig B. Glidden(3)	—	—	—	—

(1)	Eligible service recognizes credited service under the frozen qualified SRP in addition to future service to determine retirement eligibility.
(2)

The present value of the SRP benefit amount shown takes into consideration the ability to elect a joint and survivor annuity form of payment as well as the ability to elect to receive the annuity as a lump sum. For SRP and DB ERP benefits, the present value represents the value of the benefit payable at age 60 (or immediately if over age 60). Present values shown here are based on the mortality and discount rate assumptions used in the December 31, 2023, FASB ASC Topic 715, “Compensation-Retirement Benefits,” except where needed to meet proxy statement requirements. The discount rates used for calculations as of December 31, 2023, for the SRP is 5.18% and for the DB ERP is 5.07%.

(3)	Messrs. Jacobson, Abbott, and Glidden are only eligible to participate in DC ERP plan offered by the Company based on their date of service.

Nonqualified Deferred Compensation Plan

We maintain certain deferred compensation programs and arrangements for executives.

The Defined Contribution Executive Retirement Plan (“DC ERP”) allows for the equalization of benefits for highly compensated salaried employees under the Retirement Savings Plan when such employees’ contribution and benefit levels exceed the maximum limitations on contributions and benefits imposed by Section 2004 of Employment Retirement Income Security Act of 1974, commonly known as ERISA, as amended, and Sections 401(a)(17) and 415(c)(1)(A) of the IRC, as amended. The DC ERP is maintained as an unfunded plan, and we bear all expenses for administration of the plan and payment of amounts to participants.

Aggregate account balances disclosed below include both vested and unvested contributions made by the Company. Contributions made prior to 2007 vested immediately. Contributions made between January 1, 2007, and September 30, 2012, vest when the participant attains age 55 with 10 years of service, and the benefit is payable as a five-year certain annuity with payments starting upon the retirement of the executive and continuing for 60 months. Contributions made on or after October 1, 2012, vest when the participant attains three years of service, regardless of age, and the benefit is payable as a 100 percent lump sum upon the retirement of the executive.

The table below reflects December 31, 2023, balances for the nonqualified deferred compensation plan and any contributions, earnings, or withdrawals during the year.

Name	Plan	Executive Contributions in the Last Fiscal Year ($)	Registrant Contributions in the Last Fiscal Year(1) ($)	Aggregate Earnings in the Last Fiscal Year(2) ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at 2023 Fiscal Year End(3) ($)

Mary T. Barra	DC ERP	—	567,980	698,647	—	6,002,924

Paul A. Jacobson	DC ERP	—	134,633	46,847	—	375,149

Mark L. Reuss	DC ERP	—	278,794	369,988	—	2,806,034

Michael Abbott	DC ERP	—	12,711	669	—	13,380

Craig B. Glidden	DC ERP	—	126,067	122,341	—	1,108,530

(1)	The amounts shown are included in All Other Compensation in the Summary Compensation Table.
(2)

The amounts shown are not reported in Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table because we do not pay above-market earnings on deferred compensation in retirement plans.

(3)	The following amounts have been included in the Summary Compensation Table in prior years: $3,772,324 (Ms. Barra), $215,021 (Mr. Jacobson), $1,763,928 (Mr. Reuss), and $120,793 (Mr. Glidden).

EXECUTIVE COMPENSATION TABLES	2024 Proxy Statement	71

Potential Payments Upon Termination

The Company does not maintain individual employment agreements with any NEO that provide guaranteed payments in the event of a termination of employment or change in control. In the event that an NEO’s position with the Company is eliminated, including the elimination of the NEO’s position as a result of a change in control, the NEO would be eligible for a severance payment under the Executive Severance Program.

The table below shows the potential payments to each NEO assuming a termination of employment on December 31, 2023, due to the following events: voluntary separation or termination for cause, qualifying termination under the Executive Severance Program, full career status retirement, disability, death, or change in control with termination of employment. Each of the separation events is described in more detail below. These provisions are generally applicable to participants in each of the respective plans and are not reserved only for NEOs. The payments below are in addition to the present value of the accumulated benefits from each NEO’s qualified and nonqualified pension plans shown in the “Pension Benefits” table on page 70 and the aggregate balance due to each NEO that is shown in the Nonqualified Deferred Compensation Plan table above.

For purposes of the following table, the Company describes these terminations and potential payments:

Voluntary Separation or Termination for Cause — A voluntary separation occurs when an executive voluntarily terminates employment with the Company. A full career status retirement receives different treatment, as discussed below. A termination for cause occurs when an executive is dismissed from employment by the Company for cause, which is considered to include, but is not limited to, the executive’s gross negligence, willful misconduct, or violation of state or federal securities laws. Under each of these scenarios, the executive generally forfeits all outstanding equity awards and is not eligible for any award or payment under the STIP.

Executive Severance Program — A separation occurs when an executive’s position is eliminated, or the Company and an executive agree to mutually end the employment relationship. An executive will be eligible to receive a severance payment from the Company calculated based on his or her position and reflected as a multiple of base salary, COBRA, and a STIP award at target. An executive may receive cash payments of the value of the equity awards that are scheduled to vest within the next year after separation at the time of vesting. Unvested stock options are usually forfeited. An executive is also eligible for outplacement assistance based on position. All potential payments are contingent upon the executive entering into a mutual separation agreement.

Full Career Status Retirement — A full career status retirement occurs when an executive reaches the age of 55 with 10 or more years of continuous service with the Company, or reaches the age of 62 or older, at which time the executive voluntarily separates from the Company. An executive who enters into a separation or severance agreement cannot also elect full career status retirement.

In the event of a full career status retirement, the executive is generally eligible for a prorated STIP award based on his or her retirement date in the performance year and once final performance has been determined. RSUs granted in the year of the retirement date are prorated based on the retirement date, and continue to vest in accordance with the vesting schedule. RSUs granted prior to the year of the retirement date will continue to vest in accordance with the vesting schedule. PSUs granted in the year of the retirement date are prorated based on the retirement date, and will be adjusted for final Company performance and be settled following approval of such performance. PSUs granted prior to the year of the retirement date will remain outstanding until the end of the performance period, at which time they will be adjusted for final Company performance and be settled following approval of such performance. Stock options granted in the year of the retirement date are prorated based on the retirement date, and continue to vest in accordance with the vesting schedule. Stock options granted prior to the year of the retirement date will continue to vest in accordance with the vesting schedule.

Disability — Disability occurs when an executive terminates employment by reason of his or her inability to engage in any gainful activity due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The executive is eligible for a full-year STIP award related to the year in which termination occurs once final Company performance has been determined. RSUs will continue to vest in accordance with the vesting schedule. PSUs will remain outstanding until the end of the performance period, at which time they will be adjusted for final Company performance and be settled following approval of such performance. Stock options will continue to vest in accordance with the vesting schedule.

Death — Following the death of an executive, the beneficiary of the executive is eligible to receive the full-year STIP award subject to adjustment for final Company performance. RSUs immediately vest in full and are settled within 90 days of death. PSUs will remain outstanding until the end of the performance period, at which time they will be adjusted for final Company performance and be settled following approval of such performance. Stock options immediately vest upon death.

72	EXECUTIVE COMPENSATION TABLES

Change in Control (Double Trigger) — In the event of a termination of employment resulting from a change in control, an executive will be eligible for severance under the Executive Severance Program that provides a severance payment based on position and a multiple of base salary and COBRA. An executive will also receive a STIP award at target and the STIP award for the prior year if such award has been determined but not paid. If the STIP award for the prior year has not been determined, the award shall be determined at target and paid. All RSU awards will generally vest and become payable immediately prior to the change in control. For PSUs, the performance period will end immediately prior to the change in control and awards will be determined based on actual performance and converted to a time-based award. Stock options immediately vest and are exercisable upon termination as a result of a change in control.

Amounts shown below are calculated by assuming that the relevant employment termination event occurred on December 31, 2023.

Name	Compensation Element(1)(2)(3)	Voluntary Separation or Termination for Cause ($)	Executive Severance Program ($)	Retirement(4) ($)	Disability ($)	Death ($)	Change in Control with Termination ($)

Mary T. Barra	Cash	—	4,253,798	—	—	—	4,238,798

	STIP	—	4,200,000	5,250,000	5,250,000	5,250,000	4,200,000

	LTIP	—	6,019,689	27,895,364	27,895,364	27,895,364	27,895,364

	TOTAL	—	14,473,487	33,145,364	33,145,364	33,145,364	36,334,162

Paul A. Jacobson	Cash	—	1,534,820	—	—	—	1,519,820

	STIP	—	1,250,000	—	1,562,500	1,562,500	1,250,000

	LTIP	—	2,006,563	—	10,680,309	10,680,309	10,680,309

	TOTAL	—	4,791,383	—	12,242,809	12,242,809	13,450,129

Mark L. Reuss	Cash	—	2,069,099	—	—	—	2,054,099

	STIP	—	1,687,500	2,109,400	2,109,400	2,109,400	1,687,500

	LTIP	—	2,551,218	16,100,637	16,100,637	16,100,637	16,100,637

	TOTAL	—	6,307,817	18,210,037	18,210,037	18,210,037	19,842,236

Michael Abbott	Cash	—	1,244,099	—	—	—	1,229,099

	STIP	—	1,000,000	—	1,250,000	1,250,000	1,000,000

	LTIP	—	7,836,774	—	15,673,512	15,673,512	15,673,512

	TOTAL	—	10,080,873	—	16,923,512	16,923,512	17,902,611

Craig B. Glidden	Cash	—	1,686,999	—	—	—	1,671,999

	STIP	—	1,375,000	1,718,800	1,718,800	1,718,800	1,375,000

	LTIP	—	1,433,316	10,080,985	10,080,985	10,080,985	10,080,985

	TOTAL	—	4,495,315	11,799,785	11,799,785	11,799,785	13,127,984

(1)

Cash amounts shown for Executive Severance Program and Change in Control with Termination are based on the Executive Severance Program. Payments are 2X base salary for the CEO and 1.5X base salary for all other NEOs. Under the Executive Severance Program, the CEO is eligible for a cash payment equal to 24 months of COBRA premiums and the other NEOs are eligible for a cash payment equal to 18 months of COBRA premiums. There are no cash payments due upon Voluntary Separation or Termination for Cause, Retirement, Disability, or Death.

(2)

STIP amounts shown under Retirement, Disability, and Death are based on final Company performance. STIP amounts shown for Executive Severance Program and Change in Control with Termination reflect target-level performance. Executives forfeit STIP awards for Voluntary Separation or Termination for Cause.

(3)

LTIP amounts shown reflect the value of any unvested RSU awards, PSU awards, and stock options that may vest upon termination. The value of the awards is based on the closing price of GM common stock on December 29, 2023, of $35.92. Under the Executive Severance Program, structure equity awards are delivered in cash once vested; the value displayed reflects the value of awards that would be subject to payment based on awards outstanding as of December 31, 2023.

(4)	Ms. Barra, Mr. Reuss, and Mr. Glidden were eligible for full career status retirement as of December 31, 2023.

EXECUTIVE COMPENSATION TABLES	2024 Proxy Statement	73

CEO Pay Ratio

Our CEO, who leads our global workforce of 163,000 employees (99,000 located in the United States and 64,000 non-U.S. employees) as of December 31, 2023, earned $27,847,405 in total compensation in 2023 as reported in the Summary Compensation Table.

To identify our new median employee for 2023, we:

1.

Excluded all employees (7,595) in the following 28 countries under the SEC’s 5 percent de minimis exemption: Argentina (1,468), Australia (173), Chile (222), China (1,041), Colombia (952), Ecuador (396), Egypt (599), Germany (102), India (352), Indonesia (8), Ireland (480), Israel (812), Italy (1), Japan (38), New Zealand (14), Norway (1), Peru (37), Philippines (488), Singapore (3), South Africa (4), Sweden (4), Switzerland (111), Taiwan (9), Thailand (45), United Arab Emirates (185), United Kingdom (37), Uruguay (8), and Uzbekistan (5);

2.	Calculated year-to-date payroll as of November 1, 2023, for all employees excluding the CEO;

3.	Identified the middle 51 employees using year-to-date payroll converted to U.S. dollars as a consistently applied compensation measure;

4.	Calculated annual total compensation for the 51 middle employees based on the same SEC requirements that apply to determine total compensation in the Summary Compensation Table; and

5.	Re-ranked all middle 51 employees and selected the median employee.

At GM, we believe that fair and equitable pay is an essential element of any successful organization, and we invest in our employees with market-competitive pay and benefits. We compensate our employees to create alignment with the short-term and long-term goals tied to the success of the Company and with our vision of zero crashes, zero emissions, and zero congestion.

Based on our calculation, we can reasonably estimate that our median employee earned $91,778 in 2023. The ratio of our CEO’s compensation to that of our median employee is estimated to be 303:1.

The rules outlined by the SEC for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies to calculate the median employee, excluding up to 5 percent of the workforce, and make reasonable estimates and assumptions that may impact their employee populations. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Other companies have different employee populations, compensation practices, and the ability to utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

74	EXECUTIVE COMPENSATION TABLES

Pay Versus Performance
Pursuant to Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between Compensation Actually Paid (“CAP”) for the Company’s CEO and
non-CEO
NEOs and certain aspects of the financial performance of the Company. The CAP values disclosed do not reflect the actual amount of compensation paid to our NEOs during the applicable year. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For information regarding compensation decisions made by our Compensation Committee, refer to the “Compensation Discussion and Analysis” section beginning on page 42.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO (1) ($)	CAP to CEO (3) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (2) ($)	Average CAP to Non-CEO NEOs (3) ($)	TSR (4) ($)	Peer Group TSR (5) ($)	Net Income (6) ($B)	EBIT- adjusted (7) ($B)

2023	27,847,405	21,715,743	15,245,310	12,490,596	102	170	9.840	12.357

2022	28,979,570	(16,991,516)	10,539,930	(2,724,335)	94	128	9.708	14.474

2021	29,136,780	76,096,506	9,982,519	19,443,928	164	188	9.945	14.295

2020	23,657,987	45,185,399	6,632,869	5,817,820	116	151	6.321	9.710

(1)	Ms. Barra served as our CEO in 2023, 2022, 2021, and 2020.
(2)
Non-CEO
NEOs in 2023 included Messrs. Jacobson, Reuss, Abbott, and Glidden.
Non-CEO
NEOs in 2022 and 2021 included Mr. Jacobson, Mr. Reuss, Mr. Douglas Parks (Former Executive Vice President, Global Product Development, Purchasing and Supply Chain), and Mr. Stephen Carlisle (Former Executive Vice President and President, North America).
Non-CEO
NEOs in 2020 included Messrs. Jacobson, Reuss, Parks, and Carlisle, Ms. Dhivya Suryadevara (Former Executive Vice President and Chief Financial Officer), Mr. John Stapleton (Vice President and Chief Financial Officer, North America and Former Acting Chief Financial Officer), and Mr. Barry Engle (Former Executive Vice President and President, North America).

(3)	Reflects CAP values computed in accordance with Item 402(v) of Regulation S-K and FASB ASC Topic 718.

	2023		2022		2021		2020
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs

SCT Total	27,847,405	15,245,310	28,979,570	10,539,930	29,136,780	9,982,519	23,657,987	6,632,869

Less: Change in Actuarial Present Value Reported in the “Change in Pension Value and NQ Deferred Compensation Earnings” Column of the SCT	—	(5,554)	—	—	—	—	(423,608)	(141,675)

Plus: Service Cost for Pension Plans	—	—	—	—	—	—	—	149

Less: Amount Reported in the “Stock Awards” Column of the SCT	(14,625,000)	(10,139,445)	(14,625,000)	(5,470,294)	(14,582,198)	(5,069,059)	(13,093,722)	(3,793,686)

Plus: Year-end Fair Value of Outstanding and Unvested Stock Awards Granted in the Covered Year	11,941,185	8,866,850	8,629,590	3,227,799	18,914,281	6,574,982	18,050,565	3,545,877

Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years	(5,416,604)	(1,411,612)	(25,258,220)	(7,683,634)	25,646,494	5,307,302	10,087,483	768,879

Change in Fair Value of Stock Awards that Vested in the Covered Year	3,397,165	583,155	(4,942,601)	(732,230)	5,626,432	646,960	(847,866)	(1,522)

Less: Fair Value of Stock Awards Forfeited During the Covered Year	—	—	—	—	—	—	—	(1,617,289)

Less: Amount Reported in the “Option Awards” Column of the SCT	(4,875,013)	(1,796,486)	(4,875,010)	(1,823,438)	(3,937,507)	(1,368,752)	(3,750,002)	(974,378)

EXECUTIVE COMPENSATION TABLES	2024 Proxy Statement	75

	2023		2022		2021		2020
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs

Plus: Year-end Fair Value of Outstanding and Unvested Option Awards Granted in the Covered Year	3,155,717	1,162,910	2,584,980	966,880	3,694,210	1,284,177	10,379,470	1,434,466

Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Years	(774,417)	(213,916)	(5,055,582)	(1,267,702)	6,628,520	1,281,139	2,881,004	231,707

Change in Fair Value of Option Awards that Vested in the Covered Year	1,065,305	199,384	(2,429,243)	(481,646)	4,969,494	804,660	(1,755,912)	(177,797)

Less: Fair Value of Option Awards Forfeited During the Covered Year	—	—	—	—	—	—	—	(89,780)

CAP Total	21,715,743	12,490,596	(16,991,516)	(2,724,335)	76,096,506	19,443,928	45,185,399	5,817,820

(4)
Represents the cumulative TSR of the Company of an initial investment of $100 for the measurement period beginning December 31, 2019, and ending December 31, 2023, 2022, 2021, or 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K
as required under Item 402(v) of Regulation
S-K.

(5)
Represents the cumulative TSR of the Dow Jones Automobiles & Parts Titans 30 Index (the “Peer Group TSR”) of an initial investment of $100 for the measurement period beginning December 31, 2019, and ending December 31, 2023, 2022, 2021, or 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K
as required under Item 402(v) of Regulation
S-K.

(6)	Reflects net income as shown in the Company’s Annual Report on Form 10-K for the years ended December 31, 2023, 2022, 2021, and 2020.
(7)
Reflects EBIT-adjusted, the company-selected measure for 2023 and 2022, as shown in the Company’s Annual Report on Form
10-K
for the years ended December 31, 2023, 2022, 2021, and 2020. Refer to Appendix A for a reconciliation of EBIT-adjusted to its closest comparable GAAP measure. Please note EBIT-adjusted may not have been the company-selected measure for 2021 and 2020, and we may determine a different measure to be the company-selected measure in future years.

Tabular List of Most-Important Measures

EBIT-adjusted

EBIT-adjusted Margin

Relative TSR
Relationship Between CAP Disclosed in the Pay Versus Performance Table and Other Table Elements

76	EXECUTIVE COMPENSATION TABLES

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (B)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (A)) (C)

Equity compensation plans approved by security holders	39,905,114	(2)	$39.79	48,157,517(3)

Equity compensation plans not approved by security holders	—		—	—

Total	39,905,114		$39.79	48,157,517

(1)	Represents the weighted-average exercise price of outstanding options. The weighted-average price does not take RSU and PSU awards into account since they do not have exercise prices.
(2)	The number includes the following:
i.	21,755,568 shares represent options.
ii.	14,684,041 shares represent PSU awards assuming performance is achieved at target. For performance above target, awards may be settled in common stock, cash, or a combination of both.
iii.	3,465,505 shares represent RSUs.

The number represents awards outstanding under our 2020 Long-Term Incentive Plan and the Company’s predecessor plans (i.e., the 2014 Long-Term Incentive Plan and the 2017 Long-Term Incentive Plan). The only awards outstanding under the Company’s predecessor plans are vested and unexercised options.

(3)

New awards are only granted under our 2020 Long-Term Incentive Plan, effective June 17, 2020, when the plan was approved by our shareholders. To the extent shares remained available for issuance under the Company’s predecessor plans, such shares were only used to settle outstanding awards that were granted under such plans prior to June 17, 2020. As of December 31, 2023, 2,885,331 shares will remain unused under our 2014 Long-Term Incentive Plan and 2,777,138 shares will remain unused under our 2017 Long-Term Incentive Plan and have been excluded.

The following table provides information on share usage for awards granted and performance awards vested/earned during fiscal year 2023 under the Company’s equity compensation plans.

	Granted	Performance Awards Vested/Earned

RSUs	2,650,000	—

PSUs	7,200,000	6,100,000

Time-Based Stock Options	4,450,000	—

Performance-Based Stock Options	—	—

EXECUTIVE COMPENSATION TABLES	2024 Proxy Statement	77

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ITEM NO. 4:

Shareholder Proposal

Requesting a Report on the Use of Child Labor in Connection with the Company’s EV Supply Chain

New Breeze, 12309 Briarbush Ln, Potomac, MD 20854, owner of 1,411 shares of GM common stock, has given notice that it intends to present for action at the Annual Meeting the following shareholder proposal. The shareholder proponent is responsible for the content of the proposal for which we and our Board accept no responsibility.

Resolved: Shareholders request that, beginning in 2025, General Motors Company (“GM”) report annually to shareholders on the extent to which its electric vehicle (“EV”) supply chain may involve, rely, or depend on child labor outside the United States. The report should be done at reasonable cost and omit proprietary and/or confidential business information.

Supporting Statement: Investors are concerned that potential and actual use of child labor in GM’s supply chain poses significant financial, reputational, and legal risks to the company and to investors. Investors seek reliable data to evaluate those risks.

Whereas: Numerous reports have shown that the mining of cobalt, a key component in EV batteries, is heavily dependent on child labor. Findings include:

•	About 70% of the global cobalt supply comes from the Democratic Republic of the Congo (DRC).[1]

•	Cobalt mining in the DRC is often done by children – as many as 40,000 – working in hazardous conditions that pose a serious risk of injury or death.[2]

•

Membership in industry initiatives and other civil society organizations does not demonstrate that a company’s cobalt supply chain is free of child labor, since these organizations have limited governmental involvement and lack authority to effectively regulate cobalt production.[3]

•

As of 2020, the large majority of cobalt-producing mines in Congo were owned or financed by Chinese companies,[4] and the DRC government has made “minimal advancement” in efforts to eliminate child labor.[5]

•

As much as 70% of cobalt from the DRC is connected with child labor.[6] And virtually all Cobalt from the DRC is tainted by various degrees of abuse including slavery, child labor, forced labor, human trafficking, hazardous and toxic working conditions, meager wages, and incalculable environmental harm.[7]

•

Monitoring the situation is difficult due to “aggressive security forces, intense surveillance, the remoteness of many mining areas, distrust of outsiders, and the sheer scale of hundreds of thousands of people engaged in the feverish excavation of cobalt in medieval conditions”.[8]

•	The use of child labor or forced labor in a company’s supply chain creates a risk of potentially costly lawsuits and government investigations.[9]

GM provides insufficient information on the extent to which its supply chain involves or depends on the direct or indirect exploitation of child labor and other human-rights violations outside the United States. As a result, investors are unable to evaluate whether the company is adequately addressing these material risks.

[1]	https://pubs.usgs.gov/periodicals/mcs2023/mcs2023-cobalt.pdf
[2]

https://www.dol.gov/agencies/ilab/reports/child-labor/list-of-goods/supply-chains/lithium-ion-batteries; https://www.dol.gov/agencies/ilab/combatting-child-labor-democratic-republic-congos-cobalt-industry-cotecco; https://www.ilo.org/wcmsp5/groups/public/---asia/---ro-bangkok/---ilo-manila/documents/publication/wcms_720743.pdf

[3]	https://www.dol.gov/sites/dolgov/files/Gayar.Arwa.T%40dol.gov/DRC-CO~2.PDF
[4]	https:www.nytimes.com/2021/11/20/world/china-congo-cobalt.html#:~:text=As%20of%20last%20year%2C%2015,the%20largest%20cobalt%20mines% 20there
[5]	https://www.dol.gov/agencies/ilab/resources/reports/child-labor/congo-democratic-republic-drc
[6]	Siddharth Kara, Cobalt Red - How the Blood of the Congo Powers Our Lives, (New York, NY; St. Martin’s Publishing Group, 2023)
[7]

Id.; see also https://www.dol.gov/agencies/ilab/reports/child-labor/list-of-goods/supply-chains/lithium-ion-batteries; https://www.dol.gov/sites/dolgov/files/ILAB/child_labor_reports/tda2021/2022-TVPRA-List-of-Goods-v3.pdf; https://www.amnesty.org/en/documents/afr62/3183/2016/en/;

https://www.dol.gov/sites/dolgov/files/ILAB/evaluation_type/final_evaluation/DRC-COTECCO-Final-Evaluation-Report-NonPII.pdf
[8]	Siddharth Kara, Cobalt Red.
[9]

https://www.business-humanrights.org/en/latest-news/china-association-of-uighurs-files-lawsuit-in-france-against-nike-for-deceptive-business-practices-and-complicity-in-the-concealment-of-forced-labour/; https://www.theguardian.com/global-development/2021/feb/12/mars-nestle-and-hershey-to-face-landmark-child-slavery-lawsuit-in-us; https://www.wsj.com/articles/tesla-gm-among-car-makers-facing-senate-inquiry-into-possible-links-to-uyghur-forced-labor-11671722563

ITEM NO. 4: SHAREHOLDER PROPOSAL	2024 Proxy Statement	79

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

•   GM’s policies and practices reflect our zero-tolerance policy toward child labor and our commitment to building a sustainable and ethical EV supply chain.

•   The requested report is unnecessary because GM already follows robust and transparent reporting practices.

GM’s policies reflect our strong focus on building a sustainable and ethical EV supply chain, and we have a zero-tolerance policy towards child labor.

GM is deeply committed to protecting human rights and has a zero-tolerance policy towards child labor, both of which are underscored across our corporate policies, including our Code of Conduct, “Winning With Integrity,” Supplier Code of Conduct, and Human Rights Policy, and our Anti-Slavery and Human Trafficking Statement. These policies are guided by the principles of the United Nations Global Compact and offer detailed insight on how we approach issues like child labor in our facilities and with our suppliers. In particular, our Human Rights Policy emphasizes our expectation that our suppliers are committed to protecting the rights of children and other vulnerable groups. The Board, through its Governance Committee, receives regular updates on how the Human Rights Policy is being implemented and reviews any remedial actions.

Our contractual relationships with suppliers are premised on our Terms and Conditions, which require compliance with laws and obligate suppliers to avoid child labor or any other form of forced or involuntary labor in the supplying of goods and services to GM, including through any of their subcontractors, vendors, agents, or other associated third parties. In addition, we require our Tier 1 suppliers to abide by the expectations outlined in our Supplier Code of Conduct and to cascade those expectations, including the prohibition of child labor, throughout their own supply chains.

GM has established robust processes and practices to help monitor and improve the sustainability and ethical practices within its EV supply chain.

We continuously monitor our supply chain for compliance with laws, our Supplier Code of Conduct, and our policies, including through our annual supplier survey, in which we ask them to confirm that they comply with and cascade GM’s Supplier Code of Conduct or an equivalent code of conduct throughout their own supply chains. If we become aware of allegations of violations of child labor laws, our agreements, our Supplier Code of Conduct, or our policies, we take appropriate action to review and substantiate the allegations. In some cases, we elect to leverage third-party audits for high-risk suppliers or, where we have identified a potential concern, we may also request sub-tier audits. GM representatives also visit supplier sites from time to time to reinforce the seriousness of these issues and to utilize our relationship leverage to prompt timely resolution of any concerns. We hold all suppliers to our high standards and, where circumstances warrant, we are prepared to terminate supplier relationships. GM also requires employees who are frequently at supplier facilities to undertake annual training about identifying child and forced labor and provides external training to improve supplier operations and practices in this area.

Understanding the importance of human rights and sustainability across global supply chains, GM has taken steps to enhance our understanding of, and improve accountability and transparency in, the global supply of certain key minerals through work with third-party organizations. For example, GM is a member of the Initiative for Responsible Mining Assurance. GM also has established contractual relationships with mines and suppliers closer to the origination point of certain minerals to increase supply chain visibility.

The requested report is unnecessary because GM already follows robust and transparent reporting practices.

GM’s approach to supply chain governance, human rights, and compliance are addressed in our annual Sustainability Report, which will be available at gmsustainability.com. Specifically, GM makes disclosures aligned with relevant Global Reporting Initiatives and Sustainability Accounting Standards Board standards. Furthermore, GM engages regularly with shareholders and other stakeholders on these and other critical human rights and sustainability issues. GM will continue to provide robust public disclosure on its actions and engagement on human rights matters, including our expanding engagement with providers of raw materials throughout our supply chain.

Therefore, the Board of Directors recommends a vote AGAINST this shareholder proposal.

80	ITEM NO. 4: SHAREHOLDER PROPOSAL

ITEM NO. 5:

Shareholder Proposal

To Eliminate EV Targets from Incentive Compensation Programs

The National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia 22046, owner of 100 shares of GM common stock, has given notice that it intends to present for action at the Annual Meeting the following shareholder proposal. The shareholder proponent is responsible for the content of the proposal for which we and our Board accept no responsibility.

Whereas: The “scientific consensus”1 2 claims anthropogenically-driven climate change will result in catastrophic impacts to the environment, to the planet, and to humans. Electric vehicles are touted as an essential tool to fight climate change.3 However, research increasingly shows the potential consequences of carbon dioxide emissions have been greatly overstated.4 For example:

•

Corporate climate policy is often guided by the Paris Agreement, which is heavily informed by the Intergovernmental Panel on Climate Change.[5] These targets consistently misrepresent the underlying science, are not legally binding, nor legitimized by scientific evidence.

•

The unrealistic targets assume a return to a previous era of unrestrained fossil fuel usage and heavy reliance on coal power.[6] This extreme scenario is unlikely since most nations have climate policies in place.[7]

•

These apocalyptic predictions have been repeatedly proven false.[8] Climate models used to predict future events “may be overly sensitive to carbon dioxide increases and therefore project future warming that is unrealistically high.”[9]

In addition, EVs are plagued by economic, logistical, and ethical downsides, including:

•	Pre-tax operating profit for the EV division at General Motors Company (“GM” or “Company”) may not be positive until 2025.[10]

•	The division relies on politically controversial EV subsidies[11] that may be repealed under a new U.S. government in 2025.[12]

•	According to an open letter to President Biden signed by almost 4,000 auto dealers, most consumers don’t want EVs.[13]

•

Electric vehicle batteries require large quantities of rare-earth elements, which are overwhelmingly owned, mined, and processed by China.[14] This presents a risk for U.S. companies that could become political targets of the Chinese Communist Party.

•	Battery supply chains are tainted by forced labor.[15] [16]

Supporting Statement: Considering the evidence that EVs are unnecessary, unprofitable, and unethical, GM’s executive pay incentives are an inefficient deployment of company resources:

•	According to the Company’s 2023 proxy statement, the Compensation Committee incorporates strategic goals into executive STIPs.[17]

[1]	https://www.mdpi.com/2225-1154/11/11/215
[2]	https://nypost.com/2023/08/09/climate-scientist-admits-the-overwhelming-consensus-is-manufactured/
[3]	https://www.carbonbrief.org/factcheck-how-electric-vehicles-help-to-tackle-climate-change/
[4]	https:// judithcurry.com/2023/03/28/uns-climate-panic-is-more-politics-than-science/
[5]	https://www.ipcc.ch/sr15/
[6]	https://www.sciencedirect.com/science/article/pii/S0140988317301226
[7]	https://www.carbonbrief.org/explainer-the-high-emissions-rcp8-5-global-warming-scenario/
[8]	https://www.aei.org/carpe-diem/18-spectacularly-wrong-predictions-were-made-around-the-time-of-the-frrst-earthday-in-1970-expect-more-this-year/
[9]	https://www.sciencedaily.com/releases/2020/04/200430113003.htm
[10]	https://www.wsj.com/business/autos/general-motors-finds-itself-in-a-jam-7204ef81
[11]	https://www.wsj.com/articles/subsidies-supercharge-gms-ev-strategy-11668776501
[12]	https://www.politico.com/news/2023/08/16/how-a-republican-president-could-hobble-the-climate-law-OO111555
[13]	https://evvoiceofthecustomer.com/
[14]	https://www.wsj.com/articles/china-set-to-create-new-state-owned-rare-earths-giant-11638545586
[15]	https://www.cnbc.com/2022/06/22/signs-of-forced-labor-found-in-chinas-ev-battery-supply-chain-report.html
[16]	https://news.bloomberglaw.com/esg/ev-phone-makers-warned-on-forced-labor-in-cobalt-supply-chain
[17]	https://investor.gm.com/static-files/b64a3a95-3f28-41e5-b43f-afc8a50c7ce6

ITEM NO. 5: SHAREHOLDER PROPOSAL	2024 Proxy Statement	81

•	The Company’s strategic goals align with its vision of “zero crashes, zero emissions, and zero congestion.” These targets include:

•	“Maximizing our EV opportunity through scale and cost optimization by expanding manufacturing capabilities and operational excellence, while exceeding our financial and structural cost objectives.”

•	“Reimagining the customer experience, while in pursuit of EV leadership and enhancing human experiences across the GM ecosystem.”

These pay incentives reduce management’s strategic flexibility. We believe GM’s executives should focus on maximizing financial performance by pleasing customers. GM’s competitors substantially invest to meet demand for non-electric vehicles.18 The Company cannot afford to be left behind because of misguided executive pay incentives.

Resolved: Shareholders of the General Motors Company request the Executive Compensation Committee of the Board of Directors to revisit its incentive guidelines for executive pay, to emphasize legitimate fiduciary goals, and to consider eliminating EV production metric goals from compensation inducements.

[18]	https://www.wsj.com/business/autos/toyota-chairman-says-people-are-finally-seeing-the-reality-about-evs-3 lfl669c

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

•   Global demand for EVs continues to grow, and GM is committed to growing its EV business profitably.

•   GM’s executive compensation practices are aligned with its four-pronged strategy: maximizing our winning ICE portfolio, growing our EV business profitability, delivering innovative software and services, and refocusing and relaunching our AV business.

Demand for EVs continues to grow, making EVs a critical component of our long-term strategy to drive growth and shareholder value.

U.S. sales of EVs surpassed 1 million vehicles for the first time in 2023 and GM saw a 93% year-over-year increase in EV sales in 2023, and many third-party forecasts are predicting another year of record EV sales in 2024. In addition, in China, new energy vehicles (“NEVs”) accounted for more than a quarter of GM’s total deliveries in 2023, and we expect to build upon this number in 2024 with an intensive NEV launch cadence in that region. While the rate of growth of EV adoption may vary in the short run, we expect EV demand to continue to grow as more vehicle options become available and markets continue to build out their charging infrastructure.

The production and profitable sale of EVs is critical to our long-term strategy to drive shareholder value, and we believe it is essential to align management and shareholder interests through our compensation plans as we continue our transition to an all-electric future.

GM is committed to growing our EV business profitably.

As one of the four pillars of our strategy, we remain committed to growing our EV business profitably. Based on current expectations for EV demand and production growth, strong interest in our vehicles, lower commodity prices, and other factors, we expect our U.S. EV portfolio will become variable profit positive in the second half of this year, and we continue to target low- to mid-single digit EBIT-adjusted margins on our EV portfolio by 2025.

However, if demand conditions change, we’ll take advantage of our manufacturing flexibility in Spring Hill and Ramos Arizpe to build more ICE models and fewer EVs, and we can adjust the mix between different EV products at Factory ZERO. In addition, while we remain committed to an all-electric future, our interim plans include bringing our plug-in hybrid technology to select vehicles in North America. Ultimately, we will follow the customer and build to demand – always with the goal of driving strong shareholder returns.

GM’s executive compensation practices are aligned with its strategy.

As we look ahead, the Company’s priorities and commitments are clear: to maximize the opportunities we have with our winning ICE portfolio, grow our EV business, deliver innovative software and services, and refocus and relaunch our AV business. As discussed in the Compensation Discussion & Analysis section of this Proxy Statement, the Board believes it has the right plans in place to motivate, retain, and drive leaders to deliver results that are aligned with our strategy. Our fully independent Executive Compensation Committee works closely with its independent advisor each year to set appropriate metrics for the Company’s incentive compensation programs. The Committee has designed the Company’s short-term incentive plan to incentivize our executive officers to deliver on GM’s four-pronged strategy: ICE vehicles, EVs, software and services, and AVs.

Therefore, the Board of Directors recommends a vote AGAINST this shareholder proposal.

82	ITEM NO. 5: SHAREHOLDER PROPOSAL

ITEM NO. 6:

Shareholder Proposal

Requesting a Report on the Company’s Use of Deep-Sea Mined Minerals in its Production and Supply Chains

The Woodcock Foundation, 1411 Broadway, 16th Fl, New York, NY 10018, owner of 1,016 shares of GM common stock, has given notice that it intends to present for action at the Annual Meeting the following shareholder proposal. The shareholder proponent is responsible for the content of the proposal for which we and our Board accept no responsibility.

Whereas: The deep sea contains many of the planet’s intact ecosystems and plays a crucial role in regulating the climate.1 Studies indicate that mining this under explored and complex area for battery-related minerals will create irreversible habitat and ecosystem loss and could permanently destroy invaluable carbon storage.2

Deep sea mining (DSM) for mineral deposits found in nodules on the seafloor can be devastating to marine ecosystems, even when performed cautiously. Removing nodules removes habitat.3 Dredging obliterates seafloor life and releases sediment plumes laced with toxic metals that poison marine food chains.4 Studies have found that deep-sea organisms are slow-growing and fragile, and habitats may never recover to pre-impact states.5 The likelihood of biodiversity loss associated with DSM jeopardizes fish-based livelihoods and food supplies.6 As importantly, industrial-scale seafloor exploitation could have grave consequences for the ocean’s ability to absorb carbon dioxide and may lead to release of carbon stores.7

The scientific uncertainty and likely harms of DSM have caused civil society groups, governments, private organizations, and manufacturers to voice deep-seated concerns. Twenty-four governments have established bans, moratoriums, or precautionary pauses on DSM.8 DSM is also at odds with global goals to protect and restore nature, including the Kunming-Montreal Global Biodiversity Framework.9

Finally, the supply of deep-sea minerals is technologically and financially insecure, making it expensive and risky for automakers to incorporate deep-sea sourced minerals into supply chains.10

Companies are responding to the significant reputational risks inherent to such a destructive practice. Electric vehicle manufacturers, including BMW, Volvo, Volkswagen, Rivian, and Renault, have signed a global moratorium on deep sea mining, pledging to keep their supply chains deep-sea-mineral-free until scientific findings are sufficient to assess the environmental risks of DSM.11

Peers’ commitment to a moratorium demonstrates the precautionary principle and the availability of more sustainable methods to obtain minerals. The BMW Group emphasizes that its “sustainability strategy is also relying more on resource-efficient closed-loop material cycles – with the aim of significantly increasing the percentage of secondary material in vehicles.”12

Unlike its peers, General Motors (GM) has not supported a DSM moratorium or taken a public position on DSM, leaving shareholders concerned that the Company is not addressing the serious reputational, financial, and regulatory risks of DSM.13 By taking a public stance on DSM and deep-sea sourced minerals, GM can assure investors that it is addressing the risks of DSM and practicing responsible sourcing.

[1]	https://www.frontiersin.org/articles/10.3389/fclim.2023.1169665/full
[2]	https://www.unepfi.org/wordpress/wp-content/uploads/2022/05/Harmful-Marine-Extractives-Deep-Sea-Mining.pdf, p.11
[3]	https://www.sciencedirect.com/science/article/pii/S0308597X1630495X?via%3Dihub;
https://www.nature.com/articles/s41598-021-91703-4
[4]	https://nhm.openrepository.com/handle/10141/622833, p. 12,13;
https://www.sciencedirect.com/science/article/pii/S0308597X18306407
[5]	https://www.fauna-flora.org/wp-content/uploads/2023/05/fauna-flora-deep-sea-mining-update-report-march-23.pdf, p.17, 26
[6]	https://www.nature.com/articles/s44183-023-00016-8
[7]	https://www.frontiersin.org/articles/10.3389/fmars.2020.00165/full
[8]	https://savethehighseas.org/voices-calling-for-a-moratorium-governments-and-parliamentarians/
[9]	https://planet-tracker.org/wp-content/uploads/2023/06/Deep-Sea-Mining.pdf, p.17
[10]	https://www.blueclimateinitiative.org/sites/default/files/2023-10/whitepaper.pdf, p.1; https://nautil.us/the-dubious-economics-of-deep-sea-mining-309597/
[11]	https://www.stopdeepseabedmining.org/endorsers/
[12]	https://www.press.bmwgroup.com/global/article/detail/T0328790EN/bmw-group-protects-the-deep-seas
[13]	https://www.unepfi.org/wordpress/wp-content/uploads/2022/05/Harmful-Marine-Extractives-Deep-Sea-Mining.pdf, p.34

ITEM NO. 6: SHAREHOLDER PROPOSAL	2024 Proxy Statement	83

Resolved: Shareholders request that General Motors publicly disclose the Company’s policies on the use of deep-sea mined minerals in its production and supply chains.

Supporting Statement: At Board discretion, GM should disclose the criteria it will use for decision making related to the use of deep-sea sourced minerals.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

•   The proposal seeks public disclosure for a risk that currently does not exist in the Company’s supply chain.

•   The Company has a long history of taking a science-based and data-driven approach with regards to its environmental footprint of alternate value chains and will do the same if it decides in the future to pursue a relationship with a terrestrial or undersea extraction supplier.

GM’s commitment to fostering a sustainable supply chain guided by science and data drives our vision for an all-electric future.

GM is committed to actions that will help us contribute to our world’s changing needs. We believe our investments in research and development, design and engineering, manufacturing, and our supply chain will drive us forward as we develop and adopt impactful technologies that will make all-electric, zero-emission vehicles more accessible and affordable. We believe this is critical not only for GM’s business, our workforce, and our customers, but also for contributing to a more sustainable future. To this end, GM is investing heavily in domestic manufacturing and developing an EV supply chain that is secure, sustainable, scalable, and cost competitive — from raw materials through processing and battery manufacturing to final assembly. These significant and strategic investments in the U.S. and with our asset-rich allies include a $650 million equity investment in Lithium Americas – the largest-ever investment by an automaker to produce battery raw materials – and a joint venture with Future M to increase production of cathode active materials in North America, an investment projected to exceed $1 billion.

GM does not currently utilize deep-sea extraction in its supply chain.

GM believes more must be done to build sustainable EV and battery supply chains and increase our chances of success in an increasingly complex geopolitical environment. The continued growth in EV adoption has and will continue to drive significant demand for battery raw materials – and in light of consumer and regulatory pressure to make the EV transition happen as fast as possible, we believe it is important to conduct responsible due diligence on alternative value chains to determine if they are viable. Given the scientific uncertainty, to date, GM has not invested in deep-sea mineral extraction, and we do not currently use – or have plans to use – deep-sea minerals in our supply chain. However, we are following the efforts of respected third parties who are making science-based evaluations in an effort to establish criteria for if and how deep-sea minerals may be extracted sustainably and responsibly in the future. The Company engages regularly with relevant industry organizations and other stakeholders and will continue our deliberative cross-functional evaluation of all new technologies, including deep-sea mineral extraction.

The adoption of new technologies, including those like deep-sea extraction, is subject to GM’s robust processes and policies applicable to onboarding suppliers.

As we state in our Global Environmental Policy, “GM recognizes that healthy, balanced, and functioning ecosystems are vital to the ongoing success of our business and to the livelihoods and wellbeing of our customers, communities, and people everywhere.” Accordingly, GM would treat any hypothetical future engagement with suppliers involved in deep-sea mineral extraction like any other and require the supplier to, at a minimum, (i) comply with its Responsible Minerals Sourcing Policy, which is aligned with the principles established by the Organization for Economic Co-operation and Development, and (ii) commit and live up to strong environmental and social sustainability contract provisions. If the Company opted to pursue a commercial relationship related to deep-sea mineral extraction, approval, and oversight would be managed by the Company’s Senior Leadership Team (or its appropriate delegates), who would consider all relevant risks and uncertainties – including environmental impacts – following adequate due diligence. For additional information about GM’s sourcing and environmental practices, please see gmsustainability.com. where we make our key policies and disclosures publicly available.

Therefore, the Board of Directors recommends a vote AGAINST this shareholder proposal.

84	ITEM NO. 6: SHAREHOLDER PROPOSAL

ITEM NO. 7:

Shareholder Proposal

Requesting a Report on Sustainability Risk in the Company’s Supply Chain

Amy Floyd, owner of 150 shares of GM common stock, has given notice that she intends to present for action at the Annual Meeting the following shareholder proposal. The shareholder proponent is responsible for the content of the proposal for which we and our Board accept no responsibility. We will promptly provide Ms. Floyd’s address upon a shareholder’s request given to our Corporate Secretary at General Motors Company, Mail Code 482-C24-A68, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com.

Whereas: Vehicle manufacturing relies on extraction, processing, and manufacturing of natural resources to provide aluminum,1 steel,2 minerals,3 rubber,4 and leather5 - activities associated with intensive environmental degradation6 and substantial greenhouse gas (GHG) emissions. The aluminum and steel sectors emit billions of tons of carbon dioxide annually.7 By 2050, auto industry demand for aluminum is expected to double8 and global steel demand is predicted to increase by 30%,9 partially attributable to vehicle manufacturing. Without rapid decarbonization, these industries will likely overshoot net-zero pathways meant to avoid catastrophic global temperature rise.

General Motors (GM) issued low-carbon procurement targets for primary steel and aluminum of 10% by 2030. However, because demand for low-carbon steel and aluminum is surging,10,11 the Company may face competitive and reputational risks if it does not join broader initiatives aimed at securing additional supply. Competitors Volvo and Mercedes-Benz have taken steps to support sustainable steel supply by participating in ResponsibleSteel, a standard setting organization. Volvo and Polestar signed on to SteelZero, an initiative that builds demand for low-carbon steel in order to incentivize greater production. Further, Audi, BMW, and Mercedes-Benz participate in the Aluminum Stewardship Initiative, which promotes sustainable aluminum mining and production.

Other materials commonly used in vehicle manufacturing are linked to deforestation. Leather sourced from Brazil is associated with land clearing for cattle raising.12 Rubber tree plantations support the production of 2 billion tires annually,13 resulting in tropical deforestation in Southeast Asia and Africa,14 and mining of bauxite, the precursor to aluminum, accounts for 8% of all mineral-related deforestation.15

Although GM is a founding member of the Global Platform for Sustainable Natural Rubber, it has not disclosed comprehensive information on deforestation risk posed by rubber cultivation, nor on risk mitigation. The Company fails to provide similar disclosures for its leather and mineral supply chains. While GM reported some deforestation risk in 2021 to the internationally recognized reporting platform, CDP, it submitted virtually no information in 2022 and 2023. Without greater disclosure, investors may be under informed about climate and deforestation risks embedded in GM’s supply chain or risk mitigation measures.

Resolved: Proponents request the Company issue an annual report providing additional disclosure on sustainability risks within its supply chain and risk mitigation efforts.

[1]	https://drivesustainability.org/wp-content/uploads/2018/07/Material-Change_VF.pdf
[2]	https://www.sciencedirect.com/science/article/abs/pii/S0301479719315002
[3]	https://drivesustainability.org/wp-content/uploads/2018/07/Material-Change_VF.pdf
[4]	https://e360.yale.edu/features/rubber-plantations-deforestation-tires-electric-vehicles
[5]	https://www.nytimes.com/2021/11/17/climate/leather-seats-cars-rainforest.html.
[6]	https://www.nytimes.com/2021/11/17/climate/leather-seats-cars-rainforest.html.
[7]	https://www.globalefficiencyintel.com/new-blog/2021/global-steel-industrys-ghg ~emissions#:~:text=Based%20on%20total%20steel%20industry,of%20total%20global%20GHG%20emissions.
[8]	https://www.hrw.org/report/2021/07/22/aluminum-car-industrys-blind-spot/why-car-companies-should-address-human-rights
[9]	https://www.weforum.org/publications/the-net-zero-industry-tracker/in-full/steel- industry/#:~: text=Steel%20demand%20is%20projected%20to,role%20in%20decarbonizing%20steel%20supply.
[10]	https://medium.com/@kristinshellbmr/green-steel-market-on-the-rise-targeting-122-9-cagr-by-2030- 590e7393d0cb#:~:text=The%20global%2Ogreen%20steel%20market,by%20the%20conclusion%20of%202030.
[11]	https://intenational-aluminium.org/resource/aluminium-sector-greenhouse-gas-pathways-to-2050-2021/
[12]	https://www.nytimes.com/2021/11/17/climate/leather-seats-cars-rainforest.html
[13]	https://e360.yale.edu/features/rubber-plantations-deforestation-tires-electric-vehicles
[14]	https://www.sciencedirect.com/science/article/pii/S096098222031006X
[15]	https://www.wwf.de/fileadmin/fm-wwf/Publikationen-PDF/Wald/WWF-Studie-Extracted-Forests.pdf. Pg20.

ITEM NO. 7: SHAREHOLDER PROPOSAL	2024 Proxy Statement	85

Supporting Statement: Shareholders recommend that the report be prepared at reasonable cost and omit proprietary information, and, in their discretion, encourage the board and management to assess in the report:

•

The pros and cons of joining global value chain emissions reduction efforts, such as the Aluminum Stewardship Initiative and ResponsibleSteel, and demand aggregation initiatives such as SteelZero and the Sustainable Steel Buyers Platform.

•	Progress toward attaining low-carbon steel and aluminum 2030 procurement targets.

•	Enhancing disclosure of deforestation risk associated with GM’s tire, leather, and mineral supply chains including the potential for adopting targets for eliminating supply chain deforestation.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

•   GM is committed to incorporating responsibly sourced materials into its supply chain, and GM collaborates with organizations inside and outside of the industry to develop sustainable supply chain programs.

•   The requested report is unnecessary because GM already follows robust and transparent reporting practices.

GM is committed to incorporating responsibly sourced materials into its supply chain and is working to increase the sustainable materials used to make its vehicles.

As we transform our business to support production of EVs, we are not only considering end-of-life reusability and recyclability, but also working to ensure the use of sustainable materials in our vehicles from inception. We aim to procure increasingly sustainable materials, with a focus on reducing carbon emissions through process innovation, recycled material content, and renewable and fossil free energy for electricity. We will drive collaboration with our suppliers and apply data-driven strategies that can be customized to the specific attributes of each commodity. In addition, GM has a number of policies that document our commitment to responsibly sourced materials, including our Sustainable Natural Rubber Policy and our Responsible Minerals Sourcing Policy, in addition to our Global Environmental Policy, all which are available at gmsustainability.com.

We know that our suppliers’ commitment to responsible and sustainable operations is a critical component of our vision of zero crashes, zero emissions, and zero congestion. GM’s cross-functional teams work directly with suppliers to integrate sustainability into all aspects of our supply chain. This includes our ESG Supplier Pledge, which invites our Tier 1 suppliers to embrace sustainability in a holistic manner, focusing on commitments related to environmental, social, and governance topics. As part of the Pledge, GM is asking its suppliers to commit to carbon neutrality for their Scope 1 and Scope 2 emissions relevant to products or services provided to GM, with a target of (i) 2035 for manufacturing suppliers that provide vehicle components and purchased equipment and (ii) 2038 for raw materials suppliers that provide raw materials or logistics. In addition, we have announced procurement commitments that are aligned with the goals of the First Movers Coalition with respect to concrete, steel, and aluminum.

GM collaborates with, and is an active member of, organizations inside and outside the automotive industry to develop sustainable and socially responsible supply chain programs.

We work closely with many industry and supply chain-focused organizations, including the Automotive Industry Action Group (AIAG), where we actively participate in the Responsible Materials Working Group and sit on the Corporate Responsibility Steering Committee, and the Suppliers Partnership for the Environment, which convenes companies in the automotive value chain, in partnership with U.S. Environmental Protection Agency, to advance projects with positive environmental, economic and community impact. GM has also partnered with the Responsible Business Alliance (RBA) to provide business ethics, environment, and human rights and working conditions training to our employees and suppliers. Additionally, GM is a member of the Global Platform for Sustainable Natural Rubber (GPSNR) and the First Movers Coalition.

The requested report is unnecessary because GM already follows robust and transparent reporting practices.

GM’s approach to supply chain sourcing and sustainability are addressed in our annual Sustainability Report. Specifically, GM makes disclosures aligned with relevant Global Reporting Initiatives and Sustainability Accounting Standards Board standards. In addition, as a member of GPSNR, we report progress in implementing our Sustainable Natural Rubber Policy annually. Furthermore, GM engages regularly with shareholders and other stakeholders on these and other critical supply chain and sustainability issues. GM will continue to provide robust public disclosure on its actions and engagement on supply chain sustainability matters, including our expanding engagement with providers of raw materials throughout our supply chain. Visit gmsustainability.com for more information.

Therefore, the Board of Directors recommends a vote AGAINST this shareholder proposal.

86	ITEM NO. 7: SHAREHOLDER PROPOSAL

General Information About The Annual Meeting

Voting and Meeting Information

Board Recommendations and Vote Requirements*

Agenda Item	Description	Board Recommendation	Vote Requirement for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Annual Election of Directors	FOR each director nominee	Majority of votes cast	No effect	No effect

2	Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024	FOR	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	Discretionary vote

3	Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation	FOR	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect

4	Shareholder Proposal Requesting a Report on the Use of Child Labor in Connection with the Company’s EV Supply Chain	AGAINST	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect

5	Shareholder Proposal to Eliminate EV Targets from Incentive Compensation Programs	AGAINST	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect

6	Shareholder Proposal Requesting a Report on the Company’s Use of Deep-Sea Mined Minerals in its Production and Supply Chains	AGAINST	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect

7	Shareholder Proposal Requesting a Report on Sustainability Risk in the Company’s Supply Chain	AGAINST	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect
*	See sections 1.7 and 2.2(c) of the Company’s Bylaws for a description of the vote requirements and the impact of abstentions and broker non-votes on the meeting agenda items listed above.

Other Matters to Be Presented at the Annual Meeting

We do not know of any matters to be voted on by shareholders at the Annual Meeting other than those included in this Proxy Statement. If any matter other than the election of directors or items 2 through 8 in this Proxy Statement is properly presented at the meeting, your executed proxy gives the Proxies discretionary authority to vote your shares in accordance with their best judgment with respect to the matter presented.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	2024 Proxy Statement	87

Attending the Virtual Annual Meeting

The Annual Meeting will be held virtually this year. If circumstances warrant, the Board and certain members of management may dial in to the webinar from remote locations and will not be present in person.

How to Participate in the Annual Meeting Online

1.  Visit virtualshareholdermeeting.com/GM2024; and

2. Enter the 16-digit control number included on your Notice, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may log in to the meeting platform beginning at 10:45 a.m. Eastern Time on June 4, 2024. The meeting will begin promptly at 11:00 a.m. Eastern Time.

How to Participate in the Annual Meeting Without Internet Access	Call (877) 328-2502 (toll free) or (412) 317-5419 (international) to listen to the meeting proceedings. If you join via phone, you will not be able to vote your shares during the meeting.

How to Participate in the Annual Meeting Without a 16-digit Control Number	Visit virtualshareholdermeeting.com/GM2024 and register as a guest. If you join as a guest, you will not be able to vote your shares or ask questions during the meeting.

For Help with Technical Difficulties	Call (844) 986-0822 (U.S.) or (303) 562-9302 (international) for assistance.

Additional Questions	Email GM Shareholder Relations at shareholder.relations@gm.com.

Submitting Questions for Our Online Meeting

Submitting Questions Before the Meeting	1. Log in to proxyvote.com; 2. Enter your 16-digit control number; and 3. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.”

Submitting Questions During the Meeting

1.  Log in to the online meeting platform at virtualshareholdermeeting.com/GM2024, type your question in the “Ask a Question” field, and click “Submit”; or

2. Call (877) 328-2502 (toll free) or (412) 317-5419 (international) and press *1 when we announce the question and answer session has opened.

Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Voting at the Annual Meeting

Shareholders of record and beneficial owners who join the Annual Meeting online will be able to vote their shares electronically during the meeting. However, even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy so that your votes will be counted if you later decide not to participate in the Annual Meeting.

Quorum

The presence of the holders of a majority of the outstanding shares of our common stock, in person or by proxy, will constitute a quorum for transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum at the meeting.

Proxies

The Board appointed the following officers to act as Proxies: Mary T. Barra, Craig B. Glidden, and John S. Kim. If you sign and return your proxy card or voting instruction form with voting instructions, one or more of the Proxies will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return your proxy card or voting instruction form without voting instructions, one or more of the Proxies will vote your shares as recommended by the Board.

Who Can Vote

If you are a holder of the Company’s common stock as of the close of business on April 15, 2024, or you hold a valid proxy, you are entitled to vote at the Annual Meeting. On that date, the Company had 1,140,394,855 shares of common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote.

88	GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Without Attending the Annual Meeting

To vote your shares without attending the Annual Meeting, please follow the instructions for voting provided on the Notice, on your proxy card, or on the voting instructions form. When you timely submit your proxy or voting instructions in the proper form, your shares will be voted according to your instructions. If you sign, date, and return the proxy card or voting instructions form without specifying how you wish to cast your vote, your shares will be voted by the Proxies according to the recommendations of the Board, as indicated above. Internet and telephone voting are available 24 hours a day through 11:59 p.m. Eastern Time on Monday, June 3, 2024.

Revoking Your Proxy

After you have submitted your proxy or voting instructions by internet, telephone, or mail, you may revoke it at any time until it is voted at the Annual Meeting. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote your shares electronically during the meeting.

To revoke your proxy, follow the instructions below.

Shareholders of Record	Street Name Shareholders

•   Grant a new proxy bearing a later date (which automatically revokes the earlier proxy);

•   Send a written notice of revocation to the General Motors Company Corporate Secretary at Mail Code 482-C24-A68, 300 Renaissance Center, Detroit, Michigan 48265;

•   Email the General Motors Company Corporate Secretary at shareholder.relations@gm.com; or

•   Participate in the Annual Meeting and vote your shares electronically during the meeting.

•   Notify your broker, bank, or nominee in accordance with that entity’s procedures for revoking your voting instructions; or

•   Participate in the Annual Meeting and vote your shares electronically during the meeting.

Annual Meeting Voting Results

Our independent inspector of elections, Broadridge Financial Services, Inc., will tabulate the vote at the Annual Meeting. We will provide voting results on our website and in a Current Report on Form 8-K filed with the SEC.

“Shareholder of Record” and “Beneficial Shareholder”

If your shares are owned directly in your name in an account with GM’s stock transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares in your account. If your shares are held in an account with a broker, bank, or other nominee as a custodian on your behalf, you are considered a “beneficial shareholder” of those shares, which are held in street name. The broker, bank, or other nominee is considered the shareholder of record for those shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee. If you do not provide voting instructions to your broker, bank, or other nominee, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under NYSE rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters. Therefore, your broker may vote on Item No. 2 (“Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024”) even if you do not provide voting instructions because it is considered a routine matter. Your broker is not permitted to vote on the other agenda items if you do not provide voting instructions because those items involve matters that are considered non-routine.

Householding

SEC rules permit companies to send a single Proxy Statement and Annual Report or Notice to two or more shareholders that share the same address, subject to certain conditions. Each shareholder will continue to receive a separate proxy card or voting instruction form, and it will include the unique 16-digit control number that is needed to vote those shares and to access and vote during the Annual Meeting. This “householding” rule will benefit both the shareholders and GM by reducing the volume of duplicate information shareholders receive and reducing GM’s printing and mailing costs.

If one set of these documents was sent to your household for the use of all GM shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these documents were sent to your household and you want to receive one set, please contact Broadridge Financial Solutions, Inc., by calling toll-free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	2024 Proxy Statement	89

If a broker, bank, or other nominee holds your shares, please contact your broker, bank, or other nominee directly if you have questions about delivery of materials, require additional copies of the Proxy Statement or Annual Report, or wish to receive multiple copies of proxy materials, which would require you to state that you do not consent to householding.

Shareholder Proposals and Director Nominations for the 2025 Annual Meeting

Type of Proposal	Rule 14a-8 Proposals by Shareholders for Inclusion in Next Year’s Proxy Statement	Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)	Other Proposals or Nominees for Presentation at Next Year’s Annual Meeting (including under Rule 14a-19)

Rules/Provisions	SEC rules and our Bylaws permit shareholders to submit proposals for inclusion in our Proxy Statement if the shareholder and the proposal meet the requirements specified in SEC Rule 14a-8.	Our Bylaws permit a shareholder or group of shareholders (up to 20) who have owned a significant amount of common stock (at least 3 percent) for a significant amount of time (at least three years) to submit director nominees (up to 20 percent of the Board or two directors, whichever is greater) for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.	Our Bylaws require that any shareholder proposal, including a director nomination, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access bylaw), but is instead sought to be presented directly at next year’s annual meeting must be received at our principal executive offices no earlier than 180 days and no later than 120 days before the first anniversary of this year’s Annual Meeting.

Deadline for Submitting These Proposals	Proposals must be received at our principal executive offices no later than 11:59 p.m. Eastern Time on December 26, 2024.	Proposals must be received at our principal executive offices no earlier than December 6, 2024, and no later than 11:59 p.m. Eastern Time on February 4, 2025.

Where to Send These Proposals	Mail proposals to our Corporate Secretary at Mail Code 482-C24-A68, 300 Renaissance Center, Detroit, Michigan 48265 or send proposals by email to shareholder.relations@gm.com.

What to Include	Proposals must conform to and include the information required by SEC Rule 14a-8.	Proposals must include information required by our Bylaws, which are available on our website at investor.gm.com/governanceandsustainability, and all requirements in Rule 14a-19(b), if applicable.

Annual Report and Other Investor Materials

You may download a copy of our 2023 Annual Report and 2024 Proxy Statement at investor.gm.com/shareholder. Our other SEC filings are available at investor.gm.com/sec-filings. Alternatively, you may request a printed copy of these publications by writing to Shareholder Relations at General Motors Company, Mail Code 482-C24-A68, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com. Our 2023 Sustainability Report, when published, and our sustainability policies, compliance documents, and political contributions and lobbying disclosures can be found at gmsustainability.com. The reports and information contained in, or that can be accessed from, our websites are not incorporated by reference into, and are not part of, this Proxy Statement.

Cost of Proxy Solicitation

We will pay our cost for soliciting proxies for the Annual Meeting. The Company will distribute proxy materials and follow-up reminders, if any, by mail and electronic means. We have engaged Innisfree M&A Incorporated, a professional proxy solicitation firm located at 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist with the solicitation of proxies and to provide related advice and informational support for a service fee, plus customary disbursements. We expect to pay Innisfree a base fee of $20,000, plus expenses for these services. GM directors, officers, and employees may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.

GM will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. As usual, we will reimburse brokers, banks, and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

90	GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Defined Terms And Commonly Used Acronyms

2023 Form 10-K	GM’s Annual Report on Form 10-K for the year ended December 31, 2023

AAFCF	Adjusted Automotive Free Cash Flow

Annual Meeting	GM’s Annual Meeting of Shareholders to be held on June 4, 2024

AAOCF	Adjusted Automotive Operating Cash Flow

AV	Autonomous Vehicle

Board	GM’s Board of Directors

Bylaws	GM’s Amended and Restated Bylaws, dated as of April 19, 2023

CAP	Compensation Actually Paid

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Code of Conduct	GM’s Code of Conduct: “Winning with Integrity”

Compensation Committee	Executive Compensation Committee

DB	Defined Benefit

DC	Defined Contribution

DE&I	Diversity, Equity, and Inclusion

Director Compensation Plan	General Motors Company Deferred Compensation Plan for Non-Employee Directors

DSU	Deferred Share Unit

EBIT	Earnings Before Interest and Taxes

EPS	Earnings Per Share

ESG	Environmental, Social, and Governance

EUV	Electric Utility Vehicle

EV	Electric Vehicle

EY	Ernst & Young LLP

GAAP	U.S. Generally Accepted Accounting Principles

GHG	Greenhouse Gas

GICS	Global Industry Classification Standard

GM, General Motors, or the Company	General Motors Company

GM Financial	General Motors Financial Company, Inc.

GMI	GM International

GMNA	GM North America

Governance Committee	Governance and Corporate Responsibility Committee

ICE	Internal Combustion Engine

IRC	Internal Revenue Code

LTIP	Long-Term Incentive Plan

M&A	Mergers and Acquisitions

NEO	Named Executive Officer

Notice	Notice Regarding the Availability of Proxy Materials

NQ	Nonqualified

NYSE	New York Stock Exchange

OEM	Original Equipment Manufacturer

PAC	Political Action Committee

Proxies	Mary T. Barra, Craig B. Glidden, and John S. Kim

PSU	Performance Share Unit

R&D	Research and Development

ROIC	Return on Invested Capital

RSU	Restricted Stock Unit

SAR	Stock Appreciation Right

SCT	Summary Compensation Table

SEC	U.S. Securities and Exchange Commission

Senior Leadership Team	Certain members of management who report directly to the CEO or the President

Shares	Unless otherwise indicated, GM’s Common Stock, $0.01 par value per share

STIP	Short-Term Incentive Plan

TSR	Total Shareholder Return

WACC	Weighted Average Cost of Capital

DEFINED TERMS AND COMMONLY USED ACRONYMS	2024 Proxy Statement	91

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APPENDIX A:

Non-GAAP Financial Measures

Non-GAAP Reconciliations

Our Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information.

Our non-GAAP measures presented in this Proxy Statement include: (i) EBIT-adjusted, presented net of noncontrolling interests, (ii) EPS-diluted-adjusted, and (iii) ROIC-adjusted. Our calculation of these non-GAAP measures may not be comparable with similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for related GAAP measures. See our 2023 Form 10-K and our subsequent filings with the SEC for additional information about the non-GAAP measures presented herein, including a description of the use of such measures. The numbers in the tables below may not sum due to rounding.

The following table reconciles Net Income Attributable to Stockholders under GAAP to EBIT-adjusted:

($B)		2023

Net Income Attributable to Stockholders		$10.1

Income Tax Expense		0.6

Automotive Interest Expense		0.9

Automotive Interest Income		(1.1)

Adjustments:

Voluntary separation program(1)	1.0

Buick dealer strategy(2)	0.6

Cruise restructuring(3)	0.5

GM Korea wage litigation(4)	(0.1)

India asset sales(5)	(0.1)

Total Adjustments		1.9

EBIT-adjusted		$12.4

(1)	These adjustments were excluded because they relate to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the U.S.
(2)	These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(3)

These adjustments were excluded because they relate to restructuring costs resulting from Cruise voluntarily pausing its driverless, supervised and manual AV operations in the U.S. while it examines its processes, systems and tools. The adjustments primarily consist of non-cash restructuring charges, supplier related charges and employee separation charges.

(4)	These adjustments were excluded because they relate to the partial resolution of subcontractor matters in Korea.
(5)	These adjustments were excluded because they relate to an asset sale resulting from our strategic decision in 2020 to exit India.

The following table reconciles Diluted Earnings per Common Share under GAAP to EPS-diluted-adjusted:

($ per Share)	2023

Diluted Earnings per Common Share	$7.32

Adjustments(1)	1.36

Tax effect of adjustments(2)	(0.37)

Tax adjustments(3)	(0.64)

EPS-diluted-adjusted	$7.68

(1)	Refer to the reconciliation of Net Income Attributable to Stockholders under GAAP to EBIT-adjusted above for adjustment details.
(2)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(3)	This adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable in Korea.

APPENDIX A: NON-GAAP FINANCIAL MEASURES	2024 Proxy Statement	A-1

The following table summarizes the calculation of ROIC-adjusted:

($B)	2023

EBIT-adjusted(1)	$12.4

Average equity(2)	72.0

Add: Average automotive debt and interest liabilities (excluding finance leases)	16.2

Add: Average automotive net pension and other post-retirement benefits liabilities	8.1

Less: Average automotive net income tax asset	(21.1)

ROIC-adjusted average net assets	75.2

ROIC-adjusted	16.4%

(1)	Refer to the reconciliation of Net Income Attributable to Stockholders under GAAP to EBIT-adjusted above for adjustment details.
(2)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

Adjusted Automotive Free Cash Flow

In the section titled “Compensation Discussion and Analysis,” we present one of our incentive compensation measures, adjusted automotive free cash flow, which is not prepared in accordance with GAAP. Below is a reconciliation of adjusted automotive free cash flow (as calculated for incentive compensation purposes) to Net Automotive Cash Provided by Operating Activities, its nearest GAAP measure. The numbers in the table below may not sum due to rounding.

($B)		2023

Net Automotive Cash Provided by Operating Activities		$20.8

Less: Capital expenditures		(10.7)

Adjustments:

Add: Employee separation costs	0.8

Add: Buick dealer strategy	0.7

Less: Incentive compensation adjustments(1)	(3.2)

Total adjustments		(1.7)

Adjusted Automotive Free Cash Flow (for incentive compensation purposes)		$8.4

(1)

Adjusted for incentive compensation purposes to add back certain recall-related expenses attributable to events occurring in 2014. In addition, at the recommendation of management, and with the approval of the Compensation Committee, this measure was adjusted downward for events that impacted EBIT-adjusted in 2023, but will impact cash flows in future periods.

A-2	APPENDIX A: NON-GAAP FINANCIAL MEASURES

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GENERAL MOTORS COMPANY GENERAL MOTORS GLOBAL HEADQUARTERS MAIL CODE 482-C24-A68 300 RENAISSANCE CENTER DETROIT, MI 48265 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, June 3, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GM2024 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, June 3, 2024. Have your proxy card in hand when you call and then follow the instructions. If you vote by internet or telephone, do not mail this proxy card. VOTE BY MAIL Mark, sign, and date this proxy card and promptly return it in the enclosed postage-paid envelope or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V46894-P10415 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GENERAL MOTORS COMPANY If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date, and return this proxy card. The Board of Directors recommends you vote FOR each Board nominee listed in Item 1. 1. Election of Directors For Against Abstain Nominees: 1a. Mary T. Barra The Board of Directors recommends you vote FOR Board Items For Against Abstain 2 and 3. 1b. Wesley G. Bush 2. Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024 1c. Joanne C. Crevoiserat 3. Advisory Approval of Named Executive Officer Compensation 1d. Linda R. Gooden The Board of Directors recommends you vote AGAINST shareholder For Against Abstain Items 4, 5, 6, and 7.4. Shareholder Proposal Requesting a Report on the Use of Child 1e. Joseph Jimenez Labor in Connection with the Company’s EV Supply Chain 1f. Jonathan McNeill 5. Shareholder Proposal to Eliminate EV Targets from Incentive Compensation Programs 1g. Judith A. Miscik 6. Shareholder Proposal Requesting a Report on the Company’s Use of Deep-Sea Mined Minerals in its Production and Supply Chains 1h. Patricia F. Russo 7. Shareholder Proposal Requesting a Report on Sustainability Risk in the Company’s Supply Chain 1i. Thomas M. Schoewe 1j. Mark A. Tatum 1k. Jan E. Tighe 1l. Devin N. Wenig NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, guardian, trustee, custodian, or in any other representative capacity, give full title as such. Corporations should provide the full name of corporation and name and title of the authorized officer signing the proxy card. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Notice of 2024 Annual Meeting of Shareholders and 2023 Annual Report are available at www.proxyvote.com. Meeting Information Meeting Type: Annual Meeting For holders as of: April 15, 2024 Date: June 4, 2024 Time: 11:00 a.m. Eastern Time Location: Meeting live via the internet only - please visit www.virtualshareholdermeeting.com/GM2024. The company will be hosting the meeting live via the internet only this year. To attend the meeting via the internet please visit www.virtualshareholdermeeting.com/GM2024 and be sure to have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the reverse side of this proxy card). PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE V46895-P10415 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder(s) of General Motors Company authorize(s) Mary T. Barra, Craig B. Glidden, and John S. Kim, and each of them, as proxies with full power of substitution, to vote the common stock of the undersigned in the manner specified on this proxy card and in their discretion upon all other matters (including on the election of any nominees for director that are not identified on this proxy) that may come before the 2024 Annual Meeting of Shareholders of General Motors Company, to be held at 11:00 a.m. Eastern Time on June 4, 2024, or any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors; therefore, if no direction is made, this proxy will be voted FOR General Motors Company’s director nominees in Item 1; FOR Items 2 and 3; and AGAINST Items 4, 5, 6, and 7. YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY Please see the reverse side for internet, mail, and telephone voting instructions. (Continued and to be marked, signed, and dated on the reverse side)